Exhibit 10.2

EXECUTION VERSION

CREDIT AGREEMENT

DATED AS OF JUNE 30, 2009

among

AMEREN CORPORATION

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

CENTRAL ILLINOIS LIGHT COMPANY

ILLINOIS POWER COMPANY

as Borrowers

THE LENDERS FROM TIME TO TIME PARTIES HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Agent

BARCLAYS BANK PLC

as Syndication Agent

BANK OF AMERICA, N.A.,

GOLDMAN SACHS BANK USA,

MORGAN STANLEY BANK, N.A. and

UBS LOAN FINANCE LLC,

as Documentation Agents

J. P. MORGAN SECURITIES INC.

and

BARCLAYS CAPITAL,

AS JOINT ARRANGERS AND JOINT BOOKRUNNERS

ARTICLE I	DEFINITIONS	1

1.1.	Certain Defined Terms	1
1.2.	Plural Forms	23

ARTICLE II	THE CREDITS	23

2.1.	Commitment	23
2.2.	Required Payments; Termination	23
2.3.	Loans	24
2.4.	[omitted]	24
2.5.	[omitted]	24
2.6.	Letters of Credit	24
2.7.	Types of Advances	29
2.8.	Facility Fee; Letter of Credit Fees; Reductions in Aggregate Commitment and Borrower Sublimits	29
2.9.	Minimum Amount of Each Advance	30
2.10.	Optional Principal Payments	31
2.11.	Method of Selecting Types and Interest Periods for New Revolving Advances	31
2.12.	Conversion and Continuation of Outstanding Revolving Advances; No Conversion or Continuation of Eurodollar Advances After Default	31
2.13.	Interest Rates, etc.	32
2.14.	Rates Applicable After Default	32
2.15.	Funding of Loans; Method of Payment	33
2.16.	Noteless Agreement; Evidence of Indebtedness	33
2.17.	Telephonic Notices	34
2.18.	Interest Payment Dates; Interest and Fee Basis	34
2.19.	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans	34
2.20.	Lending Installations	35
2.21.	Non-Receipt of Funds by the Agent	35
2.22.	Replacement of Lender	35
2.23.	[omitted]	36
2.24.	Commitment Increases	36
2.25.	Defaulting Lenders	37

ARTICLE III	YIELD PROTECTION; TAXES	38

3.1.	Yield Protection	38
3.2.	Changes in Capital Adequacy Regulations	39
3.3.	Availability of Types of Advances	40
3.4.	Funding Indemnification	40
3.5.	Taxes	41
3.6.	Lender Statements; Survival of Indemnity	43
3.7.	Alternative Lending Installation	44
3.8.	Allocation of Amounts Payable Among Borrowers	44

ARTICLE IV	CONDITIONS PRECEDENT	44

4.1.	Closing Date	44
4.2.	Effectiveness of Lender Obligations as to the Company	45
4.3.	Accession Dates	46
4.4.	Each Credit Extension	49

ARTICLE V	REPRESENTATIONS AND WARRANTIES	49

5.1.	Existence and Standing	49
5.2.	Authorization and Validity	50
5.3.	No Conflict; Government Consent	50
5.4.	Financial Statements	50
5.5.	Material Adverse Change	51
5.6.	Taxes	51
5.7.	Litigation and Contingent Obligations	51
5.8.	Subsidiaries	51
5.9.	ERISA	51
5.10.	Accuracy of Information	52
5.11.	Regulation U	52
5.12.	Material Agreements	52
5.13.	Compliance With Laws	52
5.14.	Ownership of Properties	52
5.15.	Plan Assets; Prohibited Transactions	52
5.16.	Environmental Matters	53
5.17.	Investment Company Act	53
5.18.	Regulatory Matters	53
5.19.	Insurance	54
5.20.	No Default or Unmatured Default	54
5.21.	Collateral Matters	54

ARTICLE VI	COVENANTS	59

6.1.	Financial Reporting	59
6.2.	Use of Proceeds and Letters of Credit	60
6.3.	Notice of Default	61
6.4.	Conduct of Business	61
6.5.	Taxes	61
6.6.	Insurance	61
6.7.	Compliance with Laws; Federal Energy Regulatory Commission and Illinois Commerce Commission Authorization	61
6.8.	Maintenance of Properties	62
6.9.	Inspection; Keeping of Books and Records	62
6.10.	Merger	62
6.11.	Dispositions of Assets	63
6.12.	Indebtedness of Project Finance Subsidiaries, Investments in Project Finance Subsidiaries or Non Material Subsidiaries and Other Investments; Acquisitions	65

6.13.	Liens	67
6.14.	Affiliates	70
6.15.	Financial Contracts	70
6.16.	Subsidiary Covenants	70
6.17.	Leverage Ratio	71
6.18.	Further Assurances	71
6.19.	[omitted]	72
6.20.	Amendments of Collateral Documents	72
6.21.	[omitted]	73
6.22.	CILCO Preferred Stock	73
6.23.	Funds From Operations Ratio	73

ARTICLE VII	DEFAULTS	73

ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	77

8.1.	Acceleration	77
8.2.	Amendments	78
8.3.	Preservation of Rights	79
8.4.	Release of Liens	79

ARTICLE IX	GENERAL PROVISIONS	79

9.1.	Survival of Representations	79
9.2.	Governmental Regulation	80
9.3.	Headings	80
9.4.	Entire Agreement	80
9.5.	Several Obligations; Benefits of this Agreement	80
9.6.	Expenses; Indemnification	80
9.7.	Numbers of Documents	81
9.8.	Accounting	82
9.9.	Severability of Provisions	82
9.10.	Nonliability	82
9.11.	Confidentiality	83
9.12.	Lenders Not Utilizing Plan Assets	83
9.13.	Nonreliance	83
9.14.	Disclosure	83
9.15.	USA Patriot Act	83

ARTICLE X	THE AGENT	84

10.1.	Appointment; Nature of Relationship	84
10.2.	Powers	84
10.3.	General Immunity	84
10.4.	No Responsibility for Loans, Recitals, etc.	84
10.5.	Action on Instructions of Lenders	85
10.6.	Employment of Agents and Counsel	85
10.7.	Reliance on Documents; Counsel	85
10.8.	Agent’s Reimbursement and Indemnification	85

10.9.	Notice of Default	86
10.10.	Rights as a Lender	86
10.11.	Independent Credit Decision	86
10.12.	Successor Agent	87
10.13.	Agent and Arrangers Fees	87
10.14.	Delegation to Affiliates	87
10.15.	Syndication Agent and Documentation Agents	88

ARTICLE XI	SETOFF; RATABLE PAYMENTS	88

11.1.	Setoff	88
11.2.	Ratable Payments	88

ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	88

12.1.	Successors and Assigns; Designated Lenders	88
12.2.	Participations	90
12.3.	Assignments	91
12.4.	Dissemination of Information	93
12.5.	Tax Certifications	94

ARTICLE XIII	NOTICES	94

13.1.	Notices.	94
13.2.	Change of Address	94

ARTICLE XIV	COUNTERPARTS	95

ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	95

15.1.	CHOICE OF LAW	95
15.2.	CONSENT TO JURISDICTION	95
15.3.	WAIVER OF JURY TRIAL	95

SCHEDULES

Commitment Schedule

LC Commitment Schedule

Pricing Schedule

Schedule 1	-	Subsidiaries

Schedule 2	-	Liens

Schedule 3	-	Restrictive Agreements

Schedule 4	-	Regulatory Authorizations

Schedule 5	-	Contingent Obligations

EXHIBITS

Exhibit A.1	-	Form of Opinion of Counsel for the Company
Exhibit A.2	-	Form of Opinion of Illinois Counsel for Illinois Utilities — Closing Date
Exhibit A.3	-	Form of Opinion of Counsel for Illinois Utilities — Accession Date
Exhibit A.4	-	Form of Opinion of Illinois Counsel for Illinois Utilities — Accession Date
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Assignment and Assumption Agreement
Exhibit D.1	-	Form of Loan/Credit Related Money Transfer Instruction — the Company
Exhibit D.2	-	Form of Loan/Credit Related Money Transfer Instruction — CILCO
Exhibit D.3	-	Form of Loan/Credit Related Money Transfer Instruction — IP
Exhibit D.4	-	[omitted]
Exhibit D.5	-	Form of Loan/Credit Related Money Transfer Instruction — CIPS
Exhibit E	-	Form of Promissory Note (if requested)
Exhibit F	-	Form of Designation Agreement
Exhibit G	-	Subordination Terms
Exhibit H	-	[omitted]
Exhibit I	-	[omitted]
Exhibit J-1	-	Form of CILCO Bond Delivery Agreement
Exhibit J-2	-	Form of CIPS Bond Delivery Agreement
Exhibit J-3	-	Form of IP Bond Delivery Agreement
Exhibit K-1	-	Form of CILCO Supplemental Indenture
Exhibit K-2	-	Form of CIPS Supplemental Indenture
Exhibit K-3	-	Form of IP Supplemental Indenture

CREDIT AGREEMENT

This Credit Agreement, dated as of June 30, 2009, is entered into by and among Ameren Corporation, a Missouri corporation, Central Illinois Public Service Company d/b/a AmerenCIPS, an Illinois corporation, Central Illinois Light Company d/b/a AmerenCILCO, an Illinois corporation, Illinois Power Company d/b/a AmerenIP, an Illinois corporation, the Lenders and JPMorgan Chase Bank, N.A., as Agent. The obligations of the Borrowers under this Agreement will be several and not joint, and the obligations of the Borrowers will not be guaranteed by the Company or any other subsidiary of the Company (including, without limitation, any other Borrower). The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Certain Defined Terms. As used in this Agreement:

“Accession Date” means, with respect to each Illinois Utility, the date on which all the conditions set forth in Section 4.3 shall have been satisfied (or waived in accordance with Section 8.2) with respect to such Illinois Utility, which date may in any such case be the Closing Date.

“Accounting Changes” is defined in Section 9.8 hereof.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which a Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership or limited liability company of any Person.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Advance” means, with respect to any Borrower, Revolving Loans (i) made by the Lenders to such Borrower on the same Borrowing Date or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Loans made to such Borrower of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise (with such percentage being calculated as if such beneficial owner had exercised all its rights to acquire such securities or interests).

“Agent” means JPMCB, not in its individual capacity as a Lender, but in its capacity as contractual representative of the Lenders pursuant to Article X, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as increased or reduced from time to time pursuant to the terms hereof. The initial Aggregate Commitment is Eight Hundred Million Dollars ($800,000,000).

“Aggregate Revolving Credit Exposure” means, at any time, the aggregate of the Revolving Credit Exposures of all the Lenders.

“Agreement” means this Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4; provided, however, that except as provided in Section 9.8, with respect to the calculation of the financial ratios set forth in Section 6.17 and Section 6.23 (and the defined terms used in such Sections), “Agreement Accounting Principles” means generally accepted accounting principles as in effect in the United States as of March 31, 2009, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Alternate Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum and (iii) the sum of (x) (A) the Eurodollar Base Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) divided by (B) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, and (y) one percent (1.0%) per annum, provided that, for the avoidance of doubt, the Eurodollar Base Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service) at approximately 11:00 a.m. London time on such day.

“Ameren/UE Agreement” means (i) the Amended and Restated Five-Year Revolving Credit Agreement dated as of July 14, 2006, among the Company, Union Electric and Genco, the lenders from time to time party thereto and JPMCB, as agent, and (ii) the Supplemental Credit Agreement dated as of June 30, 2009, among the Company, Union Electric and Genco, the lenders from time to time party thereto and JPMCB, as agent, in each case as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

“Applicable Fee Rate” means (a) with respect to the Facility Fee applicable to any Borrower at any time, the percentage rate per annum which is applicable to such fee at such time with respect to such Borrower as set forth in the Pricing Schedule and (b) with respect to the LC Participation Fee applicable to any Borrower at any time, the percentage rate per annum which is applicable to such fee at such time with respect to such Borrower as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to any Borrower, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type to such Borrower, as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities Inc. and its successors and Barclays Capital and its successors, in their respective capacities as Joint Arrangers and Joint Bookrunners.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Assignment Agreement” is defined in Section 12.3.1.

“Augmenting Lender” has the meaning assigned to such term in Section 2.24(a).

“Authorized Officer” of any Borrower means any of the chief executive officer, president, chief operating officer, chief financial officer, treasurer or vice president of such Borrower, acting singly.

“Availability Termination Date” means, as to any Borrower, the earlier of (a) the Commitment Termination Date, (b) the reduction of the Borrower Sublimit of such Borrower to zero pursuant to Section 2.8.3 or termination of the obligation to make Loans to, or issue Letters of Credit for, such Borrower pursuant to Section 8.1 and (c) the date of termination in whole of the Aggregate Commitment and the Commitments pursuant to Section 2.8.3 or Section 8.1 hereof.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Revolving Credit Exposure at such time.

“Borrower Credit Exposure” means, with respect to any Borrower at any time, the aggregate amount of (i) all Revolving Loans made to such Borrower and outstanding at such time and (ii) that portion of the LC Exposure at such time attributable to Letters of Credit issued for the account of such Borrower.

“Borrower Sublimit” means (a) as to CIPS, at any time, the lesser at such time of (i) $135,000,000 and (ii) the aggregate principal amount of the CIPS Credit Agreement Bond, (b) as to CILCO, at any time, the lesser at such time of (i) $150,000,000 and (ii) the aggregate principal amount of the CILCO Credit Agreement Bond, (c) as to IP, at any time, the lesser at such time of (i) $350,000,000 and (ii) the aggregate principal amount of the IP Credit Agreement Bond and (d) as to the Company, $300,000,000 or, in the case of any Borrower, any lesser amount to which the Borrower Sublimit of such Borrower shall have been reduced pursuant to Section 2.8.3; provided that, upon the consummation of any Permitted Illinois Utility Combination, the Borrower Sublimit of the Borrower surviving or resulting from such combination shall be the aggregate of the respective Borrower Sublimits of the Illinois Utilities party to such combination.

“Borrowers” means, at any time, the Company and each of the Illinois Utilities for which the Accession Date has occurred and which has issued one or more First Mortgage Bonds to the Agent as contemplated by Section 4.3 on or prior to such time; provided that from and after such time as the Borrower Credit Exposure of the Company has been reduced to zero and its Borrower Sublimit has been reduced to zero pursuant to Section 2.8.3, the Company shall no longer be a “Borrower” for any and all purposes of this Agreement (including for purposes of Articles VI or VII hereof).

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.11.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Change in Control” means, in respect of any Borrower, (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (ii) the Company shall cease to own, directly or indirectly and free and clear of all Liens or other encumbrances (except for such Liens or other encumbrances permitted by Section 6.13), outstanding shares representing 100% of the ordinary voting power represented by the issued and outstanding common stock of (A) in the case of the Company, any of the Illinois Utilities, and (B) in the case of any other Borrower, such Borrower, in each case on a fully diluted basis, or (iii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (a) nominated by the board of directors of the Company or a committee or subcommittee thereof to which such power was delegated nor (b) appointed by directors so nominated; provided that any individual who is so nominated in connection with a merger, consolidation, acquisition or similar transaction shall be included in such majority unless such individual was a member of the Company’s board of directors prior thereto.

“CILCO” means Central Illinois Light Company d/b/a AmerenCILCO, an Illinois corporation and a Subsidiary of the Company.

“CILCO Bond Delivery Agreement” means an agreement substantially in the form of Exhibit J-1, whereby (i) CILCO agrees to deliver from time to time CILCO Credit Agreement Bond so that the aggregate amount of CILCO Credit Agreement Bond held by the Agent thereunder satisfies the requirements of this Agreement and (ii) the Agent agrees to hold the CILCO Credit Agreement Bond so delivered for the benefit of the Lenders and to distribute all payments made by CILCO on account thereof to the Lenders.

“CILCO Collateral Documents” means the CILCO Bond Delivery Agreement, the CILCO Indenture, the CILCO Credit Agreement Bond, the CILCO Supplemental Indenture and each other agreement, instrument or document executed and delivered pursuant to Section 6.18.1 to secure any of the Obligations of CILCO.

“CILCO Credit Agreement Bond” means, collectively, one or more First Mortgage Bonds substantially in the form set forth in the CILCO Supplemental Indenture issued by CILCO to the Agent pursuant to the CILCO Indenture in the aggregate principal amount required by Section 4.3.6(i).

“CILCO Indenture” means the Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, as supplemented by the CILCO Supplemental Indenture and as heretofore or from time to time hereafter supplemented and amended in compliance herewith and therewith, in each case, between CILCO and the CILCO Trustee.

“CILCO Supplemental Indenture” means the Supplemental Indenture substantially in the form of Exhibit K-1, supplementing the CILCO Indenture to provide for the creation and issuance of the CILCO Credit Agreement Bond.

“CILCO Trustee” means Deutsche Bank Trust Company Americas f/k/a Bankers Trust Company, as Trustee, and any other successors thereto, as trustee under the CILCO Indenture.

“CILCORP” means CILCORP Inc., an Illinois corporation, the parent company of CILCO.

“CILCORP Pledge Agreement” means the Pledge Agreement dated as of October 18, 1999 (as the same has been and may hereafter be supplemented by any other pledge agreement supplement or otherwise amended or modified in compliance herewith), made by CILCORP in favor of The Bank of New York Mellon, as collateral agent thereunder, for the benefit of the collateral agent and secured parties thereunder.

“CIPS” means Central Illinois Public Service Company d/b/a AmerenCIPS, an Illinois corporation and a Subsidiary of the Company.

“CIPS Bond Delivery Agreement” means an agreement substantially in the form of Exhibit J-2, whereby (i) CIPS agrees to deliver from time to time CIPS Credit Agreement Bond so that the aggregate amount of CIPS Credit Agreement Bond held by the Agent thereunder satisfies the requirements of this Agreement and (ii) the Agent agrees to hold the CIPS Credit Agreement Bond so delivered for the benefit of the Lenders and to distribute all payments made by CIPS on account thereof to the Lenders.

“CIPS Collateral Documents” means the CIPS Bond Delivery Agreement, the CIPS Indenture, the CIPS Credit Agreement Bond, the CIPS Supplemental Indenture and each other agreement, instrument or document executed and delivered pursuant to Section 6.18.2 to secure any of the Obligations of CIPS.

“CIPS Credit Agreement Bond” means, collectively, one or more First Mortgage Bonds substantially in the form set forth in the CIPS Supplemental Indenture issued by CIPS to the Agent pursuant to the CIPS Indenture in the aggregate principal amount required by Section 4.3.7(i).

“CIPS Indenture” means the Indenture dated October 1, 1941, as supplemented by the CIPS Supplemental Indenture and as heretofore or from time to time hereafter supplemented and amended in compliance herewith and therewith, in each case, between CIPS and the CIPS Trustees.

“CIPS Supplemental Indenture” means the Supplemental Indenture substantially in the form of Exhibit K-2, supplementing the CIPS Indenture to provide for the creation and issuance of the CIPS Credit Agreement Bond.

“CIPS Trustees” means U.S. Bank National Association and Richard Prokosch, as Trustees, and any other successors thereto, as trustees under the CIPS Indenture.

“Closing Date” means June 30, 2009.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

“Collateral Documents” means the CILCO Collateral Documents, the CIPS Collateral Documents and the IP Collateral Documents.

“Commitment” means, for each Lender, the amount set forth (a) on the Commitment Schedule, (b) in an Assignment Agreement executed pursuant to Section 12.3 opposite such Lender’s name, or (c) in a Commitment Increase Amendment, in each case as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.3, as it may be increased pursuant to Section 2.24 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Increase” has the meaning assigned to such term in Section 2.24(a).

“Commitment Increase Amendment” has the meaning assigned to such term in Section 2.24(a).

“Commitment Schedule” means the Schedule identifying each Lender’s Commitment as of the Closing Date attached hereto and identified as such.

“Commitment Termination Date” means June 30, 2011.

“Commonly Controlled Entity” means, with respect to any Borrower, any trade or business, whether or not incorporated, which is under common control with such Borrower or any subsidiary of such Borrower within the meaning of Section 4001 of ERISA or that, together with such Borrower or any subsidiary of such Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Company” means Ameren Corporation, a Missouri corporation.

“Consolidated Indebtedness” of a Person means at any time the Indebtedness of such Person and its Subsidiaries (or, solely in the case of the Company, its consolidated subsidiaries) which would be consolidated in the consolidated financial statements of such Person under Agreement Accounting Principles calculated on a consolidated basis as of such time; provided, however, that Consolidated Indebtedness shall exclude any Indebtedness incurred as part of any Permitted Securitization.

“Consolidated Net Worth” of a Person means at any time the consolidated stockholders’ equity, preferred stock and Hybrid Securities of such Person and its Subsidiaries (or, solely in the case of the Company, its consolidated subsidiaries) calculated on a consolidated basis in accordance with Agreement Accounting Principles; provided that the amount of Hybrid Securities included in Consolidated Net Worth shall represent no more than 15% of Consolidated Total Capitalization of the Company.

“Consolidated Tangible Assets” means, as to the Company, the total amount of all assets of the Company and its consolidated subsidiaries determined in accordance with Agreement Accounting Principles, and, as to any Illinois Utility, the total amount of all assets of such Illinois Utility and its consolidated Subsidiaries determined in accordance with Agreement Accounting Principles, minus, to the extent included in the total amount of such Borrower’s and its consolidated subsidiaries’ or Subsidiaries’, as applicable, total assets, the net book value of all (i) goodwill, including, without limitation, the excess cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) patents, trademarks, tradenames and copyrights, (v) treasury stock, (vi) franchises, licenses and permits, and (vii) other assets which are deemed intangible assets under Agreement Accounting Principles.

“Consolidated Total Capitalization” means, as to any Borrower at any time, the sum of Consolidated Indebtedness of such Borrower and Consolidated Net Worth of such Borrower, each calculated at such time.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Contribution Percentage” means, at any time with respect to each Borrower, the ratio, expressed as a percentage, of such Borrower’s Borrower Sublimit to the aggregate amount of all the Borrower Sublimits at such time; provided, that if the Commitments or all the Borrower Sublimits shall have been terminated, the Contribution Percentages shall be determined based on the Borrower Sublimits most recently in effect prior to such termination. As of the Closing Date, the Contribution Percentage of each Borrower is (a) in the case of CIPS, 14.5%, (b) in the case of CILCO, 16.0%, (c) in the case of IP, 37.4% and (d) in the case of the Company, 32.1%. The Contribution Percentage with respect to any amount owing by a Borrower shall be determined as of the time such amount became due.

“Conversion/Continuation Notice” is defined in Section 2.12.

“Credit Extension” means the making of an Advance or the issuance of a Letter of Credit hereunder.

“Credit Extension Date” means, with respect to any Borrower, the Borrowing Date for an Advance or the date of issuance of a Letter of Credit to or for the account of such Borrower.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender, as determined by the Agent, that has (a) failed to perform its obligation to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, unless, in the case of a Loan, such obligation is the subject of a good faith dispute, (b) notified any Borrower, the Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after written request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless in the case of any Lender referred to in this clause (e) the Company, the Agent and each Issuing Bank shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or parent company thereof by a governmental authority or an instrumentality thereof. The Agent shall provide written notice to any Lender determined by the Agent to be a Defaulting Lender hereunder (and the Agent shall provide a copy of such determination to the Company).

“Designated Lender” means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to Section 12.1.2.

“Designating Lender” means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 12.1.2.

“Designation Agreement” is defined in Section 12.1.2.

“Disclosed Matters” means the events, actions, suits and proceedings and the environmental matters disclosed in the Exchange Act Documents.

“Documentation Agents” means Bank of America, N.A., Goldman Sachs Bank USA, Morgan Stanley Senior Funding Inc. and UBS Loan Finance LLC.

“Dollar” and “$” means the lawful currency of the United States of America.

“Eligible Designee” means a special purpose corporation, partnership, trust, limited partnership or limited liability company that is administered by the respective Designating Lender or an Affiliate of such Designating Lender and (i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s.

“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Event” means, as to any Borrower, (a) any Reportable Event with respect to such Borrower or any Commonly Controlled Entity of such Borrower; (b) the existence with respect to any Plan of such Borrower or any Commonly Controlled Entity of such Borrower of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan of such Borrower or any Commonly Controlled Entity of such Borrower; (d) the incurrence by such Borrower or any Commonly Controlled Entity of such Borrower of any liability under Title IV of ERISA with respect to the termination of any Plan of such Borrower or any Commonly Controlled Entity of such Borrower; (e) the receipt by such Borrower or any Commonly Controlled Entity of such Borrower from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan of such Borrower or any Commonly Controlled Entity of such Borrower; (f) the incurrence by such Borrower or any Commonly Controlled Entity of such Borrower of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan of such Borrower or any Commonly Controlled Entity of such Borrower; or (g) the receipt by such Borrower or any Commonly Controlled Entity of such Borrower of any notice, or the receipt by any Multiemployer Plan from such Borrower or any Commonly Controlled Entity of such Borrower of any notice, concerning the imposition of “withdrawal liability” (as defined in Part I of Subtitle E of Title IV of ERISA) or a determination that a Multiemployer Plan of such Borrower or any Commonly Controlled Entity of such Borrower is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.14, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, provided that, if no such BBA LIBOR Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which JPMCB or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of JPMCB’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.14, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance to any Borrower for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the then Applicable Margin applicable to such Borrower, changing as and when the Applicable Margin changes.

“Exchange Act Documents” means (a) the Annual Reports of the Company and the Illinois Utilities to the SEC on Form 10-K for the fiscal year ended December 31, 2008, (b) the Quarterly Reports of the Company and the Illinois Utilities to the SEC on Form 10-Q for the fiscal quarter ended March 31, 2009 and (c) all Current Reports of the Company and the Illinois Utilities to the SEC on Form 8-K from January 1, 2009, to June 26, 2009.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located, or any political combination or subdivision or taxing authority thereof.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Existing Illinois Credit Agreements” means (a) the Credit Agreement dated as of July 14, 2006, among the Illinois Utilities, Resources, CILCORP, the lenders from time to time party thereto and JPMCB, as agent and (b) the Credit Agreement dated as of February 9, 2007, among the Illinois Utilities, Resources, CILCORP, the lenders from time to time party thereto and JPMCB, as agent.

“Facility Fee” is defined in Section 2.8.1.

“Facility Termination Date” means the first date on which the Availability Termination Date shall have occurred as to each Borrower.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent in its sole discretion.

“Federal Power Act” means The Federal Power Act, 16 U.S.C. §§ 791(a), et seq., as amended.

“FERC” means the Federal Energy Regulatory Commission.

“FERC Limit” means as to each Illinois Utility (other than IP), the amount set forth below opposite the name of such Illinois Utility:

Illinois Utility	FERC Limit
CIPS	$250,000,000
CILCO	$250,000,000

“First Mortgage Bonds” means bonds or other indebtedness issued by CIPS, CILCO or IP, as applicable, pursuant to the CILCO Indenture, the CIPS Indenture or the IP Indenture, respectively.

“Fitch” means Fitch Ratings and any successor thereto.

“Floating Rate” means, for any day, with respect to a Borrower, a rate per annum equal to the sum of (i) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus (ii) the then Applicable Margin applicable to such Borrower, changing as and when the Applicable Margin changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.14, bears interest at the Floating Rate.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds from Operations” means, for any four-fiscal-quarter period, the “net cash provided by operating activities” of the Company and its consolidated subsidiaries, excluding any “changes in assets and liabilities” taken into account in determining such net cash provided by operating activities in such statement of cash flows (in each case, as such amounts are set forth in the Company’s statement of cash flows for such period).

“Genco” means Ameren Energy Generating Company, an Illinois corporation and a subsidiary of the Company.

“Hybrid Securities” means, on any date (the “Determination Date”), any securities, other than common stock, issued by the Company or a Hybrid Vehicle that meet the following criteria: (a) such securities are classified as possessing a minimum of “intermediate equity content” by S&P, Basket C equity credit by Moody’s, and 50% equity credit by Fitch (or the equivalent classifications then in effect by such agencies), (b) such securities require no repayments or prepayments and no mandatory redemptions or repurchases, in each case prior to a date at least one year after the Commitment Termination Date and (c) the claims of holders of any such securities that are Indebtedness are subordinated to the claims of the Lenders in respect of the Obligations of the Company on terms reasonably satisfactory to the Agent. As used in this definition, “mandatory redemption” shall not include conversion of a security into common stock of the Company or the applicable Hybrid Vehicle.

“Hybrid Vehicle” means a special purpose subsidiary directly owned by the Company, or a trust formed by the Company, in each case for the sole purpose of issuing Hybrid Securities and which conducts no business other than the issuance of Hybrid Securities and activities incidental thereto.

“Illinois Utility” means each of IP, CIPS and CILCO.

“Inactive Subsidiary” means any Subsidiary of a Borrower that (a) does not conduct any business operations, (b) has assets with a total book value not in excess of $1,000,000 and (c) does not have any Indebtedness outstanding.

“Indebtedness” of a Person means, at any time, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than current accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, bonds, debentures, acceptances, or other instruments, (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations of such Person, (viii) reimbursement obligations under letters of credit, bankers acceptances, surety bonds and similar instruments issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable, (ix) Off-Balance Sheet Liabilities, (x) obligations under Sale and Leaseback Transactions, (xi) Net Mark-to-Market Exposure under Rate Management Transactions and (xii) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months (or such other period as may be agreed by each Lender), commencing on the date of such Advance and ending on but excluding the day which corresponds numerically to such date one, two, three or six months (or such other period as each Lender shall have agreed) thereafter; provided, however, that (i) if there is no such numerically corresponding day in such next, second, third or sixth succeeding month (or in the last calendar unit of such other period as each Lender shall have agreed), such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month (or of such calendar unit of such other approved period), (ii) if an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day and (iii) no Interest Period in respect of an Advance to any Borrower may end after the Availability Termination Date for such Borrower. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and, in the case of an Advance comprising Revolving Loans, thereafter shall be the effective date of the most recent conversion or continuation of such Loans.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), undertaking of any Contingent Obligation in respect of any obligation of any other Person or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificates of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“IP” means Illinois Power Company d/b/a AmerenIP, an Illinois corporation and a Subsidiary of the Company.

“IP Bond Delivery Agreement” means an agreement substantially in the form of Exhibit J-3 whereby the Agent (i) acknowledges delivery of the IP Credit Agreement Bond and (ii) agrees to hold the IP Credit Agreement Bond for the benefit of the Lenders and to distribute all payments made by IP on account thereof to the Lenders.

“IP Collateral Documents” means the IP Bond Delivery Agreement, the IP Indenture, the IP Credit Agreement Bond, the IP Supplemental Indenture and each other agreement, instrument or document executed and delivered pursuant to Section 6.18.3 to secure any of the Obligations of IP.

“IP Credit Agreement Bond” means, collectively, one or more First Mortgage Bonds substantially in the form set forth in the IP Supplemental Indenture issued by IP to the Agent pursuant to the IP Indenture in the aggregate principal amount required by Section 4.3.8(i).

“IP Indenture” means the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, as supplemented by the IP Supplemental Indenture and as heretofore or from time to time hereafter supplemented and amended in compliance herewith and therewith, in each case, between IP and the IP Trustee.

“IP Supplemental Indenture” means the Supplemental Indenture substantially in the form of Exhibit K-3, supplementing the IP Indenture to provide for the creation and issuance of the IP Credit Agreement Bond.

“IP Trustee” means The Bank of New York Mellon Trust Company, N.A. as successor to Harris Trust and Savings Bank, as Trustee, and any other successors thereto, as trustee under the IP Indenture.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, at any time, JPMCB and each other person that shall have become an Issuing Bank hereunder as provided in Section 2.6(j), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Agreement” is defined in Section 2.6(j).

“JPMCB” means JPMorgan Chase Bank, N.A.

“LC Commitment” means, as to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.6. The initial amount of each Issuing Bank’s LC Commitment is set forth on the LC Commitment Schedule, or in the case of any additional Issuing Bank, as provided in Section 2.6(j).

“LC Commitment Schedule” means the Schedule identifying each Issuing Bank’s LC Commitment as of the Closing Date attached hereto and identified as such.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrowers at such time. The LC Exposure of any Lender at any time shall be its Pro Rata Share of the total LC Exposure at such time.

“LC Participation Fee” is defined in Section 2.8.2.

“Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns as well as any Person that becomes a “Lender” hereunder pursuant to a Commitment Increase Amendment.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on the administrative information sheets provided to the Agent in connection herewith or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.20.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement or transferred to this Agreement in accordance with Section 2.6(a) on the Closing Date or on an Accession Date.

“Leveraged Lease Sales” means sales by the Company or any Subsidiary of investments, in existence on the date hereof, in assets leased to an unaffiliated lessee under leveraged lease arrangements in existence on the date hereof, including any transactions between and among the Company and/or Subsidiaries that are necessary to effect the sale of such investments to a Person other than the Company or any of its Subsidiaries.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Loan Documents” means this Agreement, the Collateral Documents, the Commitment Increase Amendments and all other documents, instruments, notes (including any Notes issued pursuant to Section 2.16 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Material Adverse Effect” means, with respect to any Borrower, a material adverse effect on (i) the business, Property, condition (financial or otherwise), operations or results of operations of such Borrower, or such Borrower and its Subsidiaries taken as a whole, (ii) the ability of such Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents against such Borrower or the rights or remedies of the Agent or the Lenders thereunder.

“Material Indebtedness” means any Indebtedness (other than any Indebtedness incurred as part of any Permitted Securitization) in an outstanding principal amount of $25,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Money Pool Agreements” means, collectively, (i) that certain Ameren Corporation System Utility Money Pool Agreement, dated as of March 25, 1999, by and among the Company, Ameren Services Company, Union Electric, CIPS, CILCO, IP and Resources, as amended from time to time (including, without limitation, the addition of any of their Affiliates as parties thereto), and (ii) that certain Ameren Corporation System Non-Regulated Subsidiary Money Pool Agreement, dated as of February 27, 2003, by and among the Company, Ameren Services Company, Genco and certain Subsidiaries of the Company excluding Union Electric, CIPS, CILCO and IP, as amended from time to time (including, without limitation, the addition of any of their Affiliates, other than Union Electric, CIPS, CILCO and IP, as parties thereto).

“Moody’s” means Moody’s Investors Service, Inc.

“Moody’s Rating” is defined in the Pricing Schedule.

“Multiemployer Plan” means, with respect to a Borrower or a Commonly Controlled Entity of such Borrower, a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which either is required to contribute.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

“Non-Material Subsidiary” means, with respect to any Borrower, any Subsidiary of such Borrower (a) the consolidated assets of which equal less than $10,000,000, and (b) the consolidated revenues of which equal less than $10,000,000, in each case as of the end of or for the most recent period of four consecutive fiscal quarters for which annual or quarterly financial statements of the Borrower have been filed with the SEC; provided that if at the end of the most recent fiscal quarter or for the most recent period of four consecutive fiscal quarters the combined consolidated assets or combined consolidated revenues of all Subsidiaries of a Borrower that under clauses (a) and (b) above would constitute Non-Material Subsidiaries shall have exceeded 1% of the consolidated total assets or 1% of the consolidated revenues of such Borrower and its Subsidiaries, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed not to be Non-Material Subsidiaries with respect to such Borrower in descending order based on the amounts of their consolidated assets until such excess shall have been eliminated. A Subsidiary shall be deemed to be a Non-Material Subsidiary with respect to a Borrower only from and after the date on which such Subsidiary is expressly designated as a Non-Material Subsidiary by written notice to the Agent executed by an Authorized Officer of such Borrower or an Authorized Officer of the Company acting on behalf of such Borrower.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” is defined in Section 2.16.

“Obligations” means, with respect to any Borrower, all Loans, reimbursement obligations in respect of LC Disbursements, advances, debts, liabilities, obligations, covenants and duties owing by such Borrower to the Agent, any Issuing Bank, any Lender, the Arrangers, any affiliate of the Agent, any Issuing Bank, any Lender or the Arrangers, or any indemnitee under the provisions of Section 9.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and disbursements, paralegals’ fees (in each case whether or not allowed), and any other sum chargeable to any Borrower under this Agreement or any other Loan Document.

“Off-Balance Sheet Liability” of a Person means the principal component of (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Taxes” is defined in Section 3.5(ii).

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last day of each March, June, September and December and the Facility Termination Date.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Illinois Utility Combination” means one or more related transactions in which (a) any or all the Illinois Utilities merge, combine or consolidate with any other Subsidiary of the Company (including any Subsidiary formed for such purpose) and/or one another, (b) the resulting entity succeeds to all the assets and obligations of the constituent entities; provided that no Default or Unmatured Default shall have occurred and be continuing at the time of, or after giving effect to, the consummation of such transaction or transactions, and (c) prior to or concurrently with such transaction, to the extent that any existing Collateral Document or any Lien of the Agent thereon and thereunder would no longer remain in effect or remain perfected, such surviving or resulting entity shall have provided the Agent collateral documents (of a type similar to the Collateral Documents and in form and substance reasonably satisfactory to the Agent) to secure the full amount of the Borrower Sublimit of such entity and to maintain the perfection of all applicable Liens and shall have delivered to the Agent such other instruments, documents and agreements of the type required with respect to the Illinois Utilities pursuant to Sections 4.1, 4.2 and 4.3, in each case, to be in form and substance reasonably satisfactory to the Agent.

“Permitted Securitization” means any sale, grant and/or contribution, or series of related sales, grants and/or contributions, by an Illinois Utility or any Subsidiary of such Illinois Utility of Receivables to a trust, corporation or other entity, where the purchase of such Receivables is funded or exchanged in whole or in part by the incurrence or issuance by the purchaser, grantee or any successor entity of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived primarily from such Receivables (provided, however, that “Indebtedness” as used in this definition shall not include Indebtedness incurred by an SPC owed to such Illinois Utility or to a Subsidiary of such Illinois Utility which Indebtedness represents all or a portion of the purchase price or other consideration paid by the SPC for such receivables or interest therein), where (a) any recourse, repurchase, hold harmless, indemnity or similar obligations of such Illinois Utility or any Subsidiary (other than any SPC that is a party to such transaction) of such Illinois Utility in respect of Receivables sold, granted or contributed, or payments made in respect thereof, are customary for transactions of this type, and do not prevent the characterization of the transaction as a true sale under applicable laws (including debtor relief laws), (b) any recourse, repurchase, hold harmless, indemnity or similar obligations of any SPC in respect of Receivables sold, granted or contributed or payments made in respect thereof, are customary for transactions of this type and (c) such securitization transaction is authorized by an order of the Illinois Commerce Commission pursuant to state legislation specifically authorizing such securitizations.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means, with respect to any Borrower or a Commonly Controlled Entity of such Borrower, at a particular time, any employee benefit plan (other than a Multiemployer Plan) which is covered by ERISA or Section 412 of the Code and in respect of which such Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pricing Schedule” means the Schedule identifying the Applicable Margin and Applicable Fee Rate attached hereto and identified as such.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMCB (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment at such time and the denominator of which is the Aggregate Commitment at such time (in each case, as such Commitments and Aggregate Commitments are adjusted from time to time in accordance with the provisions of this Agreement). If the Aggregate Commitment has been terminated, each Lender’s Pro Rata Share shall be a fraction the numerator of which is such Lender’s Revolving Credit Exposure at such time and the denominator of which is the Aggregate Revolving Credit Exposure at such time (and if there shall be no Revolving Credit Exposures at such time, the Lenders’ Pro Rata Shares shall be determined on the basis of the Revolving Credit Exposures then most recently in effect).

“Project Finance Subsidiary” means any Subsidiary created for the purpose of obtaining non-recourse financing for any operating asset that is the sole and direct obligor of Indebtedness incurred in connection with such financing. A Subsidiary shall be deemed to be a Project Finance Subsidiary only from and after the date on which such Subsidiary is expressly designated as a Project Finance Subsidiary to the Agent by written notice executed by an Authorized Officer; provided that in no event shall any Borrower be designated or deemed a Project Finance Subsidiary.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchasers” is defined in Section 12.3.1.

“Rate Management Transaction” means any transaction linked to one or more interest rates, foreign currencies, or equity prices (including an agreement with respect thereto) now existing or hereafter entered by a Borrower or a Subsidiary (other than a Project Finance Subsidiary) which is a rate swap, basis swap, forward rate transaction, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof.

“Rating Condition” means, with respect to any Person, that, as of such date of determination, such Person’s (i) Moody’s Rating is Baa3 or higher or (ii) S&P Rating is BBB- or higher.

“Receivables” shall mean any accounts receivable, payment intangibles, notes receivable, right to receive future payments and related rights of an Illinois Utility or any Subsidiary of such Illinois Utility in respect of the recovery of deferred power supply costs and/or other costs through charges applied and invoiced to customers of such Illinois Utility or such Subsidiary, as authorized by an order of a public utilities commission pursuant to state legislation specifically authorizing the securitization thereof, or any interests therein.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued under Section 4043 of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, ..23, .26, .27 or .28 of PBGC Reg. § 4043.

“Required Lenders” means Lenders in the aggregate having greater than fifty percent (50%) of the Aggregate Commitment; provided that for purposes of declaring the Loans to be due and payable pursuant to Article VIII and for all purposes after the Loans have become due and payable pursuant to Article VIII and the Aggregate Commitment has been terminated, “Required Lenders” shall mean Lenders in the aggregate holding greater than fifty percent (50%) of the Aggregate Revolving Credit Exposure.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on “Eurocurrency liabilities” (as defined in Regulation D).

“Resources” means AmerenEnergy Resources Generating Company, an Illinois corporation and a Subsidiary of the Company.

“Resources Permitted Debt” means Indebtedness of Resources under one or more Resources Permitted Financings in an aggregate principal amount for all such Indebtedness at any time outstanding not to exceed $300,000,000.

“Resources Permitted Financing” means a revolving or term loan facility entered into by Resources with a non-Affiliate of the Company or a note or bond issuance by Resources providing for general working capital and financing needs (as opposed to financing the acquisition, construction or lease of specific equipment or premises); provided that no Borrower or Subsidiary shall have provided a guarantee with respect to such Indebtedness or otherwise be liable for repayment of any obligations with respect to such facility or issuance.

“Revolving Advance” means an Advance comprised of Revolving Loans.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and such Lender’s LC Exposure at such time.

“Revolving Loan” means, with respect to a Lender, such Lender’s loan made pursuant to its commitment to lend set forth in Section 2.1 (and any conversion or continuation thereof).

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“S&P Rating” is defined in the Pricing Schedule.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“SPC” means a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Receivables in connection with and pursuant to a Permitted Securitization.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Subsidiary” means, with respect to each Borrower, any subsidiary of such Borrower; provided that, in the case of the Company, “Subsidiary” means only CILCORP, the Illinois Utilities, the subsidiaries of CILCORP and the subsidiaries of the Illinois Utilities, including any subsidiary of the Company resulting from or formed in connection with a Permitted Illinois Utility Combination. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary (as defined above) of the Company.

“Substantial Portion” means, with respect to the Property of a Borrower and its Subsidiaries, Property which represents more than 10% of the consolidated assets of such Borrower and its Subsidiaries or property which is responsible for more than 10% of the consolidated net sales or of the consolidated net income of such Borrower and its Subsidiaries, in each case, as would be shown in the consolidated financial statements of such Borrower and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made (or if financial statements have not been delivered hereunder for that fiscal quarter which ends the four fiscal quarter period, then the financial statements delivered hereunder for the quarter ending immediately prior to that quarter).

“Syndication Agent” means Barclays Bank PLC.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

“Transferee” is defined in Section 12.4.

“Transferred Letters of Credit” means each letter of credit outstanding as a “Letter of Credit” under either of the Existing Illinois Credit Agreements as of the Closing Date or that remains outstanding on a cash collateralized basis as of an Accession Date that shall have been designated as a Transferred Letter of Credit in a notice by the applicable Borrower to the applicable Issuing Bank and to the Agent delivered not later than such date (provided that such designation shall have been consented to by the applicable “Issuing Bank” under such Existing Illinois Credit Agreement if it is not an Issuing Bank hereunder).

“2005 Act” means the Public Utility Holding Company Act of 2005, as it may be amended (together with all rules, regulations and orders promulgated or otherwise issued in connection therewith).

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

“Union Electric” means Union Electric Company d/b/a AmerenUE, a Missouri corporation and a subsidiary of the Company.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

1.2. Plural Forms. The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

2.1. Commitment. Subject to the satisfaction of the conditions precedent set forth in Section 4.1, 4.2, 4.3 and 4.4, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make Revolving Loans to each Borrower from time to time from and including the Closing Date (or, in the case of any Illinois Utility, the Accession Date for such Borrower) and prior to the Availability Termination Date for such Borrower in an amount not to exceed its Pro Rata Share of the Available Aggregate Commitment; provided that (i) at no time shall the Aggregate Revolving Credit Exposure exceed the Aggregate Commitment, (ii) at no time shall the Revolving Credit Exposure of any Lender exceed its Commitment and (iii) at no time shall the Borrower Credit Exposure of any Borrower exceed the Borrower Sublimit of such Borrower. Subject to the terms of this Agreement, each Borrower may, severally and not jointly with the other Borrowers, borrow, repay and reborrow Revolving Loans at any time prior to the Availability Termination Date for such Borrower. The commitment of each Lender to lend to each Borrower hereunder shall automatically expire on the Availability Termination Date for such Borrower.

2.2. Required Payments; Termination. Each Borrower, severally and not jointly with the other Borrowers, hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made by such Lender to such Borrower on the Availability Termination Date for such Borrower. Each Eurodollar Advance shall mature at the end of each Interest Period applicable thereto and each Floating Rate Advance shall mature on the 364th day following the day on which such Floating Rate Advance was initially made, in each case subject to the right of the applicable Borrower on such date to convert or continue such Advance as a new Eurodollar Advance or Floating Rate Advance subject to satisfaction of the conditions set forth in Section 4.4. Notwithstanding the termination of the Commitments under this Agreement, until all of the Obligations of each Borrower (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements between each Borrower and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies with respect to such Borrower and its Obligations under this Agreement and the other Loan Documents shall survive.

2.3. Loans. Each Advance hereunder shall consist of Revolving Loans made by the Lenders ratably in accordance with their Pro Rata Shares of the Aggregate Commitment.

2.4. [omitted].

2.5. [omitted].

2.6. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, (i) each Borrower may request the issuance of Letters of Credit for its own account and (ii) the Company may request the issuance of Letters of Credit, jointly, for the account of the Company and a subsidiary of the Company (other than Union Electric, Genco or any Illinois Utility), (and in each case under this clause (ii), the Company shall be considered the sole Borrower under such Letter of Credit for purposes of this Agreement notwithstanding any listing of any subsidiary of the Company as an account party or applicant with respect to such Letter of Credit), in a form reasonably acceptable to the Agent and the applicable Issuing Bank, at any time and from time to time prior to the Availability Termination Date for such Borrower (or, with respect to any Letter of Credit referred to in clause (ii) of this sentence, the Company). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit referred to in clause (ii) of the first sentence of this paragraph, it will be fully responsible for the reimbursement of LC Disbursements, the payment of interest thereon and the payment of LC Participation Fees and other fees due under Section 2.8.2 to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor of the obligations of any subsidiary that shall be a joint account party in respect of any such Letter of Credit). Each Issuing Bank that has issued a Transferred Letter of Credit shall be deemed, without further action by any party hereto, but subject to satisfaction of the conditions set forth in Section 4.4 and in the last two sentences of paragraph (b) below, to have granted to each Lender, and each Lender shall have been deemed to have purchased from such Issuing Bank, a participation in such Transferred Letter of Credit in accordance with paragraph (d) below as of the Closing Date or the applicable Accession Date, as the case may be. The Issuing Banks that are also party to either of the Existing Illinois Credit Agreements agree that, concurrently with such grant, the participations in the Transferred Letters of Credit granted to the lenders under such Existing Illinois Credit Agreement shall be automatically canceled without further action by any of the parties thereto. On and after the Closing Date each Transferred Letter of Credit shall constitute a Letter of Credit for all purposes hereof. Any Lender that issued a Transferred Letter of Credit but shall not have entered into an Issuing Bank Agreement shall have the rights of an Issuing Bank as to such Letter of Credit for purposes of this Section 2.6.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the account party or account parties with respect to such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, such Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit, such Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the Aggregate Revolving Credit Exposure will not exceed the Aggregate Commitment, (ii) the Revolving Credit Exposure of any Lender will not exceed its Commitment, (iii) the Borrower Credit Exposure of any Borrower will not exceed the Borrower Sublimit of such Borrower, (iv) the portion of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Commitment of such Issuing Bank and (v) the LC Exposure will not exceed $200,000,000. If the Required Lenders notify the Issuing Banks that a Default exists with respect to any Borrower and instruct the Issuing Banks to suspend the issuance, amendment, renewal or extension of Letters of Credit for the account of such Borrower, no Issuing Bank shall issue, amend, renew or extend any Letter of Credit for the account of such Borrower or the Company without the consent of the Required Lenders until such notice is withdrawn by the Required Lenders (and each Lender that shall have delivered such notice agrees promptly to withdraw it at such time as no Default exists).

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earliest of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), (ii) the Availability Termination Date for the applicable Borrower and (iii) the date that is five Business Days prior to the Commitment Termination Date; provided that, with the prior consent of the Agent and the applicable Issuing Bank, a Letter of Credit may be extended beyond the Availability Termination Date for the applicable Borrower or the fifth Business Day prior to the Commitment Termination Date, as applicable, so long as the applicable Borrower has deposited in an account with the Agent, in the name of the Agent and for the benefit of the Lenders and such Issuing Bank, as cash collateral pursuant to documentation reasonably satisfactory to the Agent and such Issuing Bank, an amount in cash equal to the aggregate amount of all of its outstanding Letters of Credit with an expiration date later than the Availability Termination Date for the applicable Borrower or the fifth Business Day prior to the Commitment Termination Date, as applicable.

(d) Participations. Effective with respect to the Transferred Letters of Credit upon the occurrence, as applicable, of the Closing Date or the applicable Accession Date, and effective upon the issuance of each other Letter of Credit (or any amendment thereto increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender’s Pro Rata Share (subject to Section 2.25) of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.1 that such payment be financed with a Floating Rate Advance in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Floating Rate Advance. If such Borrower fails to make such payment when due, the Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof and such Lender’s Pro Rata Share thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Pro Rata Share of the payment then due from such Borrower, in the same manner as provided in Section 2.11 with respect to Loans made by such Lender (and Section 2.11 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from such Borrower pursuant to this paragraph, the Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of a Floating Rate Advance as contemplated above) shall not constitute a Loan and shall not relieve such Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be several, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Agent, the Lenders or the Issuing Banks, or any of their respective affiliates, directors, officers or employees, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s wrongful honor or rejection of any such Letter of Credit to the extent arising out of the Issuing Banks’ gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction). In furtherance of the foregoing and without limiting the generality thereof, but subject to any non-waivable provisions of the laws and/or other rules to which a Letter of Credit is subject, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Floating Rate Advances; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.14 shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Cash Collateralization. If any Default with respect to a Borrower shall occur and be continuing, on the Business Day that such Borrower receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to the portion of the LC Exposure as of such date attributable to Letters of Credit issued for the account of such Borrower; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Default with respect to such Borrower described in Sections 7.6 or 7.7. Such deposit shall be held by the Agent as collateral for the payment and performance of the Obligations of such Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made only if and to the extent requested by such Borrower and then only at the option and sole discretion of the Agent, and all at such Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse each Issuing Bank for LC Disbursements under Letters of Credit issued for the account of such Borrower for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of future reimbursement obligations under Letters of Credit issued for the account of such Borrower or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposures representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of such Borrower under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of a Default with respect to such Borrower, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Defaults with respect to such Borrower have been cured or waived. If at any time the cash collateral of any Borrower shall exceed such portion of the LC Exposure as of such date attributable to Letters of Credit issued for the account of such Borrower, the Agent shall apply such excess funds to the payment of such Borrower’s Obligations or (i) if no such Obligations are then due and owing and no Default with respect to such Borrower shall exist, shall release such excess funds to such Borrower or (ii) if no such Obligations are outstanding (other than contingent Obligations in respect of Letters of Credit which are fully collateralized), such excess amount shall be released to such Borrower notwithstanding the existence of a Default in respect of such Borrower.

(j) Designation of Additional Issuing Banks. From time to time, the Borrowers may by notice to the Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form satisfactory to the Borrowers and the Agent, shall set forth the LC Commitment of such Lender and shall be executed by such Lender, the Borrowers and the Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank.

2.7. Types of Advances. Revolving Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.11 and 2.12.

2.8. Facility Fee; Letter of Credit Fees; Reductions in Aggregate Commitment and Borrower Sublimits.

2.8.1 Facility Fee. Each of the Borrowers agrees, severally and not jointly, to pay to the Agent for the account of each Lender a facility fee (the “Facility Fee”) at a per annum rate equal to, in the case of each Illinois Utility and Borrower, the Applicable Fee Rate for it on its Contribution Percentage of such Lender’s Commitment (whether used or unused) from and including the Closing Date to and including the first date following the Closing Date (or, in the case of each Illinois Utility, its Accession Date) on which both such Borrower’s Borrower Credit Exposure shall be zero and the Borrower Sublimit of such Borrower shall be reduced to zero pursuant to Section 2.8.3, payable quarterly in arrears on each Payment Date hereafter and on the Facility Termination Date, provided that, if any Lender continues to have Revolving Credit Exposure outstanding hereunder after the termination of its Commitment (including, without limitation, during any period when Loans or Letters of Credit may be outstanding but new Loans or Letters of Credit may not be borrowed or issued hereunder), then the Facility Fee shall continue to accrue on the aggregate principal amount of the Revolving Credit Exposure of such Lender until such Lender ceases to have any Revolving Credit Exposure and shall be payable on demand.

2.8.2 Letter of Credit Fees. Each Borrower agrees, severally and not jointly with the other Borrowers, to pay (i) to the Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower (the “LC Participation Fee”), which shall accrue at the Applicable Fee Rate on the average daily amount of that portion of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued for the account of such Borrower during the period from and including the Closing Date (or, in the case of each Illinois Utility, its Accession Date) to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any such LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between such Borrower and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank for the account of such Borrower (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date (or, in the case of each Illinois Utility, its Accession Date) to but excluding the later of the date of termination of such Issuing Bank’s LC Commitment and the date on which there ceases to be any such LC Exposure attributable to Letters of Credit issued by such Issuing Bank for such Borrower, as well as each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank for the account of such Borrower or processing of drawings thereunder. LC Participation Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees accrued for the account of any Borrower shall be payable on the Availability Termination Date for such Borrower and any such fees accruing after the Availability Termination Date for such Borrower shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable promptly upon receipt of an invoice therefor.

2.8.3 Termination of and Reductions in Aggregate Commitment and Borrower Sublimits. The Aggregate Commitment and the Commitment of each Lender will automatically terminate on the Commitment Termination Date. The Company (on behalf of itself and all the other Borrowers) may permanently reduce the Aggregate Commitment (with or without reducing any Borrower Sublimit) and each Borrower, or the Company on such other Borrower’s behalf, may permanently reduce its respective Borrower Sublimit (with or without reducing the Aggregate Commitment), in each case, in whole or in part and without penalty or premium, ratably among the Lenders in integral multiples of $5,000,000, upon at least three (3) Business Days’ written notice to the Agent, which notice shall specify, as applicable (a) the aggregate amount of any such reduction and/or (b) the individual amount by which the applicable Borrower Sublimits shall be reduced, provided, however, that (i) the amount of the Aggregate Commitment may not be reduced below the Aggregate Revolving Credit Exposure and (ii) the Borrower Sublimit of any Borrower may not be reduced below the Borrower Credit Exposure of such Borrower.

2.9. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that (i) any Floating Rate Advance may be in the amount of the Available Aggregate Commitment and (ii) any Floating Rate Advance to a Borrower may be in the amount equal to the lesser of the Available Aggregate Commitment and the amount by which the Borrower Sublimit of such Borrower exceeds the Borrower Credit Exposure of such Borrower.

2.10. Optional Principal Payments. Each Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances of such Borrower, or any portion of such outstanding Floating Rate Advances, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof (or, if less, the remaining outstanding principal amount of such Borrower’s Floating Rate Advances), upon at least one (1) Business Day’s prior notice to the Agent. Each Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances of such Borrower, or any portion of such outstanding Eurodollar Advances, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof (or, if less, the remaining outstanding principal amount of such Borrower’s Eurodollar Advances) upon three (3) Business Days’ prior notice to the Agent.

2.11. Method of Selecting Types and Interest Periods for New Revolving Advances. The applicable Borrower shall select the Type of each Revolving Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto; provided that there shall be no more than (a) five (5) Interest Periods in effect with respect to all of the Revolving Loans of any single Borrower at any time or (b) fifteen (15) Interest Periods in effect with respect to all of the Revolving Loans of all the Borrowers at any time, unless such limit has been waived by the Agent in its sole discretion. The applicable Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (New York time) on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)	the Borrower requesting such Borrowing,

(ii)	the Borrowing Date, which shall be a Business Day, of such Advance,

(iii)	the aggregate amount of such Advance,

(iv)	the Type of Advance selected, and

(v)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.

The Agent shall provide written notice of each request for borrowing under this Section 2.11 by 11:00 a.m. (New York time) (or, if later, within one hour after receipt of the applicable Borrowing Notice from such Borrower) on each Borrowing Date for each Floating Rate Advance or on the third Business Day prior to each Borrowing Date for each Eurodollar Advance, as applicable. Not later than 1:00 p.m. (New York time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in Federal or other funds immediately available in New York to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Lenders available to such Borrower at the Agent’s aforesaid address.

2.12. Conversion and Continuation of Outstanding Revolving Advances; No Conversion or Continuation of Eurodollar Advances After Default. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.12 or are repaid in accordance with Section 2.10. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.10 or (y) the applicable Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.9, a Borrower may elect from time to time to convert all or any part of a Revolving Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Notwithstanding anything to the contrary contained in this Section 2.12, during the continuance of a Default or an Unmatured Default with respect to a Borrower, the Agent may (or shall at the direction of the Required Lenders), by notice to such Borrower, declare that no Revolving Advance of such Borrower may be made, converted or continued as a Eurodollar Advance. The applicable Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of (x) the continuation of a Floating Rate Advance to another Floating Rate Advance, not later than 11:00 a.m. (New York time) one (1) Business Day prior to the date of such requested conversion or continuation and/or (y) each conversion of a Floating Rate Advance to a Eurodollar Advance or continuation of a Eurodollar Advance, not later than 11:00 a.m. (New York time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance to be converted or continued, and

(iii)	the amount of the Advance to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.13. Interest Rates, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.12, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.12, at a rate per annum equal to the Floating Rate applicable to such Borrower for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of each Interest Period applicable thereto to (but not including) the earlier of the last day of such Interest Period or the date it is paid in accordance with Section 2.10 at the applicable Eurodollar Rate as determined by the Agent as applicable to such Borrower’s Eurodollar Advance based upon the applicable Borrower’s selections under Sections 2.11 and 2.12 and otherwise in accordance with the terms hereof.

2.14. Rates Applicable After Default. After the occurrence and during the continuance of a Default with respect to any Borrower, the Required Lenders may, at their option, by notice to such Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable during such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default with respect to any Borrower under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances, fees and other Obligations of such Borrower hereunder without any election or action on the part of the Agent or any Lender.

2.15. Funding of Loans; Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent, by 12:00 noon (New York time) on the date when due and shall be applied ratably by the Agent among the Lenders to which such Obligations are owing. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of any Borrower maintained with JPMCB for each payment of principal, interest and fees owed by such Borrower as it becomes due hereunder.

2.16. Noteless Agreement; Evidence of Indebtedness.

(i)	Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)	The Agent shall also maintain accounts in which it will record (a) the date and the amount of each Loan made to each Borrower hereunder, the Type thereof and the Interest Period (in the case of a Eurodollar Advance) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, (c) the effective date and amount of each Assignment Agreement delivered to and accepted by it pursuant to Section 12.3 and the parties thereto, (d) the amount of any sum received by the Agent hereunder from each Borrower and each Lender’s share thereof, and (e) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

(iii)	The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence absent manifest error of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of such Borrower to repay the Obligations in accordance with their terms.

(iv)	Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of Exhibit E (a “Note”). In such event, the applicable Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.17. Telephonic Notices. Each Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of such Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. Each Borrower agrees to deliver promptly to the Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.18. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which such Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of each applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on any Advance that is not paid when due shall be payable on demand and on the date of payment in full. Interest on Eurodollar Advances and fees hereunder shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (New York time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

2.19. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions; Availability of Loans. Promptly after receipt thereof, the Agent will notify each Lender in writing of the contents of each Aggregate Commitment or Borrower Sublimit reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Agent will notify the applicable Borrower and each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Borrower and each Lender prompt notice of each change in the Alternate Base Rate.

2.20. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

2.21. Non-Receipt of Funds by the Agent. Unless the applicable Borrower or a Lender, as the case may be, notifies the Agent prior to the date (or, in the case of a Lender with respect to a Floating Rate Advance under Section 2.11, prior to the time) on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or any payment under Section 2.6(e) or (ii) in the case of a Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or such Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

2.22. Replacement of Lender. If (x) any Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender, (y) any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3, or (z) any Lender is a Defaulting Lender, the Borrowers may elect, if (in the case of clause (x) or (y) above) such amounts continue to be charged or such suspension is still effective, to terminate or replace the Commitment of such Affected Lender (as defined below), or if (I) any Lender invokes Section 9.2 or (II) any Lender has advised that it will not consent to any waiver or amendment of this Agreement that requires the approval of all the Lenders and upon the replacement of any such non-consenting Lender such approval shall be obtained (any Lender subject to any of the foregoing being an “Affected Lender”), the Borrowers may elect to replace the Commitment of such Affected Lender; provided in each of the foregoing cases that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement, and provided further that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrowers and the Agent shall agree, as of such date, to purchase for cash at face amount the Revolving Credit Exposure of the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) each Borrower shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, in each case to the extent not paid by the purchasing lender and (iii) if the Affected Lender is being terminated, each Borrower shall pay to such Affected Lender all Obligations due from such Borrower to such Affected Lender (including the amounts described in the immediately preceding clauses (i) and (ii) plus the outstanding principal balance of such Affected Lender’s Advances and the amount of such Lender’s funded participations in unreimbursed LC Disbursements). Notwithstanding the foregoing, the Borrowers may not terminate the Commitment of an Affected Lender if, after giving effect to such termination, (x) the Aggregate Revolving Credit Exposure would exceed the Aggregate Commitment, or (y) the Borrower Credit Exposure of any Borrower would exceed the Borrower Sublimit of such Borrower.

2.23. [omitted].

2.24. Commitment Increases. (a) The Borrowers may from time to time (and more than one time), by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), executed by the Borrowers and one or more financial institutions (any such financial institution referred to in this Section being called an “Augmenting Lender”), which may include any Lender, cause new Commitments to be extended by the Augmenting Lenders or cause the existing Commitments of the Augmenting Lenders to be increased, as the case may be (the aggregate amount of such increase for all Augmenting Lenders on any single occasion being referred to as a “Commitment Increase”), in an amount for each Augmenting Lender set forth in such notice; provided that (i) the amount of each Commitment Increase shall be not less than $15,000,000, except to the extent necessary to utilize the remaining unused amount of increase permitted under this Section 2.24(a), and (ii) the Aggregate Commitment shall not exceed $800,000,000 after giving effect to the effectiveness of each Commitment Increase. Each Augmenting Lender (if not then a Lender) shall be subject to the approval of the Agent and each Issuing Bank (which approval shall not be unreasonably withheld) and shall not be subject to the approval of any other Lenders, and the Company and each Augmenting Lender shall execute all such documentation as the Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder (such documentation in respect of any Commitment Increase together with the notice of such Commitment Increase being referred to collectively as the “Commitment Increase Amendment” in respect of such Commitment Increase).

(b) Upon each Commitment Increase pursuant to this Section, (i) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Augmenting Lender providing a portion of such Commitment Increase, and each such Augmenting Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such Augmenting Lender) will (subject to Section 2.25) equal such Lender’s Pro Rata Share and (ii) if, on the date of such Commitment Increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effectiveness of such Commitment Increase be prepaid from the proceeds of new Revolving Loans made hereunder (reflecting such Commitment Increase), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.4. The Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(c) Commitment Increases and new Commitments created pursuant to this Section 2.24 shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above or on such other date as agreed upon by the Company, the Agent and the applicable Augmenting Lenders.

(d) Notwithstanding the foregoing, no increase in the Commitments (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless on the date of such increase, the conditions set forth in Section 4.4.1 and 4.4.2 (it being understood that all references to “Credit Extension Date” therein shall be deemed to refer to the date of such Commitment Increase) shall be satisfied as of such date (as though the effectiveness of such increase were a Credit Extension) and the Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Company.

2.25. Defaulting Lenders.

(a) Notwithstanding Section 11.2 or any provision of this Agreement referring to Pro Rata Shares or ratable allocations or any other provision of this Agreement whatsoever to the contrary, if any Lender becomes a Defaulting Lender hereunder, then the following provisions shall apply for so long as such Defaulting Lender is a Defaulting Lender:

(i)	Facility Fees shall cease to accrue on the unused portion of such Defaulting Lender’s Commitment;

(ii)	The Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender (A) which affects such Defaulting Lender differently than other affected Lenders or (B) which provides for the termination of the interest of the Agent in all or any portion of the CILCO Credit Agreement Bond, the CIPS Credit Agreement Bond or the IP Credit Agreement Bond, in each case unless both the Borrower Sublimit and the Borrower Credit Exposure of the applicable Borrower have been reduced to zero, an extension of the Commitment Termination Date, an increase in the Commitment of such Lender, a reduction in the principal amount of such Lender’s Loan or LC Disbursement or in the amount of interest thereon, or any fees payable hereunder, shall require the consent of such Defaulting Lender;

(iii)	All or any part of such Defaulting Lender’s LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their Pro Rata Share of the Aggregate Commitment, but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Credit Exposure plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.4 are satisfied at such time.

(iv)	If the LC Exposure of such Defaulting Lender is reallocated pursuant to subparagraph (iii) above, then the LC Participation Fees payable to the Lenders pursuant to Section 2.8.2 shall be adjusted in accordance with such reallocation.

(v)	If any part of such Defaulting Lender’s LC Exposure is not reallocated pursuant to clause (iii) above, then, (A) without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all LC Participation Fees payable under Section 2.8.2 with respect to such Defaulting Lender’s non-reallocated LC Exposure shall be payable to the Issuing Bank until such non-reallocated LC Exposure is reallocated and (B) each Borrower shall, within one Business Day following notice by the Agent, cash collateralize such Defaulting Lender’s unallocated LC Exposure in accordance with the procedures set forth in Section 2.6(h) for so long as such LC Exposure is outstanding.

(vi)	The Agent shall adjust the allocation of payments hereunder to ensure that a Defaulting Lender does not receive payment in respect of any Loan or LC Disbursement that it did not fund or to reflect any of the actions or adjustments referred to in this paragraph (a).

(b) In the event that each of the Agent, the Company and the Issuing Banks agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment (or, if such Commitment has been terminated, as last in effect) and on such date such Lender shall purchase, at par, such of the Revolving Loans of the other Lenders as the Agent shall determine may be necessary in order for such Lender to hold such Revolving Loans in accordance with its Pro Rata Share and any cash collateralization provided by any Borrower pursuant to subsection (a)(v) immediately above shall be immediately returned to such Borrower.

ARTICLE III

YIELD PROTECTION; TAXES

3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

3.1.1 subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

3.1.2 imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

3.1.3 imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Commitment or Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Commitment or Eurodollar Loans or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Commitment or Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Commitment or Eurodollar Loans or to reduce the return received by such Lender or applicable Lending Installation in connection with such Commitment or Eurodollar Loans, then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand, accompanied by the written statement required by Section 3.6, by such Lender, the Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Revolving Credit Exposure or its Commitment hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of, or change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

3.3. Availability of Types of Advances. If (x) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or (iii) no reasonable basis exists for determining the Eurodollar Base Rate, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by the applicable Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by such Borrower for any reason, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance; provided that a Defaulting Lender required to assign its Loans under Section 2.22 shall not be entitled to compensation under this Section 3.4 in connection with such assignment. Such loss or cost shall be deemed to be an amount determined by such Lender (if and to the extent such Lender, in its sole discretion, elects to impose such a charge) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Advance had such event not occurred, at the Eurodollar Base Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Advance), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market.

3.5. Taxes.

(i)	All payments by any Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If a Borrower is required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower shall make such deductions, (c) such Borrower shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law and (d) such Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof or, if a receipt cannot be obtained with reasonable efforts, such other evidence of payment as is reasonably acceptable to the Agent, in each case within 30 days after such payment is made.

(ii)	In addition, the Borrowers shall pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).

(iii)	The Borrowers shall indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this Section 3.5(iii) shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

(iv)	Each Lender shall deliver to the Agent and the applicable Borrower, not more than ten Business Days after the date on which it becomes a party to this Agreement (but in any event before a payment is due to it hereunder), two duly completed copies of:

(a)	in the case of a Lender that is a U.S. Person, IRS Form W-9,

(b)	in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS form W-8BEN establishing an exemption from U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty,

(c)

in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, both (1) IRS Form W-8BEN and (2) a certificate to the effect that such Lender is not (A) a “bank” within the meaning of Section

881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected,

(d)	in the case of a Non-U.S. Lender for which payments under any Loan Document constitute income that is effectively connected with such Non-U.S. Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI,

(e)	in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms described in parts (a), (b), (c), (d) and (f) of this Section 3.5(iv) that would be required of each such beneficial owner, if such beneficial owner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may certify that the requirements for such exemption are met on behalf of such partners or

(f)	any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding tax, together with any other documentation necessary to enable the applicable Borrower or the Agent to determine the amount of tax (if any) required by law to be withheld.

Each Lender shall deliver to each of the Borrowers and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrowers or the Agent. Notwithstanding the foregoing in this Section 3.5(iv), no Lender shall have any obligation under this Section 3.5(iv) if an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of U.S. federal income tax.

(v)

For any period during which a Lender has failed to provide the appropriate forms contemplated by Section 3.5(iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which such Lender became a party to this Agreement (or, in the case of a Non-U.S.

Lender that becomes a Lender pursuant to an assignment, unless and to the extent the assigning Lender was entitled, at the time of the assignment, to receive additional amounts with respect to such withholding taxes pursuant to this Section 3.5)), such Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under Section 3.5(iv) above, each Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(vi)	If the IRS or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all reasonable costs and expenses related thereto (including attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vi) shall survive the payment of the Obligations and termination of this Agreement until the later of (i) the expiration of the statute of limitations (taking into account all extensions) for the assessment of such tax or (ii) the conclusion of any audit with respect to such tax.

3.6. Lender Statements; Survival of Indemnity. Each Lender shall deliver a written statement of such Lender to the applicable Borrower (with a copy to the Agent and each applicable Borrower) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on such Borrower in the absence of manifest error, and upon reasonable request of such Borrower, such Lender shall promptly provide supporting documentation describing and/or evidence of the applicable event giving rise to such amount to the extent not inconsistent with such Lender’s policies or applicable law. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the applicable Borrower of such written statement. The obligations of each Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. Notwithstanding the foregoing, the Borrowers shall not be responsible for any reimbursement of any such amount under Section 3.1, 3.2, 3.4 or 3.5 which shall have accrued and of which the applicable Lender shall have become aware more than 180 days prior to its delivery to the Borrower of notice requesting reimbursement thereof.

3.7. Alternative Lending Installation. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. A Lender’s designation of an alternative Lending Installation shall not affect the Borrowers’ rights under Section 2.22 to replace a Lender.

3.8. Allocation of Amounts Payable Among Borrowers. Each amount payable by “the Borrowers” under this Article shall be an obligation of, and shall be discharged (a) to the extent arising out of acts, events and circumstances related to a particular Borrower, by such Borrower and (b) otherwise, by all the Illinois Utilities and all the Borrowers, with each of them being severally liable for its Contribution Percentage of such amount.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Closing Date. The Closing Date shall occur and the Credit Agreement shall become effective on the date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 8.2) and each of the Borrowers delivers to the Agent the items specified below:

4.1.1 Copies of the articles or certificate of incorporation of each Borrower, together with all amendments thereto, certified by the secretary or an assistant secretary of such Borrower, and a certificate of good standing with respect to each Borrower from the appropriate governmental officer in its jurisdiction of incorporation.

4.1.2 Copies, certified by the Secretary or Assistant Secretary of each Borrower, of its by-laws and of its Board of Directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower is a party.

4.1.3 An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.

4.1.4 Evidence satisfactory to the Agent that (i) each of the Existing Illinois Credit Agreements shall have been or shall simultaneously with the effectiveness of this Agreement on the Closing Date be terminated (except for those provisions that expressly survive the termination thereof), and all loans and letters of credit outstanding, if any, and other amounts owed to the lenders or agents thereunder shall have been, or shall simultaneously with the effectiveness of this Agreement be, paid or terminated in full (or, in the case of letters of credit, other than Transferred Letters of Credit, cash collateralized in a manner satisfactory to the Agent and to the applicable issuing banks thereunder), and (ii) an amendment to extend the Ameren/UE Agreement to a final maturity not sooner than July 7, 2011, with extended commitments in an aggregate amount not less than $750,000,000, shall be effective.

4.2. Effectiveness of Lender Obligations as to the Company. The obligations of the Lenders and the Issuing Banks to make the initial Credit Extensions hereunder to the Company shall not become effective until the date on which each of the following conditions precedent with respect to the Company is satisfied (or waived in accordance with Section 8.2) and the Company delivers to the Agent the items specified below:

4.2.1 A certificate, signed by the Chairman, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, any Senior Vice President, any Vice President or the Treasurer of the Company, stating that on the Closing Date (a) no Default or Unmatured Default in respect of the Company has occurred and is continuing, and (b) all of the representations and warranties of the Company in Article V shall be true and correct in all material respects as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

4.2.2 A written opinion of the Company’s counsel, in form and substance satisfactory to the Agent and addressed to the Lenders, in substantially the form of Exhibit A.1, and the written opinion of counsel for the Illinois Utilities, in form and substance satisfactory to the Agent and addressed to the Lenders, in substantially the form of Exhibit A.2.

4.2.3 A counterpart of this Agreement signed on behalf of each party hereto, or written evidence satisfactory to the Agent (which may include a telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

4.2.4 Any Notes of the Company requested by Lenders pursuant to Section 2.16 payable to the order of each such requesting Lender.

4.2.5 Written money transfer instructions of the Company, in substantially the form of Exhibit D.1, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

4.2.6 All documentation and other information that any Lender shall reasonably have requested in respect of the Company in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

4.2.7 Such other documents as any Lender or its counsel may have reasonably requested.

4.3. Accession Dates. The Accession Date for any Illinois Utility shall not occur, and the obligations of the Lenders and the Issuing Banks to make Credit Extensions hereunder to such Illinois Utility shall not become effective, until the date on which each of the following conditions precedent is satisfied (or waived in accordance with Section 8.2) with respect to such Illinois Utility and such Illinois Utility delivers to the Agent the items specified below:

4.3.1 A certificate, signed by the Chairman, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, any Senior Vice President, any Vice President or the Treasurer of such Illinois Utility, stating that on the applicable Accession Date (a) no Default or Unmatured Default in respect of such Illinois Utility has occurred and is continuing (with compliance with Section 6.12.2 being determined for purposes of this Section 4.3.1 as if Section 6.12.2 were applicable to such Illinois Utility on and after the Closing Date), and (b) all of the representations and warranties of such Illinois Utility in Article V and in each Collateral Document to which such Illinois Utility is a party shall be true and correct in all material respects as of such date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

4.3.2 Written opinions of such Illinois Utility’s counsel, in form and substance satisfactory to the Agent and addressed to the Lenders, in substantially the form of Exhibits A.3 and A.4.

4.3.3 Delivery of copies of such Illinois Utility’s required regulatory authorizations identified on Schedule 4.

4.3.4 Any Notes of such Illinois Utility requested by Lenders pursuant to Section 2.16 payable to the order of each such requesting Lender.

4.3.5 Written money transfer instructions of such Illinois Utility, in substantially the form of Exhibit D.2, D.3 or D.4, as applicable, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

4.3.6 In the case of CILCO, the Agent shall have received:

(i)	The CILCO Credit Agreement Bond in the aggregate principal amount equal to CILCO’s Borrower Sublimit as of the Accession Date.

(ii)	A certificate of a duly authorized officer of the CILCO Trustee, certifying that the CILCO Credit Agreement Bond has been authenticated and is outstanding under the CILCO Indenture.

(iii)	A certificate of a duly authorized officer of CILCO certifying that attached thereto is (x) a true, correct and complete copy of the CILCO Indenture, as amended and supplemented by supplemental indentures, including the CILCO Supplemental Indenture, omitting copies of supplemental indentures that provide solely for the establishment and issuance of particular series of bonds or the addition of property, (y) a listing of the supplemental indentures currently in effect and confirming that the supplemental indentures specifically identified in such list as having amended or modified the terms of the CILCO Indenture as theretofore in effect (as opposed to merely establishing series of bonds or adding property) are the only supplemental indentures or other instruments in effect that have so amended or modified the CILCO Indenture and (z) a true, correct and complete copy of the CILCO Supplemental Indenture (provided that if any of the foregoing agreements shall have been delivered to the Agent under a similar officer’s certificate in connection with an “Accession Date” under an Existing Illinois Credit Agreement, the requirement in clause (x) above may be satisfied by delivery of a certificate of an officer of CILCO making reference to such prior officer’s certificate and certifying that, as of the present Accession Date, such agreements remain in full force and effect and, except as set forth in such present certification, have not been modified, supplemented or otherwise amended (other than by any supplemental indenture entered into to merely establish a series of bonds or add property to the trust estate therefor).

(iv)	The CILCO Bond Delivery Agreement, executed and delivered by CILCO.

4.3.7 In the case of CIPS, the Agent shall have received:

(i)	The CIPS Credit Agreement Bond in the aggregate principal amount equal to CIPS’s Borrower Sublimit as of the Accession Date.

(ii)	A certificate of a duly authorized officer of the CIPS Trustee, certifying that the CIPS Credit Agreement Bond has been authenticated and is outstanding under the CIPS Indenture.

(iii)

A certificate of a duly authorized officer of CIPS certifying that attached thereto is (x) a true, correct and complete copy of the CIPS Indenture, as amended and supplemented by supplemental indentures, including the CIPS Supplemental Indenture, omitting copies of supplemental indentures that provide solely for the establishment and issuance of particular series of bonds or the addition of property, (y) a listing of the supplemental indentures currently in effect and confirming that the supplemental indentures specifically identified in such list as having amended or modified the terms of the CIPS Indenture as theretofore in effect (as opposed to merely establishing series of bonds or adding property) are the only supplemental indentures or other instruments in effect that have so amended or modified the CIPS Indenture and (z) a complete and correct copy of the CIPS Supplemental Indenture (provided that if any of the foregoing agreements shall have been delivered to the Agent under a similar officer’s certificate in connection with an “Accession Date” under an Existing Illinois

Credit Agreement, the requirement in clause (x) above may be satisfied by delivery of a certificate of an officer of CIPS making reference to such prior officer’s certificate and certifying that, as of the present Accession Date, such agreements remain in full force and effect and, except as set forth in such present certification, have not been modified, supplemented or otherwise amended (other than by any supplemental indenture entered into to merely establish a series of bonds or add property to the trust estate therefor).

(iv)	The CIPS Bond Delivery Agreement, executed and delivered by CIPS.

4.3.8 In the case of IP, the Agent shall have received:

(i)	The IP Credit Agreement Bond in the aggregate principal amount equal to IP’s Borrower Sublimit as of the Accession Date.

(ii)	A certificate of a duly authorized officer of the IP Trustee, certifying that the IP Credit Agreement Bond has been authenticated and is outstanding under the IP Indenture.

(iii)	A certificate of a duly authorized officer of IP certifying that attached thereto is (x) a true, correct and complete copy of the IP Indenture, as amended and supplemented by supplemental indentures, including the IP Supplemental Indenture, omitting copies of supplemental indentures that provide solely for the establishment and issuance of particular series of bonds or the addition of property, (y) a listing of the supplemental indentures currently in effect and confirming that the supplemental indentures specifically identified in such list as having amended or modified the terms of the IP Indenture as theretofore in effect (as opposed to merely establishing series of bonds or adding property) are the only supplemental indentures or other instruments in effect that have so amended or modified the IP Indenture and (z) a complete and correct copy of the IP Supplemental Indenture (provided that if any of the foregoing agreements shall have been delivered to the Agent under a similar officer’s certificate in connection with an “Accession Date” under an Existing Illinois Credit Agreement, the requirement in clause (x) above may be satisfied by delivery of a certificate of an officer of IP making reference to such prior officer’s certificate and certifying that, as of the present Accession Date, such agreements remain in full force and effect and, except as set forth in such present certification, have not been modified, supplemented or otherwise amended (other than by any supplemental indenture entered into to merely establish a series of bonds or add property to the trust estate therefor).

(iv)	The IP Bond Delivery Agreement, executed and delivered by IP.

4.3.9 All documentation and other information that any Lender shall reasonably have requested in respect of such Illinois Utility in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

4.4. Each Credit Extension. The Lenders and the Issuing Banks shall not be required to make any Credit Extension to a Borrower unless on the applicable Credit Extension Date:

4.4.1 There exists no Default or Unmatured Default with respect to such Borrower and no Default or Unmatured Default with respect to such Borrower will result from such Credit Extension or from the use of the proceeds therefrom.

4.4.2 The representations and warranties of such Borrower contained in Article V (other than, in the case of a Borrower that has met the Rating Condition as of the Credit Extension Date, the representations and warranties set forth in Section 5.5 and 5.7) and in each Collateral Document securing the Obligations of such Borrower to which the applicable Borrower or any of its Subsidiaries is party are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

4.4.3 All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

4.4.4 All required regulatory authorizations of FERC and the Illinois Commerce Commission in respect of such Credit Extension to such Borrower shall have been obtained and shall be effective.

Each Borrowing Notice or request for the issuance of a Letter of Credit with respect to each such Credit Extension to a Borrower shall constitute a representation and warranty by the applicable Borrower that the conditions contained in Sections 4.4.1, 4.4.2 and 4.4.4 have been satisfied. Any Lender or Issuing Bank may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to each Lender, each Issuing Bank and the Agent, as to such Borrower and, as applicable, its Subsidiaries, as of each of (i) (x) in the case of the Company, the Closing Date, and (y) in the case of each Illinois Utility, its Accession Date, and (ii) each date as of which such Borrower is deemed to make the representations and warranties set forth in this Article under Section 4.4.

5.1. Existence and Standing. Such Borrower and each of its Subsidiaries (other than any Project Finance Subsidiary or Non-Material Subsidiary or an SPC) is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, other than the failure of any such Borrower to be qualified to transact business in any such jurisdiction to the extent such failure could not reasonably be expected to result in a Material Adverse Effect.

5.2. Authorization and Validity. Such Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by such Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing.

5.3. No Conflict; Government Consent. Neither the execution and delivery by such Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower or any of its Subsidiaries or (ii) such Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of the Ameren/UE Agreement or any indenture, any material instrument or any material agreement to which such Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Borrower or a Subsidiary pursuant to the terms of, the Ameren/UE Agreement or any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Borrower or any of its Subsidiaries, is required to be obtained by such Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings and issuances of Letters of Credit under this Agreement, the payment and performance by such Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

5.4. Financial Statements. The consolidated financial statements of such Borrower, audited by PricewaterhouseCoopers LLP, as of and for the fiscal year ended December 31, 2008, and the unaudited consolidated balance sheet of such Borrower as of March 31, 2009, and the related unaudited statement of income and statement of cash flows for the three-month period then ended, copies of which have been furnished to each Lender, fairly present in all material respects (subject in the case of such balance sheet and statement of income for the period ended March 31, 2009, to the absence of footnotes and subject to year-end adjustments) the consolidated financial condition of such Borrower at such dates and the consolidated results of the operations of such Borrower for the periods ended on such dates, were prepared, except in the case of such unaudited statements, in accordance with generally accepted accounting principles in effect on the dates such statements were prepared (except for the absence of footnotes and subject to year end audit adjustments) and fairly present the consolidated financial condition and operations of such Borrower at such dates and the consolidated results of their operations for the periods then ended. Except as disclosed in the financial statements referred to above or in the notes thereto or on Schedule 5 hereto, neither such Borrower nor any of its Subsidiaries has as of the Closing Date any material contingent liabilities.

5.5. Material Adverse Change. Since December 31, 2008, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of such Borrower and its Subsidiaries (other than any Project Finance Subsidiary) which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower, except for the Disclosed Matters.

5.6. Taxes. Such Borrower and its Subsidiaries have filed all U.S. federal tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by such Borrower or any of its Subsidiaries, except in respect of such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists (except as permitted by Section 6.13.2). No claims have been, or are being, asserted with respect to such taxes that could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower and no Liens have been filed with respect to such taxes (other than as permitted pursuant to Section 6.13.2). The charges, accruals and reserves on the books of such Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate. Except as provided in the following sentence, the IRS has closed audits of the U.S. federal income tax returns filed by such Borrower for all periods through the calendar taxable year ending December 31, 2004. The IRS has not closed audits of the CILCORP U.S. federal income tax returns for the calendar year ending December 31, 1998 and the portion of calendar year 1999 that ended with CILCORP’s acquisition by AES Corporation, which returns included CILCO. The IRS has not closed audits of CILCORP for subsequent periods.

5.7. Litigation and Contingent Obligations. Other than the Disclosed Matters, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of its officers, threatened against or affecting such Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower or which seeks to prevent, enjoin or delay the making of any Loans to such Borrower.

5.8. Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of such Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by such Borrower or other Subsidiaries of such Borrower. As of the Closing Date, all the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

5.10. Accuracy of Information. The information, exhibits or reports (other than budgets, forecasts, projections and forward looking statements (collectively, “Projections”)) with respect to such Borrower furnished to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents as of the date furnished do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading. The Projections with respect to such Borrower furnished to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents as of the date furnished shall have been prepared in good faith based upon assumptions believed by such Borrower to be reasonable at the time such Projections were prepared.

5.11. Regulation U. Neither such Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (as defined in Regulation U), and after applying the proceeds of each Advance, margin stock (as defined in Regulation U) will constitute less than 25% of the value of those assets of such Borrower and its Subsidiaries that are subject to any limitation on sale, pledge, or any other restriction hereunder.

5.12. Material Agreements. Neither such Borrower nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower as described in clauses (ii) and/or (iii) of the definition thereof. Neither such Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument (other than any of the foregoing evidencing or governing Indebtedness) to which it is a party, which default could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

5.13. Compliance With Laws. Except for the Disclosed Matters, such Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, non-compliance with which could reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

5.14. Ownership of Properties. Such Borrower and its Subsidiaries have good title to or rights to use (except for minor defects in title that do not interfere with their ability to conduct their business as currently conducted or to utilize such properties for the intended purposes), free of all Liens other than those permitted by Section 6.13, all of the assets material to the business of such Borrower and its Subsidiaries, taken as a whole.

5.15. Plan Assets; Prohibited Transactions. Such Borrower is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and assuming the accuracy of the representations and warranties made in Section 9.12 and in any assignment made pursuant to Section 12.3.3, neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.16. Environmental Matters. In the ordinary course of its business, the officers of such Borrower consider the effect of Environmental Laws on the business of such Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to such Borrower due to Environmental Laws. On the basis of this consideration, such Borrower has concluded that, other than the Disclosed Matters, there exists no violation of, no actual or contingent liability under, and no requirement under any Environmental Laws that could reasonably be expected to have a Material Adverse Effect with respect to such Borrower. Except for the Disclosed Matters, and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, neither such Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment.

5.17. Investment Company Act. Neither such Borrower nor any Subsidiary of such Borrower is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.18. Regulatory Matters. (a) The Company is a “holding company” and each Illinois Utility is a “public-utility company”, as such terms are defined in the 2005 Act. Each Illinois Utility is a “public utility” as defined in the Illinois Public Utilities Act.

(b) No authorization from FERC or the Illinois Commerce Commission (the “ICC”) is required to permit the Company to borrow under this Agreement.

(c) The FERC, in accordance with the Federal Power Act, has (i) granted blanket authorization to IP to issue securities and assume liabilities, including borrowing under this Agreement, pursuant to an order captioned Illinois Power Company, d/b/a Ameren IP et al., 110 FERC ¶ 61,408 (March 31, 2005) (Docket ER05-638-000) and (ii) issued an order authorizing the incurrence of short-term indebtedness by each of the other Illinois Utilities in an aggregate principal amount outstanding not to exceed its FERC Limit, subject to, among other things, the condition that all such indebtedness be issued on or before March 31, 2010. Unless such authorization is no longer required by applicable laws and regulations (and the Agent shall have received confirmation thereof reasonably satisfactory to it), additional authorization from the FERC (or any governmental agency that succeeds to the authority of the FERC) will be necessary for each of the Illinois Utilities (other than IP) to obtain any Advances under this Agreement or to incur or issue short-term indebtedness, including without limitation Advances extended under this Agreement after March 31, 2010. In addition, with respect to each Illinois Utility, the ICC has issued an order (in each case, an “ICC Authorization”) as of the Accession Date for each of the respective Illinois Utilities authorizing such Illinois Utility to issue and deliver the CIPS Credit Agreement Bond (in the case of CIPS), the CILCO Credit Agreement

Bond (in the case of CILCO) and the IP Credit Agreement Bond (in the case of IP), in each case, as collateral for such Illinois Utility’s Obligations. No approval of the ICC is required for any Illinois Utility to enter into this Credit Agreement or to borrow Advances or incur Obligations hereunder. Except for (i) in the case of IP, CIPS and CILCO, the aforesaid orders/authorizations of the FERC (as listed on Schedule 4 hereto) and (ii) in the case of the Illinois Utilities, the ICC Authorizations (as listed on Schedule 4 hereto) relating to such Illinois Utility, as of the Closing Date, with respect to the Company, and as of the applicable Accession Date for each of the respective Illinois Utilities, with respect to such Illinois Utility, no regulatory authorizations, approvals, consents, registrations, declarations or filings are required in connection with the borrowings by, and issuances of Letters of Credit for the account of, the Company or any such Illinois Utility hereunder or the performance by each of Company and such Illinois Utility of its Obligations hereunder and under the other Loan Documents, except where the failure to have obtained, made or maintained any such authorizations, approvals, consents, registrations, declarations or filings could not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower. No regulatory authorizations, approvals, consents, registrations, declarations or filings are required in connection with the borrowings by, and issuances of Letters of Credit for the account of, any Borrower hereunder or the performance by any Borrower of its Obligations, except as set forth above or where the failure to have obtained, made or maintained any such authorizations, approvals, consents, registrations, declarations or filings could not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

5.19. Insurance. Such Borrower maintains, and has caused each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on all its Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such properties and risks as are consistent with sound business practice.

5.20. No Default or Unmatured Default. No Default or Unmatured Default has occurred and is continuing with respect to such Borrower.

5.21. Collateral Matters.

5.21.1 CILCO. In the case of CILCO:

(i)

The CILCO Credit Agreement Bond has been duly authorized by CILCO and, when delivered to the Agent under the CILCO Bond Delivery Agreement, the CILCO Credit Agreement Bond will have been duly executed, authenticated, issued and delivered, and will constitute valid and legally binding obligations of CILCO entitled to participate ratably with the other First Mortgage Bonds from time to time outstanding thereunder in the security afforded by the CILCO Indenture. The CILCO Indenture has been duly authorized by CILCO and, at CILCO’s Accession Date, the CILCO Indenture (as supplemented and amended by the CILCO Supplemental Indenture) will be duly executed and delivered by CILCO and will be a valid and legally binding instrument, enforceable against CILCO in accordance with its terms, subject to the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for therein and except as may be limited by (i) bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing.

(ii)	The CILCO Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended. The issuance of the CILCO Credit Agreement Bond to the Agent is not required to be registered under the Securities Act of 1933, as amended.

(iii)	Substantially all of the permanent, fixed properties of CILCO are owned in fee simple or are held under valid leases, in each case subject only to the lien of the CILCO Indenture and “excepted encumbrances” (as defined in the CILCO Indenture) and such minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto and do not materially impair the title of CILCO to its properties or its right to use its properties in connection with its business as presently conducted. The CILCO Indenture creates in favor of the CILCO Trustee for the ratable benefit of the holders of each outstanding series of First Mortgage Bonds issued under the CILCO Indenture, including the Agent as holder of the CILCO Credit Agreement Bond, a legal, valid and enforceable first priority security interest in substantially all the property, plant and equipment, franchises and related rights of CILCO and constitutes a perfected security interest in all such property and assets, subject to (A) Liens, reservations and exceptions permitted under the CILCO Indenture as in effect on the date hereof and under Section 6.13 and (B) the terms of the franchises, licenses, easements, leases, permits, contracts and other instruments under which such property and assets are held or operated.

(iv)	Upon each delivery of the CILCO Credit Agreement Bond to the Agent and unless the CILCO Credit Agreement Bond has been released by the Agent in accordance with the terms of this Agreement, the CILCO Credit Agreement Bond has been paid in full, or both CILCO’s Borrower Sublimit and CILCO’s Borrower Credit Exposure have been reduced to zero, (A) the CILCO Credit Agreement Bond is outstanding in an amount not less than CILCO’s Borrower Sublimit and CILCO’s Borrower Credit Exposure at such time, (B) the Agent is the holder of the CILCO Credit Agreement Bond delivered under the CILCO Bond Delivery Agreement for all purposes under the CILCO Indenture (unless the Agent transfers the CILCO Credit Agreement Bond in accordance with the terms of this Agreement) and (C) the CILCO Credit Agreement Bond ranks pari passu with all other bonds and instruments issued pursuant to the CILCO Indenture.

(v)	As of the Closing Date, after giving effect to the delivery of the $150,000,000 CILCO Credit Agreement Bond to the Agent, and after giving effect to the retirement of the First Mortgage Bonds issued by CILCO to secure the Existing Illinois Credit Agreements, the principal amount of outstanding Indebtedness issued under the CILCO Indenture is $429,000,000.

5.21.2 CIPS. In the case of CIPS:

(i)	The CIPS Credit Agreement Bond has been duly authorized by CIPS and, when delivered to the Agent under the CIPS Bond Delivery Agreement, the CIPS Credit Agreement Bond will have been duly executed, authenticated, issued and delivered, and will constitute valid and legally binding obligations of CIPS entitled to participate ratably with the other First Mortgage Bonds from time to time outstanding thereunder in the security afforded by the CIPS Indenture. The CIPS Indenture has been duly authorized by CIPS and, at CIPS’s Accession Date, the CIPS Indenture (as supplemented and amended by the CIPS Supplemental Indenture) will be duly executed and delivered by CIPS and will be a valid and legally binding instrument, enforceable against CIPS in accordance with its terms, subject to the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for therein and except as may be limited by (i) bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing.

(ii)	The CIPS Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended. The issuance of the CIPS Credit Agreement Bond to the Agent is not required to be registered under the Securities Act of 1933, as amended.

(iii)	Substantially all of the permanent, fixed properties of CIPS are owned in fee simple or are held under valid leases, in each case subject only to the lien of the CIPS Indenture and “permitted encumbrances and liens” (as defined in the CIPS Indenture) and such minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto and do not materially impair the title of CIPS to its properties or its right to use its properties in connection with its business as presently conducted. The CIPS Indenture creates in favor of the CIPS Trustee for the ratable benefit of the holders of each outstanding series of First Mortgage Bonds issued under the CIPS Indenture, including the Agent as holder of the CIPS Credit Agreement Bond, a legal, valid and enforceable first priority security interest in substantially all the property, plant and equipment, franchises and related rights of CIPS and constitutes a perfected security interest in all such property and assets, subject to (A) Liens, reservations and exceptions permitted under the CIPS Indenture as in effect on the date hereof and under Section 6.13 and (B) the terms of the franchises, licenses, easements, leases, permits, contracts and other instruments under which such property and assets are held or operated.

(iv)

Upon each delivery of the CIPS Credit Agreement Bond to the Agent and unless the CIPS Credit Agreement Bond has been released by the Agent in accordance with the terms of this Agreement, the CIPS Credit Agreement Bond has been paid in full, or both CIPS’s Borrower Sublimit and CIPS’s Borrower Credit Exposure have been reduced to zero, (A) the CIPS Credit Agreement Bond is outstanding in an amount not less than the CIPS’s Borrower Sublimit and CIPS’s Borrower Credit Exposure at such time, (B) the Agent is the holder of the CIPS Credit Agreement Bond delivered under the CIPS Bond Delivery Agreement for all purposes under the CIPS Indenture (unless the Agent transfers the CIPS Credit Agreement Bond in accordance with the terms of this Agreement) and (C) the CIPS Credit Agreement Bond ranks pari passu with all other bonds and instruments issued pursuant to the CIPS Indenture.

(v)	As of the Closing Date, after giving effect to the delivery of the $135,000,000 CIPS Credit Agreement Bond to the Agent, and after giving effect to the retirement of the First Mortgage Bonds issued by CIPS to secure the Existing Illinois Credit Agreement described in clause (a) of the definition thereof, the principal amount of outstanding Indebtedness issued under the CIPS Indenture is $446,500,000.

5.21.3 IP. In the case of IP:

(i)	The IP Credit Agreement Bond has been duly authorized by IP and, when delivered to the Agent under the IP Bond Delivery Agreement, the IP Credit Agreement Bond will have been duly executed, authenticated, issued and delivered, and will constitute a valid and legally binding obligation of IP entitled to participate ratably with the other First Mortgage Bonds from time to time outstanding thereunder in the security afforded by the IP Indenture. The IP Indenture has been duly authorized by IP and, at IP’s Accession Date, the IP Indenture (as supplemented and amended by the IP Supplemental Indenture) will be duly executed and delivered by IP and will be a valid and legally binding instrument, enforceable against IP in accordance with its terms, subject to the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for therein and except as may be limited by (i) bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good faith and fair dealing.

(ii)	The IP Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended. The issuance of the IP Credit Agreement Bond to the Agent is not required to be registered under the Securities Act of 1933, as amended.

(iii)

Substantially all of the permanent, fixed properties of IP are owned in fee simple or are held under valid leases, in each case subject only to the lien of the IP Indenture and “Permitted Liens” (as defined in the IP Indenture) and such minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto and do not materially impair the title of IP to its properties or its right to use its properties in connection with its business as presently conducted. The IP Indenture creates in favor of the IP Trustee for the ratable benefit of the holders of each outstanding series of First Mortgage Bonds issued under the IP

Indenture, including the Agent as holder of the IP Credit Agreement Bond, a legal, valid and enforceable first priority security interest in substantially all the property, plant and equipment, franchises and related rights of IP and constitutes a perfected security interest in all such property and assets, subject to (A) Liens, reservations and exceptions permitted under the IP Indenture as in effect on the date hereof and under Section 6.13 and (B) the terms of the franchises, licenses, easements, leases, permits, contracts and other instruments under which such property and assets are held or operated. The “Existing IPC Mortgage” (as defined in the IP Indenture) has been terminated and the Lien thereof released and there are no outstanding “Prior Bonds” (as defined in the IP Indenture).

(iv)	Upon delivery of the IP Credit Agreement Bond to the Agent and unless the IP Credit Agreement Bond has been released by the Agent in accordance with the terms of this Agreement, the IP Credit Agreement Bond has been paid in full, or both IP’s Borrower Sublimit and IP’s Borrower Credit Exposure have been reduced to zero, (A) the IP Credit Agreement Bond is outstanding (to the extent both IP’s Borrower Sublimit and IP’s Borrower Credit Exposure have not been permanently reduced), (B) the Agent is the holder of the IP Credit Agreement Bond for all purposes under the IP Indenture (unless the Agent transfers the IP Credit Agreement Bond in accordance with the terms of this Agreement) and (C) the IP Credit Agreement Bond ranks pari passu with all other bonds and instruments issued pursuant to the IP Indenture.

(v)	As of the Closing Date, after giving effect to the delivery of the $350,000,000 IP Credit Agreement Bond to the Agent, and after giving effect to the retirement of the First Mortgage Bonds issued by IP to secure the Existing Illinois Credit Agreements, the principal amount of outstanding Indebtedness issued under the IP Indenture is $1,500,070,000.

5.21.4 Collateral Documents. CILCO represents and warrants that the copy of the CILCO Indenture delivered to the Agent prior to the Closing Date is complete (except for the omission of supplemental indentures that provide solely for the establishment and issuance of particular series of bonds and the addition of property) and correct in all material respects as of each of the Closing Date and, except for the issuance of the CILCO Supplemental Indenture and supplemental indentures that provide solely for the establishment and issuance of particular series of bonds and the addition of property, CILCO’s Accession Date. CIPS represents and warrants that the copy of the CIPS Indenture delivered to the Agent prior to the Closing Date is complete (except for the omission of supplemental indentures that provide solely for the establishment and issuance of particular series of bonds and the addition of property) and correct in all material respects as of each of the Closing Date and, except for the issuance of the CIPS Supplemental Indenture and supplemental indentures that provide solely for the establishment and issuance of particular series of bonds and the addition of property, CIPS’s Accession Date. IP represents and warrants that the copy of the IP Indenture delivered to the Agent prior to the Closing Date is complete (except for the omission of supplemental indentures that provide solely for the establishment and issuance of particular series of bonds and the addition of property) and correct in all material respects as of each of the Closing Date and, except for the issuance of the IP Supplemental Indenture and supplemental indentures that provide solely for the establishment and issuance of particular series of bonds and the addition of property, IP’s Accession Date.

ARTICLE VI

COVENANTS

From and after the Closing Date (or, in the case of each Illinois Utility, its Accession Date) and thereafter during the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1. Financial Reporting. Each Borrower will maintain, for itself and each of its subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent, and the Agent shall promptly deliver to each of the Lenders (it being agreed that the obligation of any Borrower to furnish the consolidated financial statements referred to in paragraphs 6.1.1 and 6.1.2 below may be satisfied by the delivery of annual and quarterly reports from such Borrower to the SEC on Forms 10-K and 10-Q containing such statements):

6.1.1 Within 75 days after the close of each fiscal year, such Borrower’s audited consolidated financial statements prepared in accordance with Agreement Accounting Principles on a consolidated basis, including balance sheets as of the end of such period, statements of income and statements of cash flows, accompanied by (a) an audit report, unqualified as to scope, of a nationally recognized firm of independent public accountants; (b) any management letter prepared by said accountants, and (c) a certificate of said accountants that, in the course of their audit of the foregoing, they have obtained no knowledge that such Borrower failed to comply with certain terms, covenants and provisions of this Agreement as they relate to accounting matters, or, if in the opinion of such accountants any such failure shall have occurred, stating the nature and status thereof. In addition, the Company shall deliver for each of Union Electric, Genco and CILCORP the consolidated financial statements and any items referred to under clauses (a) and (b) that would have been required to be delivered by it under this Section 6.1.1 if it were a Borrower at such time.

6.1.2 Within 45 days after the close of the first three quarterly periods of each of its fiscal years, such Borrower’s consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, compliance with Agreement Accounting Principles (except for the absence of footnotes and year-end adjustments) and consistency by its chief financial officer, controller or treasurer. In addition, the Company shall deliver for each of Union Electric, Genco and CILCORP the consolidated financial statements and the certification of its chief financial officer, controller or treasurer that would have been required to be delivered by it under this Section 6.1.2 if it were a Borrower at such time.

6.1.3 Together with the financial statements required under Sections 6.1.1 and 6.1.2, a compliance certificate in substantially the form of Exhibit B signed by such Borrower’s chief financial officer, controller or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default with respect to such Borrower exists, or if any such Default or Unmatured Default exists, stating the nature and status thereof.

6.1.4 As soon as possible and in any event within 10 days after such Borrower knows that any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of such Borrower, its Subsidiaries or any Commonly Controlled Entity in an aggregate amount exceeding $25,000,000, a statement, signed by the chief financial officer, controller or treasurer of such Borrower, describing said ERISA Event and the action which such Borrower proposes to take with respect thereto.

6.1.5 As soon as possible and in any event within 10 days after receipt by such Borrower, a copy of (a) any notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

6.1.6 Promptly upon becoming aware thereof, notice of any upgrading or downgrading of such Borrower’s S&P Rating or Moody’s Rating or the rating (if any) of such Borrower’s Obligations hereunder, senior unsecured debt, commercial paper or First Mortgage Bonds or of such Borrower’s corporate, issuer or issuer default rating by Moody’s, S&P or Fitch.

6.1.7 Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

6.2. Use of Proceeds and Letters of Credit. Each Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances to repay loans outstanding under the Existing Illinois Credit Agreements, and for general corporate purposes, including without limitation, for working capital, commercial paper liquidity support with respect to commercial paper issued by such Borrower or its Subsidiaries, and other funding needs, to fund loans under and pursuant to the Money Pool Agreements or other short-term intercompany loan arrangements, and to pay fees and expenses incurred in connection with this Agreement. Each Borrower shall use the proceeds of Advances in compliance with all applicable contractual, legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulation U and Regulation X, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Each Borrower shall use the Letters of Credit for general corporate purposes.

6.3. Notice of Default. Within five (5) Business Days after an Authorized Officer of any Borrower becomes aware thereof, such Borrower will, and will cause each Subsidiary to, give notice in writing to the Agent of the occurrence of any Default or Unmatured Default and, unless otherwise reported to the SEC in such Borrower’s filings under the Securities Exchange Act of 1934, of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect with respect to such Borrower.

6.4. Conduct of Business. Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and, except where any of the following could not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower, the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business. Each Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise in which it is presently conducted or in a manner or fields of enterprise reasonably related thereto. Notwithstanding the foregoing, no Borrower shall be prohibited from (i) dissolving any Inactive Subsidiary, (ii) consummating any merger or consolidation permitted under Section 6.10 or (iii) the sale, transfer or other disposition of any Subsidiary or assets to the extent permitted pursuant to Section 6.11.

6.5. Taxes. Each Borrower will, and will cause each of its Subsidiaries to, timely file complete and correct U.S. federal and all other applicable material foreign, state and local tax returns required by law and pay when due all U.S. federal and all other applicable material foreign, state and local taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been recorded in accordance with Agreement Accounting Principles.

6.6. Insurance. Each Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all its Property in such amounts, subject to such deductibles and self-insurance retentions, and covering such risks as is consistent with sound business practice, and such Borrower will furnish to any Lender upon request full information as to the insurance carried.

6.7. Compliance with Laws; Federal Energy Regulatory Commission and Illinois Commerce Commission Authorization. (a) Each Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect with respect to such Borrower.

(b) Each Borrower further agrees not to request any Advance or permit any Loan to remain outstanding hereunder in violation of any applicable FERC or Illinois Commerce Commission authorization described in Section 5.18 or any conditions thereof, as in effect from time to time.

6.8. Maintenance of Properties. Subject to Section 6.11, each Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property material to the conduct of the business of such Borrower and its Subsidiaries, taken as a whole, in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9. Inspection; Keeping of Books and Records. Each Borrower will, and will cause each of its Subsidiaries to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of such Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of such Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of such Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. Each Borrower shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities. If a Default with respect to a Borrower has occurred and is continuing, such Borrower, upon the Agent’s request, shall turn over copies of any such records to the Agent or its representatives.

6.10. Merger. No Borrower will, or will permit any of its Subsidiaries to, merge or consolidate with or into any other Person, except (i) any Subsidiary other than a Borrower may merge or consolidate with a Borrower if such Borrower is the corporation surviving such merger, (ii) any Borrower may merge or consolidate with the Company if the Company is the corporation surviving such merger and succeeds to all the Obligations of such Borrower under documentation reasonably satisfactory to the Agent, (iii) any Subsidiary other than a Borrower may merge or consolidate with any other Subsidiary, provided that, except as permitted pursuant to Section 6.11.14, each Borrower’s aggregate direct and indirect ownership interest in the survivor thereof shall not be less than such Borrower’s direct and indirect ownership interest in either of such Subsidiaries prior to such merger, (iv) a Permitted Illinois Utility Combination may be consummated, provided that if a Borrower is party thereto, a Borrower shall be the surviving Person thereof, and (v) any Borrower or any Subsidiary may merge or consolidate with any Person other than a Borrower or a Subsidiary if (a) such Person was organized under the laws of the United States of America or one of its States and (b) such Borrower or such Subsidiary is the corporation surviving such merger; provided that, in each case, after giving effect thereto, no Default or Unmatured Default with respect to such Borrower will be in existence.

6.11. Dispositions of Assets. No Borrower will, or will permit any of its Subsidiaries to, lease, sell or otherwise dispose of (collectively, for purposes of this definition, a “disposition”) its Property to any other Person, including any of its Subsidiaries, whether existing on the date hereof or hereafter created, except:

6.11.1 Sales of electricity, natural gas, emissions credits and other commodities in the ordinary course of business.

6.11.2 A disposition (including by way of an Investment) of assets by a Subsidiary of such Borrower (other than a Subsidiary of such Borrower that is itself a Borrower or any Subsidiary of such other Borrower) to such Borrower or another Subsidiary of such Borrower.

6.11.3 (a) A disposition by a Borrower, or any of its Subsidiaries, to another Subsidiary of the Company of Property received by such Borrower or such Subsidiary after the date hereof from the Company, directly or indirectly through another Subsidiary, specifically for transfer to the Subsidiary of such Borrower, or (b) a disposition by a Borrower, or any of its Subsidiaries, to any other Affiliate of assets, property or cash received from an Affiliate (other than from a Borrower or a Subsidiary of any Borrower) specifically for transfer to such Affiliate.

6.11.4 The payment of dividends in cash or common equity by the Company or any Subsidiary to holders of its equity interests.

6.11.5 Advances of cash in the ordinary course of business pursuant to the Money Pool Agreements or other intercompany borrowing arrangements with terms substantially similar to those of the Money Pool Agreements.

6.11.6 A disposition of obsolete property or property no longer used in the business of such Borrower or its Subsidiaries.

6.11.7 The transfer pursuant to a requirement of law or any regulatory authority having jurisdiction, of functional and/or operational control of (but not of title to) transmission facilities of such Borrower or its Subsidiaries to an Independent System Operator, Regional Transmission Organization or to some other entity which has responsibility for operating and planning a regional transmission system.

6.11.8 Dispositions pursuant to Leveraged Lease Sales.

6.11.9 Disposition of assets deemed to have occurred by virtue of the consummation of a Permitted Illinois Utility Combination consummated in accordance with Section 6.10.

6.11.10 Leases, sales or other dispositions by such Borrower or any of its Subsidiaries of its Property that, together with all other Property of such Borrower and its Subsidiaries previously leased, sold or disposed of (other than dispositions otherwise permitted by other provisions of this Section 6.11) since the Closing Date, do not constitute Property which represents more than fifteen percent (15%) of the Consolidated Tangible Assets of such Borrower as would be shown in the consolidated financial statements of such Borrower and its Subsidiaries as at the end of the fiscal year ending immediately prior to the date of any such lease, sale or other disposition; provided that in the case of the Company, each reference in this Section 6.11.10 to a “Subsidiary” of the Company shall be deemed to be a reference to a “subsidiary” of the Company.

6.11.11 Contributions, directly or indirectly, of capital, in the form of either debt or equity, by the Company or any Subsidiary to any Subsidiary of the Company (and contributions by any such Subsidiary to one of its Subsidiaries of any such contribution received by such Subsidiary after the date hereof from the Company or a Subsidiary specifically for transfer to the Subsidiary of such Subsidiary).

6.11.12 Transactions under which the Borrower, or its Subsidiary, that disposes of its Property receives in return consideration (i) in a form other than equity, other ownership interests or indebtedness and (ii) of which at least 75% is cash and/or assumption of debt; provided that any such cash consideration so received, unless retained by such Borrower or its Subsidiary at all times prior to the repayment of all Obligations under this Agreement, shall be used (x) within twelve months of the receipt thereof for investment or reinvestment by such Borrower or its Subsidiary in its existing business or (y) within six months of the receipt thereof to reduce Indebtedness of such Borrower or its Subsidiary, and provided further that after taking into account the assets disposed of by such Borrower and its Subsidiaries in the aggregate and any investment or reinvestment of the proceeds thereof in the business of such Borrower and its Subsidiaries, no such transaction shall result in such Borrower and its Subsidiaries as a whole having disposed of all or substantially all of their assets.

6.11.13 Transfers of Receivables (and rights ancillary thereto) pursuant to, and in accordance with the terms of, a Permitted Securitization.

6.11.14 Any transfer of equity interests in Resources as a result of which Resources ceases to be a subsidiary of CILCO (but would remain a subsidiary of the Company) or any other transfer of assets of Resources to a subsidiary of the Company, whether pursuant to a merger, sale, transfer, dividend, distribution or other corporate reorganization; provided that in any such case no Default or Unmatured Default shall have occurred and be continuing at the time of, or after giving effect to, the consummation of such transaction.

6.11.15 In the case of the Company, any disposition to or Investment in any subsidiary.

6.12. Indebtedness of Project Finance Subsidiaries, Investments in Project Finance Subsidiaries or Non Material Subsidiaries and Other Investments; Acquisitions.

6.12.1 Neither any Borrower nor any of its Subsidiaries shall be directly or indirectly, primarily or secondarily, liable for any Indebtedness or any other form of liability, whether direct, contingent or otherwise, of a Project Finance Subsidiary nor shall any Borrower or any of its Subsidiaries provide any guarantee of the Indebtedness, liabilities or other obligations of a Project Finance Subsidiary. No Borrower will, or will permit any of its Subsidiaries to, make or suffer to exist Investments in Project Finance Subsidiaries or Non-Material Subsidiaries in excess of $100,000,000 in the aggregate for all the Borrowers and Subsidiaries at any time outstanding (net of return of capital (but not return on capital) in respect of each such Investment and valued at the time of the making of such Investment), of which no more than $50,000,000 may at any time be represented by Contingent Obligations in respect of obligations of Non-Material Subsidiaries. No Borrower will, or will permit any of its Subsidiaries to, consummate any Acquisition other than an Acquisition (a) which is consummated on a non-hostile basis approved by a majority of the board of directors or other governing body of the Person being acquired and (b) which involves the purchase of a business line similar, related, complementary or incidental to that of such Borrower and its Subsidiaries as of the Closing Date unless the purchase price therefor is less than or equal to (i) $10,000,000 with respect thereto or (ii) $50,000,000 when taken together with all other Acquisitions consummated by all the Borrowers and Subsidiaries during the term of this Agreement which do not otherwise satisfy the conditions described above in this clause (b), and, as of the date of such Acquisition and after giving effect thereto, no Default or Unmatured Default shall exist with respect to such Borrower.

6.12.2 No Borrower will, or will permit any of its Subsidiaries to, make any Investment in, or lease, sell or otherwise dispose of any asset to, any Affiliate of the Company other than:

(i)	as would be permitted under Section 6.11.1, 6.11.2, 6.11.8, 6.11.9, 6.11.13, 6.11.14 or 6.11.15,

(ii)	Investments pursuant to cash management and money pool arrangements among the Company and its Affiliates (consistent with past practices and subject to compliance with record-keeping arrangements sufficient to allow at any time the identification of cash to the owners thereof at such time (it being understood that compliance with FERC applicable regulatory requirements to such effect shall be deemed sufficient)),

(iii)	transfers of assets to an Affiliate of the Company for fair market value (or, to the extent obligatory under applicable regulatory requirements, book value) paid in cash or in the form of tangible assets useful in the business of the Borrower or Subsidiary making such transfer,

(iv)	(a) a disposition by a Subsidiary to an Affiliate of the Company of Property received by such Subsidiary after the Closing Date from the Company, directly or indirectly through another Subsidiary of the Company, specifically for disposition to such Affiliate, provided that such Investment by the Company in such Affiliate is otherwise permitted pursuant to the provisions of this Section 6.12.2, (b) a disposition by a Borrower, or any of its Subsidiaries, to any other Affiliate of assets, property or cash received from an Affiliate (other than from a Borrower or a Subsidiary of any Borrower) specifically for transfer to such Affiliate, or (c) an Investment in an Affiliate of the Company (other than an Affiliate that owns equity of the Company) by the Company or a Hybrid Vehicle of proceeds received by the Company or such Hybrid Vehicle from any issuance permitted hereunder of equity securities of the Company or Hybrid Securities, in each case, sold or issued specifically for the purpose of funding such Investment in such Affiliate,

(v)	any Investment by a Borrower in, or any other disposition by a Borrower to, an Affiliate of the Company, provided that the aggregate book value of all such Investments made and assets disposed of in reliance on this clause (v) after the Closing Date by such Borrower does not exceed $25,000,000 at any time outstanding (net of return of capital (but not return on capital) in respect of each such Investment and valued at the time of the making of such Investment),

(vi)	the payment of dividends in cash or common equity by a Borrower or any Subsidiary to holders of its equity interests,

(vii)	in the case of any Borrower, Investments in and leases, sales and other dispositions to Affiliates of such Borrower that have on terms and under documentation satisfactory to the Agent become guarantors of such Borrower’s obligations under this Agreement,

(viii)	loans by the Company to subsidiaries (other than Subsidiaries) of the Company in an aggregate amount outstanding, together with any amounts outstanding pursuant to clause (ix) below and the principal amount outstanding of promissory notes issued pursuant to clause (x) below, at any time not to exceed $1,000,000,000,

(ix)	equity Investments by the Company in Affiliates (other than Subsidiaries) of the Company in an aggregate amount outstanding (net of return of capital (but not return on capital) in respect of each such Investment and valued at the time of the making of such Investment), together with the principal amount outstanding under any loans made pursuant to clause (viii) above and the principal amount outstanding of promissory notes issued pursuant to clause (x) below, at any time not to exceed $1,000,000,000 (provided that the aggregate amount of such Investments in Affiliates that are not subsidiaries shall not exceed $200,000,000), and

(x)	transfers of assets to a subsidiary of the Company (other than Subsidiaries) for fair market value (or, to the extent obligatory under applicable regulatory requirements, book value) paid in the form of promissory notes of the transferees in an aggregate principal amount outstanding, together with the principal amount of any loans outstanding made pursuant to clause (viii) above and any amounts outstanding pursuant to clause (ix) above, at any time not to exceed $1,000,000,000.

6.13. Liens. No Borrower will, or will permit any of its Subsidiaries (other than a Project Finance Subsidiary or Non-Material Subsidiary or an SPC) to, create, incur, or suffer to exist any Lien in, of or on the Property of such Borrower or any of its Subsidiaries, except:

6.13.1 Liens, if any, securing the Loans and other Obligations hereunder.

6.13.2 Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

6.13.3 Liens imposed by law, such as landlords’, wage earners’, carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

6.13.4 Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

6.13.5 Liens existing on the date hereof and described in Schedule 2.

6.13.6 Deposits securing liability to insurance carriers under insurance or self-insurance arrangements.

6.13.7 Deposits or accounts to secure the performance of bids, trade contracts or obligations (other than for borrowed money), vendor and service provider arrangements, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

6.13.8 Easements, reservations, rights-of-way, restrictions, survey exceptions and other similar encumbrances as to real property of such Borrower and its Subsidiaries which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not materially interfere with the conduct of the business of such Borrower or any such Subsidiary conducted at the property subject thereto.

6.13.9 Liens arising out of judgments or awards not exceeding (i) in the case of the Company, $50,000,000 in the aggregate for the Company and all its Subsidiaries with respect to which appeals are being diligently pursued, and, pending the determination of such appeals, such judgments or awards having been effectively stayed, or not more than 45 days has elapsed prior to the satisfaction or payment of such judgment or award giving rise to such Lien and (ii) in the case of each other Borrower, $25,000,000 in the aggregate for such Borrower and its Subsidiaries with respect to which appeals are being diligently pursued, and, pending the determination of such appeals, such judgments or awards having been effectively stayed or not more than 45 days has elapsed prior to the satisfaction or payment of such judgment or award giving rise to such Lien.

6.13.10 Liens, securing obligations constituting neither obligations nor Contingent Obligations of the Borrower or any Subsidiary nor on account of which the Borrower or any Subsidiary customarily pays interest, upon real estate upon which the Borrower or any Subsidiary has a right-of-way, easement, franchise or other servitude or of which the Borrower or any Subsidiary is the lessee of the whole thereof or any interest therein, including, but not limited to, for the purpose of locating transmission and distribution lines and related support structures, pipe lines, substations, measuring stations, tanks, pumping or delivery equipment or similar equipment.

6.13.11 Liens arising by virtue of any statutory, contractual or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a depository institution.

6.13.12 Liens on assets of Resources securing Resources Permitted Debt.

6.13.13 Liens (a) on assets of CIPS existing on the date hereof and (b) Liens created pursuant to the CIPS Indenture securing First Mortgage Bonds; provided that the Liens of such CIPS Indenture shall extend only to the property of CIPS (including, to the extent applicable, after acquired property) that is or would be covered by the Liens of the CIPS Indenture as in effect on the date hereof.

6.13.14 Any Liens existing on any assets of IP or any of its subsidiaries or related trusts related to the Illinois Power Special Purpose Trust Transitional Funding Trust Notes, Series 1998-1.

6.13.15 Liens existing on any capital assets of any Subsidiary of such Borrower at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.

6.13.16 Liens on any capital assets securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion of construction thereof.

6.13.17 Liens existing on any capital assets of any Subsidiary of such Borrower at the time such Subsidiary is merged or consolidated with or into such Borrower or merged with or consolidated into any Subsidiary and not created in contemplation of such event.

6.13.18 Liens existing on any assets prior to the acquisition thereof by such Borrower or any of its Subsidiaries and not created in contemplation thereof; provided that such Liens do not encumber any other property or assets.

6.13.19 Liens (a) on the capital stock of CILCO and on the assets of CILCO and any other Subsidiary of CILCORP existing on the date hereof and/or (b) Liens created pursuant to the CILCO Indenture securing First Mortgage Bonds and/or (c) created pursuant to the CILCORP Pledge Agreement; provided that the Liens of such CILCO Indenture or CILCORP Pledge Agreement shall extend only to the property (including, to the extent applicable, after acquired property) that is or would be covered by the Liens of the CILCO Indenture and/or the CILCORP Pledge Agreement as in effect on the date hereof.

6.13.20 Undetermined Liens and charges incidental to construction.

6.13.21 Liens on Property or assets of a Subsidiary in favor of such Borrower or a Subsidiary that is directly or indirectly wholly owned by such Borrower.

6.13.22 Liens (a) on assets of IP existing on the date hereof and (b) Liens created pursuant to the IP Indenture securing First Mortgage Bonds; provided that the Liens of such IP Indenture shall extend only to the property of IP (including, to the extent applicable, after acquired property) that is or would be covered by the Liens of the IP Indenture as in effect on the date hereof.

6.13.23 Liens representing the ownership interests or rights of a lessor in a Property leased by a Borrower or any of its Subsidiaries.

6.13.24 Liens arising in connection with sales or transfers of, or financings secured by, Receivables, including Liens granted by an SPC to secure Indebtedness arising under a Permitted Securitization.

6.13.25 Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of Section 6.13.12 through 6.13.23; provided that (a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased.

6.13.26 Liens not described in Sections 6.13.1 through 6.13.25, inclusive, securing Indebtedness or other liabilities or obligations of a Borrower or its Subsidiaries in an aggregate principal amount outstanding for all such Liens not to exceed 10% of the Consolidated Tangible Assets of such Borrower at the time of the incurrence of any such Lien; provided that in the case of the Company, each reference in this Section 6.13.26 to a “Subsidiary” of the Company shall be deemed to be a reference to a “subsidiary” of the Company.

6.14. Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction (including without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than such Borrower and its Subsidiaries) except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower’s or such Subsidiary’s business and, except to the extent that the terms and consideration of any such transaction are mandated, limited or otherwise subject to conditions imposed by any regulatory or government body, upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arm’s-length transaction; provided, however, that this Section 6.14 shall not prohibit or restrict (i) transactions that provide for the purchase or sale of Property or services at cost that are entered into with any services company that is a Subsidiary of the Company, (ii) investments pursuant to cash management and money pool arrangements among the Company and its subsidiaries (consistent with past practices and subject to compliance with record-keeping arrangements sufficient to allow at any time the identification of cash to owners thereof at such time (it being understood that compliance with FERC or other applicable regulatory requirements to such effect shall be deemed sufficient)), (iii) customary sale and servicing transactions with an SPC pursuant to, and in accordance with the terms of, a Permitted Securitization, and (iv) payment of dividends pursuant to Section 6.12.2(vi) or 6.11.4.

6.15. Financial Contracts. No Borrower will, or will permit any of its Subsidiaries, to, enter into or remain liable upon any Rate Management Transactions except for those entered into in the ordinary course of business for bona fide hedging purposes and not for speculative purposes.

6.16. Subsidiary Covenants. No Borrower will, or will permit any of its Subsidiaries other than a Project Finance Subsidiary, a Non-Material Subsidiary or an SPC to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary other than a Project Finance Subsidiary or Non-Material

Subsidiary or SPC (i) other than with respect to dividends payable by the Company to its shareholders, to pay dividends or make any other distribution on its common stock, (ii) to pay any Indebtedness or other obligation owed to such Borrower or any other Subsidiary of such Borrower, or (iii) to make loans or advances or other Investments in such Borrower or any other Subsidiary of such Borrower, in each case, other than (a) restrictions and conditions imposed by law or by this Agreement, the Ameren/UE Agreement (or restrictions and conditions imposed under refinancings or replacements of the Ameren/UE Agreement that are substantially the same as those imposed by the Ameren/UE Agreement), the CILCORP Pledge Agreement or the documents governing Resources Permitted Debt, (b) restrictions and conditions existing on the date hereof, in each case as identified on Schedule 3 (without giving effect to any amendment or modification expanding the scope of any such restriction or condition), (c) customary restrictions and conditions relating to an SPC contained in agreements governing a Permitted Securitization, and (d) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

6.17. Leverage Ratio. No Borrower will permit the ratio of (i) its Consolidated Indebtedness to (ii) its Consolidated Total Capitalization to be greater than 0.65 to 1.00 at any time for each Borrower; provided that Consolidated Indebtedness, solely as such term is used in, and solely for the purpose of, clause (i) of this Section 6.17, shall not include (A) subordinated indebtedness which, by it terms, is subordinated to the Obligations on terms not less favorable to the Lenders than those set forth in Exhibit G (it being understood that any such subordinated indebtedness will be expressly subordinated to all Obligations, including Obligations in respect of Letters of Credit), (B) Permitted Securitizations or (C) Hybrid Securities.

6.18. Further Assurances.

6.18.1 CILCO. CILCO will, at the expense of CILCO, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such assurances or instruments and take such further steps relating to the CILCO Credit Agreement Bond as the Agent may reasonably require to maintain the validity and the continued enforceability of the CILCO Credit Agreement Bond as are generally consistent with the terms of this Agreement and the Loan Documents. Furthermore, CILCO will deliver to the Agent such opinions of counsel and other information and related documents as may be reasonably requested by the Agent to assure compliance with this Section 6.18.1. CILCO agrees that each action required by this Section 6.18.1 shall be completed as soon as reasonably practical, but in no event later than 30 days (or such greater number of days as the Agent may agree) after such action is requested to be taken by the Agent.

6.18.2 CIPS. CIPS will, at the expense of CIPS, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such assurances or instruments and take such further steps relating to the CIPS Credit Agreement Bond covered by any of the Loan Documents as the Agent may reasonably require to maintain the validity and the continued enforceability of the CIPS Credit Agreement Bond as are generally consistent with the terms of this Agreement and the Loan Documents. Furthermore, CIPS will deliver to the Agent such opinions of counsel and other information and related documents as may be reasonably requested by the Agent to assure compliance with this Section 6.18.2. CIPS agrees that each action required by this Section 6.18.2 shall be completed as soon as reasonably practical, but in no event later than 30 days (or such greater number of days as the Agent may agree) after such action is requested to be taken by the Agent.

6.18.3 IP. IP will, at the expense of IP, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such assurances or instruments and take such further steps relating to the IP Credit Agreement Bond as the Agent may reasonably require to maintain the validity and the continued enforceability of the IP Credit Agreement Bond as are generally consistent with the terms of this Agreement and the Loan Documents. Furthermore, IP will deliver to the Agent such opinions of counsel and other information and related documents as may be reasonably requested by the Agent to assure compliance with this Section 6.18.3. IP agrees that each action required by this Section 6.18.3 shall be completed as soon as reasonably practical, but in no event later than 30 days (or such greater number of days as the Agent may agree) after such action is requested to be taken by the Agent.

6.19. [omitted].

6.20. Amendments of Collateral Documents.

6.20.1 CILCO. CILCO will not amend, supplement, waive or terminate the CILCO Indenture in any manner that is materially adverse to the Lenders; provided the foregoing shall not prohibit CILCO from supplementing the CILCO Indenture in order to provide for the issuance of additional First Mortgage Bonds in accordance with the CILCO Indenture, or to add property to the lien of the CILCO Indenture, subject to compliance with Section 6.13.19.

6.20.2 CIPS. CIPS will not amend, supplement, waive or terminate the CIPS Indenture in any manner that is materially adverse to the Lenders; provided the foregoing shall not prohibit CIPS from supplementing the CIPS Indenture in order to provide for the issuance of additional First Mortgage Bonds in accordance with the CIPS Indenture, or to add property to the lien of the CIPS Indenture, subject to compliance with Section 6.13.13.

6.20.3 IP. IP will not amend, supplement, waive or terminate the IP Indenture in any manner that is materially adverse to the Lenders; provided the foregoing shall not prohibit IP from supplementing the IP Indenture in order to provide for the issuance of additional First Mortgage Bonds in accordance with the IP Indenture, or to add property to the lien of the IP Indenture, subject to compliance with Section 6.13.22.

6.21. [omitted].

6.22. CILCO Preferred Stock. CILCO shall not issue any preferred stock if after giving effect to such issuance the aggregate liquidation value of all CILCO preferred stock issued after the Closing Date would exceed $50,000,000.

6.23. Funds From Operations Ratio. The Company will not permit the ratio as of any date of (a) (i) Funds from Operations of the Company and its consolidated subsidiaries for the four-fiscal quarter period most recently ended as of such date, less, (ii) if as of such date a “Default” or “Unmatured Default” shall exist under the Ameren/UE Agreement with respect to Union Electric or Genco, the portion of such Funds from Operations contributed by Union Electric or Genco, as applicable, and its consolidated subsidiaries, less (iii) if as of such date Resources shall have in effect any agreement that would violate Section 6.16 but for the exception therein in respect of Resources Permitted Debt, the portion of such Funds from Operations contributed by Resources and its consolidated subsidiaries, plus (iv) interest expense of the Company and its consolidated subsidiaries for such four-fiscal quarter period (less the consolidated interest expense of Resources and its consolidated subsidiaries to the extent the Funds from Operations of such entities are excluded from the calculation of this numerator pursuant to clause (a)(iii) above) to (b)(i) interest expense of the Company and its consolidated subsidiaries for such four-fiscal quarter period, less (ii) the consolidated interest expense of Resources and its consolidated subsidiaries to the extent the Funds from Operations of such entities are excluded from the calculation of the numerator of such ratio pursuant to clause (a)(iii) above, all as determined in accordance with Agreement Accounting Principles, to be less than 2.0 to 1.0.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events (i) in respect of any Borrower shall constitute a Default with respect to such Borrower and (ii) in respect of any Illinois Utility shall in addition constitute a Default with respect to the Company; provided that the occurrence of any of the following events with respect to Resources shall be deemed to constitute a Default with respect to the Company but shall not in itself constitute a Default with respect to CILCO unless the liability that CILCO has in respect of such Default or in respect of the underlying event or condition giving rise to such Default would constitute a Default with respect to CILCO had such underlying event or condition occurred or existed at CILCO:

7.1 Any representation or warranty made or deemed made by or on behalf of such Borrower (including any representation or warranty deemed made by such Borrower as to one of its Subsidiaries) to the Lenders, the Issuing Banks or the Agent under or in connection with this Agreement, any Collateral Document, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

7.2 Such Borrower shall fail to pay in respect of any Obligation owing by it (i) principal of any Loan when due, or (ii) interest upon any Loan or any Facility Fee or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

7.3 The breach by such Borrower of any of the terms or provisions of Section 6.2, 6.3, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.20, 6.22 and 6.23.

7.4 The breach by such Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any Collateral Document which is not remedied within fifteen (15) days after the earlier to occur of (i) written notice from the Agent or any Lender to such Borrower or (ii) an Authorized Officer otherwise becoming aware of any such breach.

7.5 Failure of such Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC) to pay when due any Material Indebtedness; or the default by such Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC) in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due, or to be required to be prepaid or repurchased, (other than by a regularly scheduled payment or a mandatory prepayment of a corresponding receipt by such Borrower or such Subsidiary (such as from the proceeds of sale, transfer, loss or other disposition of property or the issuance of Indebtedness, equity or other securities)) prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of such Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC) shall be declared to be due and payable or the remaining outstanding principal amount thereof to be required to be prepaid or repurchased (other than by a regularly scheduled payment or a mandatory prepayment of a corresponding receipt by such Borrower or such Subsidiary (such as from the proceeds of sale, transfer, loss or other disposition of property or the issuance of Indebtedness, equity or other securities)) prior to the stated maturity thereof; or such Borrower or any of its Subsidiaries (other than a Project Finance Subsidiary, a Non-Material Subsidiary or an SPC) shall not pay, or admit in writing its inability to pay, its debts generally as they become due; provided that no Default shall occur under this Section 7.5 as a result of (i) any notice of voluntary prepayment delivered by such Borrower or any Subsidiary with respect to any Indebtedness, or (ii) any voluntary sale of assets by such Borrower or any Subsidiary permitted hereunder as a result of which any Indebtedness secured by such assets is required to be prepaid; and provided further that any “Default” of the Company under the Ameren/UE Agreement that exists solely as a result of a default by Union Electric or Genco shall not constitute a Default under this Section 7.5 while the Company is otherwise in compliance with all its obligations under the Ameren/UE Agreement.

7.6 Such Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC) shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7, or (vii) become unable, admit in writing its inability or fail generally to pay its debts as they become due.

7.7 Without the application, approval or consent of such Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC), a receiver, trustee, examiner, liquidator or similar official shall be appointed for such Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC) or any Substantial Portion of its Property or the Property of any of its Subsidiaries (other than a Project Finance Subsidiary or Non-Material Subsidiary or an SPC), or a proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors shall be instituted against such Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC) and such appointment shall continue undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of such Borrower or any of its Subsidiaries, which, when taken together with all other Property of such Borrower, so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion of such Borrower’s and its Subsidiaries’ Property, taken as a whole.

7.9 Such Borrower or, in the case of the Company, any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC), shall fail within 45 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $25,000,000 (or the equivalent thereof in currencies other than Dollars) in the aggregate (net of any amount covered by insurance), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10 An ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability (other than any liability discharged prior to the Closing Date) of such Borrower, its Subsidiaries or any Commonly Controlled Entity in an aggregate amount exceeding $25,000,000.

7.11 Nonpayment when due (after giving effect to any applicable grace period) by such Borrower or, in the case of the Company, any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC), of obligations or settlement amounts under Rate Management Transactions in an aggregate amount of $10,000,000 or more (after giving effect to all netting arrangements and agreements), or the breach (beyond any grace period applicable thereto) by such Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC) of any term, provision or condition contained in any Rate Management Transaction the effect of which is to cause, or to permit the counterparty(ies) thereof to cause, the termination of such Rate Management Transaction resulting in liability of such Borrower or such Subsidiaries for obligations and/or settlement amounts under such Rate Management Transactions in an aggregate amount of $10,000,000 or more (after giving effect to all netting arrangements and agreements).

7.12 Any Change in Control with respect to such Borrower shall occur.

7.13 Such Borrower or, in the case of the Company, any of its Subsidiaries, shall (i) be the subject of any proceeding or investigation pertaining to the release by such Borrower (or, in the case of the Company, any of its Subsidiaries ) or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law; which, in the case of an event described in clause (i) or clause (ii), has resulted in liability to such Borrower or, in the case of the Company, any of its Subsidiaries, in an aggregate amount equal to $50,000,000 or more which liability is not paid, bonded or otherwise discharged within 45 days or which is not stayed on appeal and being appropriately contested in good faith.

7.14 Any Loan Document shall fail to remain in full force or effect with respect to such Borrower or any of its Subsidiaries or in respect of any Lien thereunder intended to secure the Obligations of such Borrower or any such Lien (subject to Liens and exceptions permitted by the Loan Documents) shall fail to constitute a perfected first priority Lien securing the Obligations of such Borrower, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Loan Document with respect to such Borrower or any Lien or the priority of any Lien intended to secure the Obligations of such Borrower.

7.15. Any event shall occur or condition shall exist (i) in the case of CILCO, under the CILCO Indenture or any agreement or instrument relating to any Indebtedness thereunder and shall continue after the applicable grace period, if any, specified in the CILCO Indenture or such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of any Indebtedness secured by the CILCO Indenture; (ii) in the case of CIPS, under the CIPS Indenture or any agreement or instrument relating to any Indebtedness thereunder and shall continue after the applicable grace period, if any, specified in the CIPS Indenture or such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of any Indebtedness secured by the CIPS Indenture; and (iii) in the case of IP, under the IP Indenture or any agreement or instrument relating to any Indebtedness thereunder and shall continue after the applicable grace period, if any, specified in the IP Indenture or such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of any Indebtedness secured by the IP Indenture.

7.16.(a) In the case of CILCO, (i) the CILCO Credit Agreement Bond delivered pursuant hereto shall cease to be outstanding for any reason other than (A) both CILCO’s Borrower Sublimit and CILCO’s Borrower Credit Exposure have been reduced to zero, (B) the payment in full of the CILCO Credit Agreement Bond or (C) the return by the Agent of the CILCO Credit Agreement Bond to CILCO or the CILCO Trustee, or (ii) the Agent, on behalf of the Lenders, shall cease at any time to be the holder of the CILCO Credit Agreement Bond delivered pursuant hereto for all purposes of the CILCO Indenture (unless the CILCO Credit Agreement Bond is transferred by the Agent); (b) in the case of CIPS, (i) the CIPS Credit Agreement Bond delivered pursuant hereto shall cease to be outstanding for any reason other than (A) both CIPS’s Borrower Sublimit and CIPS’s Borrower Credit Exposure have been reduced to zero, (B) the payment in full of the CIPS Credit Agreement Bond or (C) the return by the Agent of the CIPS Credit Agreement Bond to CIPS or the CIPS Trustees, or (ii) the Agent, on behalf of the Lenders, shall cease at any time to be the holder of the CIPS Credit Agreement Bond delivered pursuant hereto for all purposes of the CIPS Indenture (unless the CIPS Credit Agreement Bond is transferred by the Agent); or (c) in the case of IP, (i) the IP Credit Agreement Bond shall cease to be outstanding for any reason other than (A) both IP’s Borrower Sublimit and IP’s Borrower Credit Exposure have been reduced to zero, (B) the payment in full of the IP Credit Agreement Bond or (C) the return by the Agent of the IP Credit Agreement Bond to IP or the IP Trustee, or (ii) the Agent, on behalf of the Lenders, shall cease at any time to be the holder of the IP Credit Agreement Bond for all purposes of the IP Indenture (unless the IP Credit Agreement Bond is transferred by the Agent).

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to a Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC) , the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder to such Borrower (and, if such Borrower is an Illinois Utility, the Company) shall automatically terminate and the Obligations of such Borrower (and, if such Borrower is an Illinois Utility, the Company) shall immediately become due and payable without any election or action on the part of the Agent, any Issuing Bank or any Lender. If any other Default occurs with respect to a Borrower or any of its Subsidiaries (other than Project Finance Subsidiaries or Non-Material Subsidiaries or an SPC), the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder to such Borrower, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which such Borrower hereby expressly waives.

If, after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to such Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to such Borrower, rescind and annul such acceleration and/or termination.

8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each affected Lender:

8.2.1 Extend the final maturity of any Revolving Loan or LC Disbursement or postpone any payment of principal of any Revolving Loan or LC Disbursement or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon (other than a waiver of the application of the default rate of interest pursuant to Section 2.14 hereof).

8.2.2 Waive any condition set forth in Section 4.4, or, other than as provided in Section 2.25, reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the Pro Rata Share in this Agreement to act on specified matters or amend the definition of “Pro Rata Share”.

8.2.3 Extend the Commitment Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Commitment of any such affected Lender hereunder or increase any Borrower Sublimit hereunder, or permit any Borrower to assign its rights or obligations under this Agreement or change Section 2.15, 2.8.3 or 11.2 in a manner that would alter the pro rata sharing of payments or the application of reductions of commitments on a ratable basis required thereby.

8.2.4 Terminate the interest of the Agent in all or any portion of the CILCO Credit Agreement Bond, the CIPS Credit Agreement Bond or the IP Credit Agreement Bond without the written consent of each Lender, in each case unless both the Borrower Sublimit and the Borrower Credit Exposure of the applicable Borrower have been reduced to zero.

8.2.5 Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent or any Issuing Bank shall be effective without the written consent of the Agent or such Issuing Bank, as the case may be. The Agent may waive payment of the fee required under Section 12.3.3 without obtaining the consent of any other party to this Agreement. Notwithstanding the foregoing, the approval of the Required Lenders shall not be required for any Commitment Increase Amendment and any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Agent if (i) by the terms of such agreement any remaining Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Advance made by it and all other amounts owing to it or accrued for its account under this Agreement.

8.3. Preservation of Rights. No delay or omission of the Lenders, the Agent or the Issuing Banks to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of a Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuing Banks and the Lenders until all of the Obligations have been paid in full.

8.4. Release of Liens. Notwithstanding any other provision in this Agreement to the contrary, the Agent is hereby authorized, and shall, without any further action or consent of the Lenders, (i) release or consent to the release of any Lien securing the Obligations in respect of any asset disposed of to any Person that is not an Affiliate of the Borrower disposing of such asset in accordance with the provisions of Section 6.11 or any asset disposed of by a Borrower or one of its Subsidiaries to any Affiliate of the Company (other than to any of such disposing Borrower’s Subsidiaries) in accordance with the provisions of Section 6.12.2, (ii) surrender the CILCO Credit Agreement Bond to the CILCO Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of CILCO have been reduced to zero and all fees and other amounts payable by CILCO with respect to the Obligations of CILCO have been duly paid, (iii) surrender the CIPS Credit Agreement Bond to the CIPS Trustees for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of CIPS have been reduced to zero and all fees and other amounts payable by CIPS with respect to the Obligations of CIPS have been duly paid, and (iv) surrender the IP Credit Agreement Bond to the IP Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of IP have been reduced to zero and all fees and other amounts payable by IP with respect to the Obligations of IP have been duly paid. This Section 8.4 does not require any consent of Lenders or release by the Agent in connection with the release of property from the Lien of the CIPS Indenture, the CILCO Indenture or the IP Indenture that is made in accordance with the respective requirements of those instruments.

ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Agent and the Lenders, and between the Agent and the Lenders on one hand, and the Borrowers individually on the other hand, and supersede all prior agreements and understandings among and between such parties, as the case may be, relating to the subject matter thereof other than those contained in the fee letters described in Section 10.13 which shall survive and remain in full force and effect during the term of this Agreement.

9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders and the Issuing Banks hereunder are several and not joint and no Lender or Issuing Bank shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender or any Issuing Bank to perform any of its obligations hereunder shall not relieve any other Lender or any Issuing Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arrangers shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on their own behalf and in its own name to the same extent as if it were a party to this Agreement (it being acknowledged that Section 9.6 may be enforced against any Borrower only to the extent of the amounts for which such Borrower is liable under the terms of such Section).

9.6. Expenses; Indemnification.

(i)

Subject to paragraph (iii) below, the Illinois Utilities and the Borrowers shall reimburse the Agent and the Arrangers for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ and paralegals’ fees and time charges of attorneys for the Agent (including local counsel if determined by the Agent to be advisable in connection with the perfection of security interests and the issuance and pledge of the CILCO Credit Agreement Bond, the CIPS Credit Agreement Bond or the IP Credit Agreement Bond), which attorneys may be employees of the Agent, and expenses of and fees for other advisors and professionals engaged by the Agent or the Arrangers) paid or incurred by the Agent or the Arrangers in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification and administration of the Loan Documents. Subject to paragraph (iii) below, the Illinois Utilities and the Borrowers also agree to reimburse the Agent, the Arrangers, the Issuing Banks and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys’ and paralegals’ fees and time charges and expenses of attorneys and paralegals for the Agent, the Arrangers, the Issuing Banks and the Lenders, which attorneys and paralegals may be employees of the Agent, the Arrangers, the Issuing Banks or the Lenders) paid or incurred by the Agent, the Arrangers, any Issuing Bank or any Lender in connection with the collection of the Obligations and enforcement of the Loan Documents.

(ii)	Subject to paragraph (iii) below, the Illinois Utilities and the Borrowers hereby further agree to indemnify the Agent, the Arrangers, each Issuing Bank, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arrangers, any Issuing Bank, any Lender or any affiliate is a party thereto, and all attorneys’ and paralegals’ fees, time charges and expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they have resulted, as determined in a final non-appealable judgment by a court of competent jurisdiction, from the gross negligence or willful misconduct of the party seeking indemnification.

(iii)	Each amount payable under paragraph (i) or (ii) of this Section shall be an obligation of, and shall be discharged by (a) to the extent arising out of acts, events and circumstances related to a particular Illinois Utility or Borrower, such Illinois Utility or Borrower and (b) otherwise, all the Illinois Utilities and Borrowers, with each of them being severally, but not jointly, liable for its Contribution Percentage of such amount.

(iv)	To the extent that the Illinois Utilities and the Borrowers fail to pay any amount required to be paid by them to the Agent, the Arrangers or any Issuing Bank under paragraph (i) or (ii) of this Section, each Lender severally agrees to pay to the Agent, the Arrangers or such Issuing Bank, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent, the Arrangers or such Issuing Bank in its capacity as such.

(v)	The obligations of the Illinois Utilities and the Borrowers under this Section 9.6 shall survive the termination of this Agreement and the Facility Termination Date.

9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders, to the extent that the Agent deems necessary.

9.8. Accounting. Except as provided to the contrary herein, all accounting terms used in the calculation of any financial covenant or test shall be interpreted and all accounting determinations hereunder in the calculation of any financial covenant or test shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by any Borrower or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein (“Accounting Changes”), the parties hereto agree, at such Borrower’s request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating such Borrower’s and its Subsidiaries’ financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably satisfactory to the Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment. Notwithstanding the foregoing, all financial statements to be delivered by such Borrower pursuant to Section 6.1 shall be prepared in accordance with generally accepted accounting principles in effect at such time (subject in the case of interim financial statements, to the absence of footnotes and year-end adjustments).

9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10. Nonliability. The relationship between the Borrowers individually on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. None of the Agent, the Arrangers, any Issuing Bank or any Lender shall have any fiduciary responsibilities to the Borrowers. None of the Agent, the Arrangers, any Issuing Bank or any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ businesses or operations. The Borrowers agree that none of the Agent, the Arrangers, any Issuing Bank or any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. None of the Borrowers, the Agent, the Arrangers, any Issuing Bank or any Lender shall have any liability with respect to, and each of the Agent, the Arrangers, each Issuing Bank, each Lender and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by it in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11. Confidentiality. Each Lender and each Issuing Bank agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Borrowers, Lenders or Issuing Banks and their respective Affiliates, for use solely in connection with the transactions contemplated hereby, (ii) to legal counsel, accountants, and other professional advisors to such Lender or Issuing Bank or to a Transferee, in each case which have been informed as to the confidential nature of such information, for use solely in connection with the transactions contemplated hereby, (iii) to regulatory officials having jurisdiction over it or its Affiliates, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender or Issuing Bank is a party, (vi) to such Lender’s or Issuing Bank’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, in each case which have been informed as to the confidential nature of such information, (vii) as permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to this Agreement or the Advances hereunder.

9.12. Lenders Not Utilizing Plan Assets. Each Lender and Designated Lender represents and warrants that none of the consideration used by such Lender or Designated Lender to make its Loans constitutes for any purpose of ERISA or Section 4975 of the Code assets of any “plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of such Lender or Designated Lender in and under the Loan Documents shall not constitute such “plan assets” under ERISA.

9.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

9.14. Disclosure. The Borrowers and each Lender and each Issuing Bank hereby acknowledge and agree that each Lender, each Issuing Bank and their Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and their Affiliates.

9.15. USA Patriot Act. Each Lender and each Issuing Bank hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with its requirements. The Borrowers shall promptly following a request by the Agent or any Lender, provide all documentation and other information that the Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations including the USA Patriot Act.

ARTICLE X

THE AGENT

10.1. Appointment; Nature of Relationship. JPMCB is hereby appointed by each of the Lenders and each of the Issuing Banks as its contractual representative (herein referred to as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders and the each of the Issuing Banks irrevocably authorizes the Agent to act as the contractual representative of such Lender and such Issuing Bank with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender or any Issuing Bank by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders and the Issuing Banks with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ and the Issuing Banks’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders or the Issuing Banks, (ii) is a “representative” of the Lenders and the Issuing Banks within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders and the Issuing Banks hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Lenders or the Issuing Banks, or any obligation to the Lenders or the Issuing Banks to take any action thereunder except any action specifically provided by the Collateral Documents to be taken by the Agent. Without limiting any other power granted under any Loan Document, each Lender authorizes and directs the Agent to vote all the interests of the Lenders as a single bloc based upon the direction of the Required Lenders as contemplated by any Loan Document.

10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender or any Issuing Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender and each Issuing Bank; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrowers or any guarantor of any of the Obligations or of any of the Borrowers’ or any such guarantor’s respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders or the Issuing Banks information that is not required to be furnished by the Borrowers to the Agent at such time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as Agent or in its individual capacity).

10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction in writing by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders or the Issuing Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and the Issuing Banks and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

10.8. Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to the their Pro Rata Shares of the Aggregate Commitment (or, if the Aggregate Commitment has been terminated, of the Aggregate Revolving Credit Exposure) (determined as of the date of any such request by the Agent) (i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents in its capacity as Agent, (ii) to the extent not paid by the Borrowers, for any other expenses incurred by the Agent on behalf of the Lenders or the Issuing Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders or Issuing Banks) and (iii) to the extent not paid by the Borrowers, for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders or Issuing Banks), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent, (ii) any indemnification required pursuant to Section 3.5(vi) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof and (iii) the Agent shall reimburse the Lenders for any amounts the Lenders have paid to the extent such amounts are subsequently recovered from the Borrowers. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations, termination and expiration of the Letters of Credit and termination of this Agreement.

10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Borrowers, the Lenders and the Issuing Banks.

10.10. Rights as a Lender. In the event the Agent is a Lender or an Issuing Bank, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender or any Issuing Bank and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” or “Issuing Bank” shall, at any time when the Agent is a Lender or an Issuing Bank, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with each Borrower or any of its Subsidiaries in which such Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

10.11. Independent Credit Decision. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Agent, the Arrangers or any other Lender or any other Issuing Bank and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent, the Arrangers or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Banks and the Borrowers, such resignation to be effective upon the appointment of a successor Agent; provided that such Successor Agent is a Lender or an Affiliate of a Lender or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders, with the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed; provided that such consent shall not be required in the event and continuation of a Default), shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders or consented to by the Borrowers within thirty days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrowers or any Lender or any Issuing Bank, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lenders and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $1,000,000,000 (or such lower amount as shall be acceptable to the Company). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13. Agent and Arrangers Fees. Each Borrower agrees to pay to the Agent and each Arranger, for their respective accounts, the agent and arrangers fees agreed to by such Borrower, the Agent and such Arranger pursuant to the letter agreements dated June 3, 2009, or as otherwise agreed from time to time.

10.14. Delegation to Affiliates. The Borrowers, the Lenders and the Issuing Banks agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.15. Syndication Agent and Documentation Agents. The Lender identified in this Agreement as the “Syndication Agent” and the Lenders identified in this Agreement as the “Documentation Agents” shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, such Lenders shall not have or be deemed to have a fiduciary relationship with any other Lender. Each Lender hereby makes the same acknowledgements with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if a Borrower becomes insolvent, however evidenced, or any Default occurs with respect to a Borrower, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any Issuing Bank to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing by such Borrower to such Lender or such Issuing Bank, whether or not the Obligations, or any part thereof, shall then be due.

11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Revolving Credit Exposure (other than payments received pursuant to Section 2.22, 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Revolving Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Revolving Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Revolving Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1. Successors and Assigns; Designated Lenders.

12.1.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Issuing Banks and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrowers shall not have the right to assign their rights or obligations under the Loan Documents without the prior written consent of the Agent, each Lender and each Issuing Bank, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participants must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank, (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee or (z) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.1.2 Designated Lenders.

(i)

Subject to the terms and conditions set forth in this Section 12.1.2, any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 12.1.2 shall be subject to the approval of the Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit F hereto (a “Designation Agreement”) and the acceptance thereof by the Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated

Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of such Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Lender making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article III hereof for any amount which would exceed the amount that would have been payable by the Borrowers to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor the Agent shall be responsible for any Designating Lender’s application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of, the Borrowers or the Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with Section 9.11, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

(ii)	Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender. This Section 12.1.2 shall survive the termination of this Agreement.

12.2. Participations.

12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Revolving Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such

Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Revolving Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders or any of the affected Lenders pursuant to the terms of Section 8.2.

12.2.3 Benefit of Certain Provisions. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrowers further agree that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrowers, and (ii) any Participant that is not a U.S. Person agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3. Assignments.

12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (other than to any Borrower or an Affiliate of a Borrower) (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an “Assignment Agreement”). Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund shall either be in an amount equal to the entire applicable Commitment and Revolving Credit Exposure of the assigning Lender or (unless each of the Borrowers and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or, if the Commitments have been terminated, the Revolving Credit Exposure subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the Assignment Agreement. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement.

12.3.2 Consents. The consent of the Borrowers shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrowers shall not be required if (i) a Default has occurred and is continuing or (ii) such assignment is in connection with the physical settlement of any Lender’s obligations to direct or indirect contractual counterparties in swap agreements relating to the Loans; provided, that the assignment without the Borrowers’ consent pursuant to clause (ii) shall not increase the Borrowers’ liability under Section 3.5. The consent of the Agent and each Issuing Bank shall be required prior to an assignment becoming effective. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an Assignment Agreement, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent); provided that no fee shall be required if a Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation and warranty by the Purchaser to the effect that none of the funds, money, assets or other consideration used to make the purchase and assumption of the Commitment and Revolving Credit Exposure under the applicable Assignment Agreement constitutes “plan assets” as defined under ERISA and that the rights, benefits and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights, benefits and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Revolving Credit Exposure, if any, assigned to such Purchaser without any further consent or action by the Borrowers, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights, benefits and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the Loan Documents. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that, upon cancellation and surrender to the Borrowers of the Notes (if any) held by the transferor Lender, new Notes or, as appropriate, replacement Notes are issued to such transferor Lender, if applicable, and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or, if such Commitments have been terminated, their respective Revolving Credit Exposure), as adjusted pursuant to such assignment.

12.3.4 Register. The Agent, acting solely for this purpose as an agent of the Borrowers (and the Borrowers hereby designate the Agent to act in such capacity), shall maintain at one of its offices in New York, New York a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time and whether such Lender is an original Lender or assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive, absent manifest error and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4. Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrowers and their Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5. Tax Certifications. If any interest in any Loan Document is transferred to any Transferee which is not a U.S. Person, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1. Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)	if to any Borrower, to it in care of Ameren Corporation, 1901 Chouteau Avenue, St. Louis, MO 63103, Attention of Jerre E. Birdsong, Vice President and Treasurer (Telecopy No. (314) 554-6328);

(ii)

if to the Agent, to JPMorgan Chase Bank, N.A., Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, TX 77002, Attention: Regina Harmon (Telecopy No. (713) 427-6307), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 4th Floor, New York, NY 10017, Attention of Christal Kelso (Telecopy No. (212) 270-0213);

(iii)	if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Agent and the applicable Lender. The Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

13.2. Change of Address. Any Borrower, the Agent, any Issuing Bank and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent, the Issuing Banks and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

15.2. CONSENT TO JURISDICTION. EACH BORROWER, EACH LENDER AND THE AGENT HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH SUCH PERSON HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

15.3. WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.

AMEREN CORPORATION,

by	/s/ Jerre E. Birdsong
	Name:	Jerre E. Birdsong
	Title:	Vice President and Treasurer

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY,

by	/s/ Jerre E. Birdsong
	Name:	Jerre E. Birdsong
	Title:	Vice President and Treasurer

CENTRAL ILLINOIS LIGHT COMPANY,

by	/s/ Jerre E. Birdsong
	Name:	Jerre E. Birdsong
	Title:	Vice President and Treasurer

ILLINOIS POWER COMPANY,

by	/s/ Jerre E. Birdsong
	Name:	Jerre E. Birdsong
	Title:	Vice President and Treasurer

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as Agent, as a Lender and as an Issuing Bank,

by	/s/ Michael DeForge
	Name:	Michael DeForge
	Title:	Managing Director

BARCLAYS BANK PLC, as Syndication Agent and as a Lender,

by	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: Bank of America, N.A.

by	/s/ Richard L. Stein
	Name:	Richard L. Stein
	Title:	Senior Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: BNP Paribas

by	/s/ Francis J. Delaney
	Name:	Francis J. Delaney
	Title:	Managing Director

by	/s/ Pasquale A. Perraglia
	Name:	Pasquale A. Perraglia
	Title:	Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: Goldman Sachs Bank USA

by	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: Morgan Stanley Bank, N.A.

by	/s/ Melissa James
	Name:	Melissa James
	Title:	Authorized Signatory

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: U.S. Bank National Association

by	/s/ Paul Vastola
	Name:	Paul Vastola
	Title:	Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: UBS Loan Finance LLC

by	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

by	/s/ Marie Haddad
	Name:	Marie Haddad
	Title:	Associate Director

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: Deutsche Bank AG New York Branch

by	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

by	/s/ Paul O’Leary
	Name:	Paul O’Leary
	Title:	Director

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: The Bank of New York Mellon

by	/s/ Richard K. Fronapfel, Jr.
	Name:	Richard K. Fronapfel, Jr.
	Title:	Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: The Bank of Nova Scotia

by	/s/ Thane Rattew
	Name:	Thane Rattew
	Title:	Managing Director

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: The Royal Bank of Scotland plc

by	/s/ Belinda Tucker
	Name:	Belinda Tucker
	Title:	Senior Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: Fifth Third Bank

by	/s/ Robert M. Sander
	Name:	Robert M. Sander
	Title:	Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: KeyBank National Association

by	/s/ Sherrie Manson
	Name:	Sherrie Manson
	Title:	Senior Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: Regions Bank

by	/s/ David Bentzinger
	Name:	David Bentzinger
	Title:	Senior Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: The Northern Trust Company

by	/s/ Rick J. Gomez
	Name:	Rick J. Gomez
	Title:	Second Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: Commerce Bank, N.A.

by	/s/ Douglas P. Best
	Name:	Douglas P. Best
	Title:	Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: UMB Bank, N.A.

by	/s/ Cecil G. Wood
	Name:	Cecil G. Wood
	Title:	Executive Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

LENDER: Comerica Bank

by	/s/ Mark J. Leveille
	Name:	Mark J. Leveille
	Title:	Vice President

SIGNATURE PAGE TO

AMEREN CORPORATION

ILLINOIS CREDIT AGREEMENT

ANNEX I

PRICING SCHEDULE

Applicable Margin or Fee	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status	Level VI Status
LIBOR Spread/LC Participation Fee	2.000%	2.375%	2.750%	3.000%	3.250%	3.625%
ABR Spread	1.000%	1.375%	1.750%	2.000%	2.250%	2.625%
Facility Fee	0.250%	0.375%	0.500%	0.750%	1.000%	1.125%

Level Status shall be determined based upon the applicable Ratings for the applicable Borrower provided by Moody’s and S&P. If the applicable Borrower is split-rated, then (a) if the Ratings differential is one level, each rating agency will be deemed to have a Rating in the higher level and (b) if the Ratings differential is two levels or more, then each rating agency will be deemed to have a Rating one level above the lower Rating.

The Applicable Margin shall be determined in accordance with the foregoing table based on the applicable Borrower’s Status as determined from its then-current Moody’s Rating and S&P Rating. The Applicable Fee Rate shall be determined with respect to Facility Fees and LC Participation Fees of each Borrower in accordance with the foregoing table based on such Borrower’s Status. The Rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.

“Level I Status” exists at any date if, on such date, the applicable entity’s Moody’s Rating is A2 or better or the applicable entity’s S&P Rating is A or better.

“Level II Status” exists at any date if, on such date, (i) the applicable entity has not qualified for Level I Status and (ii) the applicable entity’s Moody’s Rating is A3 or better or the applicable entity’s S&P Rating is A- or better.

“Level III Status” exists at any date if, on such date, (i) the applicable entity has not qualified for Level I Status or Level II Status and (ii) the applicable entity’s Moody’s Rating is Baa1 or better or the applicable entity’s S&P Rating is BBB+ or better.

“Level IV Status” exists at any date if, on such date, (i) the applicable entity has not qualified for Level I Status, Level II Status or Level III Status and (ii) the applicable entity’s Moody’s Rating is Baa2 or better or the applicable entity’s S&P Rating is BBB or better.

“Level V Status” exists at any date if, on such date, (i) the applicable entity has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the applicable entity’s Moody’s Rating is Baa3 or better or the applicable entity’s S&P Rating is BBB- or better.

“Level VI Status” exists at any date if, on such date, the applicable entity has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status. Level VI Status also exists on any date if, on such date, the applicable entity does not have at least two Ratings in effect.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status, or Level VI Status.

“Moody’s Rating” means, at any time, the following public ratings issued by Moody’s as then in effect with respect to the applicable Borrower: (i) in the case of the Company, the rating on the Company’s senior unsecured long-term debt securities without third-party credit enhancement, and (ii) in the case of each other Borrower, the rating on such Borrower’s senior secured long-term debt securities without third-party credit enhancement.

“S&P Rating” means, at any time, the following public ratings issued by S&P, as then in effect with respect to the applicable Borrower: (i) in the case of the Company, the rating on the Company’s senior unsecured long-term debt securities without third-party credit enhancement, and (ii) in the case of each other Borrower, the rating on such Borrower’s senior secured long-term debt securities without third-party credit enhancement.

“Rating” means a Moody’s Rating or an S&P Rating.

COMMITMENT SCHEDULE

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$55,250,000.00
Barclays Bank PLC	$55,250,000.00
Bank of America, N.A.	$50,000,000.00
BNP Paribas	$64,500,000.00
Goldman Sachs Bank USA	$49,000,000.00
Morgan Stanley Bank, N.A.	$47,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$50,000,000.00
U.S. Bank National Association	$73,000,000.00
UBS Loan Finance LLC	$47,000,000.00
Deutsche Bank AG New York Branch	$50,000,000.00
The Bank of New York Mellon	$42,000,000.00
The Bank of Nova Scotia	$36,000,000.00
The Royal Bank of Scotland plc	$82,000,000.00
Fifth Third Bank	$20,000,000.00
KeyBank National Association	$18,000,000.00
Regions Bank	$18,000,000.00
The Nothern Trust Company	$14,000,000.00
Commerce Bank, N.A.	$10,000,000.00
UMB Bank	$9,000,000.00
Comerica Bank	$10,000,000.00
Aggregate Commitment	$800,000,000.00

Schedule 1 page 2

SCHEDULE

LC COMMITMENT SCHEDULE

Issuing Bank	LC Commitment
JPMorgan Chase Bank, N.A.	$200,000,000.00

COMMITMENT SCHEDULE

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$55,250,000.00
Barclays Bank PLC	$55,250,000.00
Bank of America, N.A.	$50,000,000.00
BNP Paribas	$64,500,000.00
Goldman Sachs Bank USA	$49,000,000.00
Morgan Stanley Bank, N.A.	$47,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$50,000,000.00
U.S. Bank National Association	$73,000,000.00
UBS Loan Finance LLC	$47,000,000.00
Deutsche Bank AG New York Branch	$50,000,000.00
The Bank of New York Mellon	$42,000,000.00
The Bank of Nova Scotia	$36,000,000.00
The Royal Bank of Scotland plc	$82,000,000.00
Fifth Third Bank	$20,000,000.00
KeyBank National Association	$18,000,000.00
Regions Bank	$18,000,000.00
The Nothern Trust Company	$14,000,000.00
Commerce Bank, N.A.	$10,000,000.00
UMB Bank	$9,000,000.00
Comerica Bank	$10,000,000.00
Aggregate Commitment	$800,000,000.00

SCHEDULE

LC COMMITMENT SCHEDULE

Issuing Bank	LC Commitment
JPMorgan Chase Bank, N.A.	$200,000,000.00

SCHEDULE I

SUBSIDIARIES

(See Section 5.8)

SUBSIDIARIES OF AMEREN CORPORATION

Subsidiary	Jurisdiction of Organization	Owned By	Percent Ownership
1. CILCORP Inc.	Illinois	Ameren Corporation	100%
a. Central Illinois Light Company	Illinois	CILCORP Inc.	100%
b. QST Enterprises Inc.	Illinois	CILCORP Inc.	100%
c. AmerenEnergy Resources Generating Company	Illinois	Central Illinois Light Company	100%
d. CLC Aircraft Leasing	Illinois	AmerenEnergy Resources Generating Company	100%
e. ESE Land Corporation	Illinois	QST Enterprises Inc.	100%
f. California/Nevada Development L.L.C.	Delaware	ESE Land Corporation	100%
2. Central Illinois Public Service Company	Illinois	Ameren Corporation	100%
3. Illinois Power Company	Illinois	Ameren Corporation	100%
a. Illinois Power Financing I	Delaware	Illinois Power Company	100%
b. Illinois Power Financing II	Delaware	Illinois Power Company	100%

SCHEDULE I

SUBSIDIARIES OF CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

Subsidiary	Jurisdiction of Organization	Owned By	Percent Ownership
None.

SCHEDULE I

SUBSIDIARIES OF CILCO

Subsidiary	Jurisdiction of Organization	Owned By	Percent Ownership
1. AmerenEnergy Resources Generating Company	Illinois	Central Illinois Light Company	100%

SCHEDULE I

SUBSIDIARIES OF ILLINOIS POWER COMPANY

Subsidiary	Jurisdiction of Organization	Owned By	Percent Ownership
1. Illinois Power Financing I	Delaware	Illinois Power Company	100%
2. Illinois Power Financing II	Delaware	Illinois Power Company	100%

SCHEDULE 2

LIENS

(see Section 6.13.5)

None.

SCHEDULE 3

RESTRICTIVE AGREEMENTS

(see Section 6.16)

Following are the agreements or other arrangements existing as of the effective date of the Credit Agreement dated as of June __, 2009 (the “Agreement”), among Ameren Corporation, Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company, the Lenders named therein, JPMorgan Chase Bank, N.A., as Agent, Barclays Bank PLC, as Syndication Agent, [                    ], as Co-Documentation Agent and [                    ], as Co-Documentation Agent, that prohibit, restrict or impose any condition upon the ability of any Borrower or any Subsidiary (other than a Project Finance Subsidiary) to, create or otherwise cause to become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary other than a Project Finance Subsidiary (i) to pay dividends or make any other distribution on its common stock, (ii) to pay any Indebtedness or other obligation owed to such Borrower or any other Subsidiary of such Borrower, or (iii) to make loans or advances or other Investments in such Borrower or any other Subsidiary of such Borrower. The following list does not include restrictions and conditions imposed by law or by the above-referenced Agreement. Terms defined in the above-referenced Agreement are used herein with the same meanings.

CIPS

CIPS Restated Articles of Incorporation: Dividend Restriction. So long as any shares of the Cumulative Preferred Stock of CIPS are outstanding, dividends on CIPS’ common stock are restricted at any time when the ratio of common stock equity to total capitalization is not in excess of 25 percent.

CIPS Indenture of Mortgage dated October 1, 1941, as supplemented and amended: Dividend Restriction. So long as any of the present First Mortgage Bonds issued under this indenture are outstanding, no dividends may be declared or paid on CIPS’ common stock, unless during the period from December 31, 1940 to the date of payment of such dividends, the amounts expended by CIPS for maintenance and repairs, plus the amounts provided for depreciation of the mortgaged properties, plus the accumulations to earned surplus shall be at least equal to the amount required to be expended by CIPS during such period for the purposes specified in Section 1 of Article VII of this indenture.

CILCO

CILCO Articles of Incorporation: Dividend Restriction. No dividends shall be paid on CILCO’s common stock if, at the time of declaration, the balance of retained earnings does not equal at least two times the annual dividend requirement on all outstanding shares of preferred stock and amounts to be paid or set aside for any sinking fund for the retirement of Class A Preferred Stock of any series have not been paid or set aside.

CILCORP

CILCORP (as successor to Midwest Energy, Inc.) Indenture dated as of October 18, 1999, as supplemented and/or amended: Limitation on Distributions. CILCORP shall not make or pay any dividend, distribution or payment (including by way of redemption, repurchase, retirement, return or repayment) in respect of shares of its capital stock to any of its shareholders unless there exists no event of default under such indenture and no such event of default will result from the making of such distribution, and either (a) at the time and as a result of making such distribution CILCORP’s leverage ratio does not exceed 0.67:1 and CILCORP’s interest coverage ratio is not less than 2.2:1, or (b) if CILCORP is not in compliance with the ratios described in clause (a) above, its senior long-term debt ratings are at least BB+ from S&P, Baa2 from Moody’s and BBB from Fitch, Inc.

SCHEDULE 3

CILCORP (as successor to Midwest Energy, Inc.) Indenture dated as of October 18, 1999, as supplemented and/or amended: Limitation on Intercompany Loans. CILCORP shall not make any intercompany loan to The AES Corporation or any of its affiliates (other than CILCORP or any of its direct or indirect subsidiaries) unless there exists no event of default under such indenture and no such event of default will result from the making of such intercompany loan, and either (a) at the time and as a result of making such intercompany loan CILCORP’s leverage ratio does not exceed 0.67:1 and CILCORP’s interest coverage ratio is not less than 2.2:1, or (b) if CILCORP is not in compliance with the ratios described in clause (a) above, its senior long-term debt ratings are at least BB+ from S&P, Baa2 from Moody’s and BBB from Fitch, Inc.

CILCORP Pledge Agreement dated as of October 18, 1999, as amended or supplemented: Encumbrance on CILCO Common Dividends. Common stock of CILCO is pledged as collateral to holders of CILCORP indebtedness issued under the indenture referred to above. Also included as collateral are all dividends, cash, instruments and other property and proceeds distributed in respect of such common stock excluding all cash dividends paid so long as no event of default shall have occurred and be continuing. Any and all (i) dividends and other distributions (other than cash dividends) received, receivable or otherwise distributed in respect of, or in exchange for, any collateral (including the CILCO common stock) and (ii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any collateral, shall be delivered to the collateral agent under this agreement to hold as collateral.

CILCORP By-Laws: Limitation on Intercompany Loans. CILCORP may not make loans or advances to its parent or any of its affiliates with the exception of subsidiaries of CILCORP. CILCORP also may not acquire obligations or securities of its parent or any of its affiliates with the exception of subsidiaries of CILCORP.

SCHEDULE 4

REGULATORY AUTHORIZATIONS

(See Sections 4.3.3 and 5.18)

Illinois Commerce Commission Authorizations

The Illinois Commerce Commission has issued the following orders under the Illinois Public Utilities Act authorizing each of CIPS, CILCO, and IP to execute and deliver the Credit Agreement Bonds and related Supplemental Indentures contemplated by this Agreement:

•	Order in Docket No. 09-0275: granting CIPS authorization to execute, enter into, and deliver the CIPS Credit Agreement Bonds and the CIPS Supplemental Indenture.

•	Order in Docket No. 09-0276: granting CILCO authorization to execute, enter into, and deliver the CILCO Credit Agreement Bonds and the CILCO Supplemental Indenture.

•	Order in Docket No. 09-0277: granting IP authorization to execute, enter into, and deliver the IP Credit Agreement Bond and the IP Supplemental Indenture.

Federal Energy Regulatory Commission Authorizations

•	Illinois Power Company, d/b/a Ameren IP et al., 110 FERC ¶ 61,408 (March 31, 2005) (Docket ER05-638-000)

•	Ameren Services Companies, 112 FERC ¶ 62,243 (March 21, 2008) (Docket ES08-16-000)

SCHEDULE 5

CONTINGENT OBLIGATIONS

(See Section 5.4)

NONE.

EXHIBIT A-1

June 30, 2009

To the Lenders (as defined below) and

JPMorgan Chase Bank, N.A.,

    as Agent

270 Park Avenue

New York, NY 10017

Dear Ladies and Gentlemen:

I, S.R. Sullivan, am the Senior Vice President, General Counsel and Secretary of Ameren Corporation, a Missouri corporation (the “Company”), and certain of its subsidiaries. I, or lawyers under my direction, have acted as counsel for the Company in connection with the negotiation and execution of that certain Credit Agreement dated as of June 30, 2009 (the “Credit Agreement”), among the Company, Central Illinois Public Service Company, an Illinois corporation, Central Illinois Light Company, an Illinois corporation, Illinois Power Company, an Illinois corporation, the lending institutions identified therein as “Lenders,” JPMorgan Chase Bank, N.A., as Agent, and Barclays Bank PLC as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

In rendering the opinion expressed below, I, or lawyers under my direction, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

In making the examinations described above, I have assumed without independent investigation the capacity of natural persons (other than the office held by each representative of the Company) as reflected adjacent to such individual’s signature on the Loan Documents (as defined below), the genuineness of all signatures (other than those of representatives of the Company appearing on the Loan Documents), the authenticity of all documents furnished to me as originals, the conformity to originals of all documents furnished to me as certified or photostatic copies and the authenticity of the originals of such documents. In addition, I have assumed without independent investigation that (i) the Loan Documents have been duly authorized, executed and delivered by the parties thereto other than the Company, and constitute their valid, lawful and binding obligations and agreements, and (ii) there is no separate agreement, undertaking, or course of dealing modifying, varying or waiving any of the terms of the Loan Documents. As to matters of fact not independently established by me relevant to the opinions set forth herein, I have relied without independent investigation on the representations contained in the Loan Documents and in certificates of public officials and responsible representatives of the Company furnished to me; provided, however, that I advise that in the course of my representation of the Company, I have obtained no information that leads me to believe that any such representation or certificate is untrue or misleading in any material respect.

Upon the basis of and subject to the foregoing, I am of the opinion that:

1. The Company is a corporation duly and properly incorporated, validly existing and in good standing under the laws of the State of Missouri and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, other than the failure of the Company to be qualified to transact business in any such jurisdiction to the extent such failure could not reasonably be expected to result in a Material Adverse Effect.

2. The Company has the power and authority and legal right to execute and deliver, and to perform its obligations under the Credit Agreement and the Notes (collectively, the “Loan Documents”). The execution and delivery of, and the performance of its obligations under, the Loan Documents by the Company have been duly authorized by proper proceedings, and the Loan Documents to which the Company is a party constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

3. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, nor the performance of the obligations thereunder, violate (i) any law, rule or regulation of the State of Missouri or the United States of America, or any order, writ, judgment, injunction, decree or award binding on the Company, (ii) the Company’s articles or certificate of incorporation or by-laws or (iii) the provisions of any indenture or material instrument or material agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or any of its Subsidiaries pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings and issuances of Letters of Credit for the account of the Company under the Loan Documents, the payment and performance by the Company of the obligations thereunder or the legality, validity, binding effect or enforceability as to the Company of any of the Loan Documents.

2

4. Except for the Disclosed Matters, there is no litigation, arbitration, governmental investigation, proceeding or inquiry currently existing, or, to the best of my knowledge after due inquiry, pending or threatened against or affecting the Company or any of its Subsidiaries, which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect on the Company or which seeks to prevent, enjoin or delay the making of the Loans or would adversely effect the legality, validity or enforceability of the Loan Documents as to the Company or the ability of the Company to perform the transactions contemplated therein.

5. The Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

6. No federal governmental consents, approvals, authorizations, registrations, declarations or filings are required in connection with the execution, delivery and/or performance by the Company of the Loan Documents.

7. In a properly presented case, a Missouri court or a federal court applying Missouri choice of law rules should give effect to the choice of law provisions of the Loan Documents and should hold that the Loan Documents are to be governed by the laws of the State of New York rather than the laws of the State of Missouri. In rendering the foregoing opinion, I note that by their terms the Loan Documents expressly selects New York law as the law governing their interpretation and that the Loan Documents were delivered to the Agent in New York. The choice of law provisions of the Loan Documents are not voidable under the laws of the State of Missouri. Notwithstanding the foregoing, even if a Missouri court or a federal court holds that the Loan Documents are to be governed by the laws of the State of Missouri, the Loan Documents would constitute a legal, valid and binding obligation of the Company, enforceable against the Company under Missouri law (including usury provisions) in accordance with their terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

I express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of any addressee with any state or federal laws or regulations applicable to it by reason of its status as or affiliation with a federally insured depository institution.

3

I am a member of the Bar of the State of Missouri and the foregoing opinion is limited to the laws of the State of Missouri and the Federal laws of the United States of America typically relevant to a transaction of this type. I note that the Loan Documents are governed by the laws of the State of New York and, for purposes of the opinion expressed in opinion paragraph 2 above and with your permission, I have assumed that the laws of the State of New York do not differ from the laws of the State of Missouri in any manner that would render such opinion incorrect. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders) without my prior written consent. Notwithstanding anything in this opinion letter to the contrary, you may disclose this opinion (i) to prospective successors and assigns of the addressees hereof, (ii) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assigns, and (iii) pursuant to valid legal process, in each case without my prior consent.

4

This opinion is delivered as of the date hereof and I undertake no, and disclaim any, obligation to advise you of any change in matters of law or fact set forth herein or upon which this opinion is based.

Very truly yours,

EXHIBIT A-2

314.206.0459

314.554.4014 (Fax)

cstensland@ameren.com

June 30, 2009

To the Lenders and

JPMorgan Chase Bank, N.A.,

    as Agent

270 Park Avenue

New York, NY 10017

Dear Ladies and Gentlemen:

I, Craig W. Stensland, am an Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to Central Illinois Public Service Company, an Illinois corporation, Central Illinois Light Company, an Illinois corporation, and Illinois Power Company, an Illinois corporation (collectively, the “Illinois Utility Borrowers”). I, or lawyers under my direction, have acted as counsel for the Illinois Utility Borrowers in connection with the Credit Agreement dated as of June 30, 2009 (the “Credit Agreement”), among the Illinois Utility Borrowers, Ameren Corporation, a Missouri corporation, the lending institutions identified therein as Lenders, JPMorgan Chase Bank, N.A., as Agent, and Barclays Bank PLC as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

In rendering the opinion expressed below, I, or lawyers under my direction, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

In making the examinations described above, I have assumed without independent investigation the capacity of natural persons (other than the office held by each representative of the Illinois Utility Borrowers) as reflected adjacent to such individual’s signature on the Loan Documents executed by such Illinois Utility Borrower, the genuineness of all signatures (other than those of representatives of the Illinois Utility Borrowers appearing on the Loan Documents), the authenticity of all documents furnished to me as originals, the conformity to originals of all documents furnished to me as certified or photostatic copies and the authenticity of the originals of such documents. In addition, I have assumed without independent investigation that (i) the Loan Documents have been duly authorized, executed and delivered by the parties thereto other than the Illinois Utility Borrowers, and constitute their valid, lawful and binding obligations and agreements, and (ii) there is no separate agreement, undertaking, or course of dealing modifying, varying or waiving any of the terms of the Loan Documents. As to matters of fact not independently established by me relevant to the opinions set forth herein, I have relied without independent investigation on the representations contained in the Loan Documents and in certificates of public officials and responsible representatives of each Illinois Utility Borrower furnished to me; provided, however, that I advise that in the course of my representation of the Illinois Utility Borrowers, I obtained no information that leads me to believe that any such representation or certificate is untrue or misleading in any material respect.

Upon the basis of and subject to the foregoing, I am of the opinion that:

1.	Each of the Illinois Utility Borrowers and each of their Subsidiaries (other than any Project Finance Subsidiary or Non-Material Subsidiary or an SPC) is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, other than the failure of any such Illinois Utility Borrower to be qualified to transact business in any such jurisdiction to the extent such failure could not reasonably be expected to result in a Material Adverse Effect.

2.	Each Illinois Utility Borrower has the power and authority and legal right to execute and deliver the Credit Agreement and to perform its obligations thereunder prior to the Accession Date for such Illinois Utility Borrower. The execution and delivery by each Illinois Utility Borrower of the Credit Agreement and the performance by each Illinois Utility Borrower of its obligations thereunder prior to the Accession Date for such Illinois Utility Borrower have been duly authorized by proper proceedings, and the Credit Agreement constitutes a legal, valid and binding obligation of such Illinois Utility Borrower enforceable against such Illinois Utility Borrower in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

2

3.	Neither the execution and delivery by each Illinois Utility Borrower of the Credit Agreement, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, in each case prior to the Accession Date, will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Illinois Utility Borrower or any of its Subsidiaries, or (ii) such Illinois Utility Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, material instrument or material agreement to which such Illinois Utility Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien (other than the Liens contemplated by the Collateral Documents applicable to such Illinois Utility Borrower when the same are executed and delivered) in, of or on the Property of such Illinois Utility Borrower or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by each Illinois Utility Borrower or any of its Subsidiaries, is required to be obtained by such Illinois Utility Borrower or any of its Subsidiaries in connection with the execution and delivery of the Credit Agreement, the performance by such Illinois Utility Borrower of the Obligations under the Credit Agreement prior to the Accession Date or the legality, validity, binding effect or enforceability of the Credit Agreement prior to the Accession Date.

4.	In a properly presented case, an Illinois court or a federal court applying Illinois choice of law rules should give effect to the choice of law provisions of the Credit Agreement and should hold that the Credit Agreement is to be governed by the laws of the State of New York rather than the laws of the State of Illinois. In rendering the foregoing opinion, I note that by its terms the Credit Agreement expressly selects New York law as the law governing its interpretation and that the Credit Agreement was delivered to the Agent in New York. The choice of law provisions of the Credit Agreement are not voidable under the laws of the State of Illinois. Notwithstanding the foregoing, even if an Illinois court or a federal court holds that the Credit Agreement is to be governed by the laws of the State of Illinois, the Credit Agreement constitutes a legal, valid and binding obligation of each Illinois Utility Borrower thereto, enforceable under Illinois law (including usury provisions) against such Illinois Utility Borrower in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing.

3

I express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of any addressee with any state or federal laws or regulations applicable to it by reason of its status as or affiliation with a federally insured depository institution.

All the forgoing opinions are subject to the qualification that no Illinois Utility Borrower is entitled to any Loan under the Credit Agreement or required to enter into any of the Collateral Documents applicable to such Illinois Utility Borrower until the Accession Date for such Illinois Utility Borrower has occurred. As of the date hereof, no Accession Date has occurred.

I am a member of the Bar of the State of Illinois and the foregoing opinion is limited to the laws of the State of Illinois. I note that the Credit Agreement is governed by the laws of the State of New York and, for purposes of the opinion expressed in opinion paragraph 2 above, I have assumed that the laws of the State of New York do not differ from the laws of the State of Illinois in any manner that would render such opinion incorrect. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders) without my prior written consent. Notwithstanding anything in this opinion letter to the contrary, you may disclose this opinion (i) to prospective successors and assigns of the addressees hereof, (ii) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assigns, and (iii) pursuant to valid legal process, in each case without my prior consent.

4

This opinion is delivered as of the date hereof and I undertake no, and disclaim any, obligation to advise you of any change in matters of law or fact set forth herein or upon which this opinion is based.

Very truly yours,

Craig W. Stensland Associate General Counsel Ameren Services Company

EXHIBIT A-3

June 30, 2009

To the Lenders and

JPMorgan Chase Bank, N.A.,

    as Agent

270 Park Avenue

New York, NY 10017

Dear Ladies and Gentlemen:

I, S.R. Sullivan, am the Senior Vice President, General Counsel and Secretary of Ameren Corporation and its subsidiaries, Central Illinois Public Service Company, an Illinois corporation, Central Illinois Light Company, an Illinois corporation and Illinois Power Company, an Illinois corporation (collectively, the “Illinois Utility Borrowers”). I, or lawyers under my direction, have acted as counsel for the Illinois Utility Borrowers in connection with the Credit Agreement dated as of June 30, 2009 (the “Credit Agreement”), among the Illinois Utility Borrowers, Ameren Corporation, a Missouri corporation, the lending institutions identified therein as Lenders, JPMorgan Chase Bank, N.A., as Agent, and Barclays Bank PLC as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings. Notwithstanding the foregoing, with respect to any Illinois Utility Borrower, the term “Loan Documents” as used herein shall mean the Credit Agreement, the Notes and the Collateral Documents to which such Illinois Utility Borrower is a party.

In rendering the opinion expressed below, I, or lawyers under my direction, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

In making the examinations described above, I have assumed without independent investigation the capacity of natural persons (other than the office held by each representative of the Illinois Utility Borrowers) as reflected adjacent to such individual’s signature on the Loan Documents, the genuineness of all signatures (other than those of representatives of the Illinois Utility Borrowers appearing on Loan Documents), the authenticity of all documents furnished to me as originals, the conformity to originals of all documents furnished to me as certified or photostatic copies and the authenticity of the originals of such documents. In addition, I have assumed without independent investigation that (i) the Loan Documents have been duly authorized, executed and delivered by the parties thereto other than the Illinois Utility Borrowers, and constitute their valid, lawful and binding obligations and agreements, and (ii) there is no separate agreement, undertaking, or course of dealing modifying, varying or waiving any of the terms of the Loan Documents. As to matters of fact not independently established by me relevant to the opinions set forth herein, I have relied without independent investigation on the representations contained in the Loan Documents and in certificates of public officials and responsible representatives of each Illinois Utility Borrower furnished to me; provided, however, that I advise that in the course of my representation of the Illinois Utility Borrowers, I obtained no information that leads me to believe that any such representation or certificate is untrue or misleading in any material respect.

Upon the basis of and subject to the foregoing, I am of the opinion that:

Except for the Disclosed Matters, there is no litigation, arbitration, governmental investigation, proceeding or inquiry currently existing, or, to the best of my knowledge after due inquiry, pending or threatened against or affecting any Illinois Utility Borrower or any of its Subsidiaries, which, if determined adversely to such Illinois Utility Borrower or to its Subsidiaries, could reasonably be expected to have a Material Adverse Effect with respect to such Illinois Utility Borrower or which seeks to prevent, enjoin or delay the making of any Loans or would adversely effect the legality, validity or enforceability of the Loan Documents or the ability of such Illinois Utility Borrower to perform the transactions contemplated therein.

Neither any Illinois Utility Borrower nor any Subsidiary of any Illinois Utility Borrower is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

No federal governmental consents, approvals, authorizations, registrations, declarations or filings are required in connection with the extensions of credit under the Credit Agreement or the performance by each Illinois Utility Borrower of its obligations under the Loan Documents except for the order of the Federal Energy Regulatory Commission dated March 21, 2008, with respect to Central Illinois Public Service Company and Central Illinois Light Company, and the order of the Federal Energy Regulatory Commission dated March 31, 2005, with respect to Illinois Power Company each of which is in full force and effect. The authorization under such March 21, 2008 order of the Federal Energy Regulatory Commission expires March 31, 2010.

I express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of any addressee with any state or federal laws or regulations applicable to it by reason of its status as or affiliation with a federally insured depository institution.

I am a member of the Bar of the State of Missouri and the foregoing opinion is limited to the federal laws of the United States of America. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders) without my prior written consent. Notwithstanding anything in this opinion letter to the contrary, you may disclose this opinion (i) to prospective successors and assigns of the addressees hereof, (ii) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assigns, and (iii) pursuant to valid legal process, in each case without my prior consent.

2

This opinion is delivered as of the date hereof and I undertake no, and disclaim any, obligation to advise you of any change in matters of law or fact set forth herein or upon which this opinion is based.

Very truly yours,

EXHIBIT A-4

314.206.0459

314.554.4014 (Fax)

cstensland@ameren.com

June 30, 2009

To the Lenders

and JPMorgan Chase Bank, N.A.,

    as Agent

270 Park Avenue

New York, NY 10017

Dear Ladies and Gentlemen:

I, Craig W. Stensland, am an Associate General Counsel of Ameren Services Company, an affiliate that provides legal and other professional services to Central Illinois Public Service Company, an Illinois corporation, Central Illinois Light Company, an Illinois corporation and Illinois Power Company, an Illinois corporation (collectively, the “Illinois Utility Borrowers”). I, or lawyers under my direction, have acted as counsel for the Illinois Utility Borrowers in connection with the Credit Agreement dated as of June 30, 2009 (the “Credit Agreement”), among the Illinois Utility Borrowers, Ameren Corporation, a Missouri corporation, the lending institutions identified therein as Lenders, JPMorgan Chase Bank, N.A., as Agent, and Barclays Bank PLC as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings. Notwithstanding the foregoing, with respect to any Illinois Utility Borrower, the term “Loan Documents” as used herein shall mean the Credit Agreement, the Notes and the Collateral Documents to which such Illinois Utility Borrower is a party.

In rendering the opinion expressed below, I, or lawyers under my direction, have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

In making the examinations described above, I have assumed without independent investigation the capacity of natural persons (other than the office held by each representative of the Illinois Utility Borrowers) as reflected adjacent to such individual’s signature on the Loan Documents executed by such Illinois Utility Borrower, the genuineness of all signatures (other than those of representatives of the Illinois Utility Borrowers appearing on the Loan Documents), the authenticity of all documents furnished to me as originals, the conformity to originals of all documents furnished to me as certified or photostatic copies and the authenticity of the originals of such documents. In addition, I have assumed without

2

independent investigation that (i) the Loan Documents have been duly authorized, executed and delivered by the parties thereto other than the Illinois Utility Borrowers, and constitute their valid, lawful and binding obligations and agreements, and (ii) there is no separate agreement, undertaking, or course of dealing modifying, varying or waiving any of the terms of the Loan Documents. As to matters of fact not independently established by me relevant to the opinions set forth herein, I have relied without independent investigation on the representations contained in the Loan Documents and in certificates of public officials and responsible representatives of each Illinois Utility Borrower furnished to me; provided, however, that I advise that in the course of my representation of the Illinois Utility Borrowers, I obtained no information that leads me to believe that any such representation or certificate is untrue or misleading in any material respect.

Upon the basis of and subject to the foregoing, I am of the opinion that:

5. Each of the Illinois Utility Borrowers and each of their Subsidiaries (other than any Project Finance Subsidiary or Non-Material Subsidiary or an SPC) is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, other than the failure of any such Illinois Utility Borrower to be qualified to transact business in any such jurisdiction to the extent such failure could not reasonably be expected to result in a Material Adverse Effect.

6. Each Illinois Utility Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Illinois Utility Borrower of the Loan Documents to which it is a party and the performance by each Illinois Utility Borrower of its obligations thereunder have been duly authorized by proper proceedings, and the Loan Documents to which such Illinois Utility Borrower is a party constitute legal, valid and binding obligations of such Illinois Utility Borrower enforceable against such Illinois Utility Borrower in accordance with their terms, except (a) as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing, and (b) except that enforceability of the CIPS Indenture, the CILCO Indenture and the IP Indenture may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for therein, which laws do not, in my opinion, make inadequate remedies necessary for the realization of the benefits of such security.

3

7. Neither the execution and delivery by each Illinois Utility Borrower of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Illinois Utility Borrower or any of its Subsidiaries, or (ii) such Illinois Utility Borrower’s or any Subsidiary’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, material instrument or material agreement to which such Illinois Utility Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien (other than the Liens contemplated by the Collateral Documents applicable to such Illinois Utility Borrower) in, of or on the Property of such Illinois Utility Borrower or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by each Illinois Utility Borrower or any of its Subsidiaries, is required to be obtained by such Illinois Utility Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents to which it is a party, the borrowings and issuances of Letters of Credit by or for the account of such Illinois Utility Borrower under the Credit Agreement, the payment and performance by such Illinois Utility Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents with respect to such Illinois Utility Borrower.

8. Each Illinois Utility Borrower is a “public utility” as defined in the Illinois Public Utilities Act. The Illinois Commerce Commission (“ICC”) has issued an order with respect to each Illinois Utility Borrower authorizing such Illinois Utility Borrower to issue and deliver the CIPS Credit Agreement Bond, the CILCO Credit Agreement Bond and the IP Credit Agreement Bond (collectively, the “Utility Bonds”), respectively, as collateral for such Illinois Utility Borrower’s Obligations under the Credit Agreement. Such order of the ICC is in full force and effect. No approval of the ICC is required for the Illinois Utility Borrowers to enter into the Credit Agreement and incur their respective Obligations thereunder.

9. Each of the Utility Bonds has been duly authorized, executed and issued by the respective issuer and, assuming due authentication thereof by the respective trustees under the CIPS Indenture, the CILCO Indenture and the IP Indenture (collectively, the “Utility Indentures”), respectively, (a) constitute valid and legally binding obligations of the respective issuer, except (x) as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) requirements of reasonableness, good

4

faith and fair dealing, and (y) except that enforceability of the CIPS Indenture, the CILCO Indenture and the IP Indenture may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for therein, which laws do not, in my opinion, make inadequate remedies necessary for the realization of the benefits of such security, and (b) will be entitled to the benefit of the security afforded by the respective Utility Indenture equally and ratably with all other mortgage bonds issued under such Utility Indenture.

10. The delivery to the Agent in the State of New York of the Utility Bonds in accordance with the CIPS Bond Delivery Agreement, the CILCO Bond Delivery Agreement and the IP Bond Delivery Agreement, respectively, is effective to perfect the security interest in the Utility Bonds on the date of such delivery, except that enforceability of the CIPS Indenture, the CILCO Indenture and the IP Indenture may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of such security interest, which laws do not, in my opinion, make inadequate remedies necessary for the realization of the benefits of such security.

11. Each of the Illinois Utility Borrowers has good and sufficient title to all or substantially all its permanent fixed properties and the material franchises, permits and licenses now owned by it, except as may be set out in the Disclosed Matters, and no notice has been given to any Illinois Utility Borrower by any governmental authority of any proceeding to condemn, purchase or otherwise acquire any material properties of such Illinois Utility Borrower and, so far as I know, no such proceeding is contemplated.

12. The Utility Indentures (including the CIPS Supplemental Indenture, the CILCO Supplemental Indenture and the IP Supplemental Indenture) have each been duly filed for recording and recorded in each county in the State of Illinois in which any permanent fixed property described in and conveyed by the respective Utility Indenture and now owned by the Illinois Utility Borrower party to such Utility Indenture is located, and constitutes a legally valid and direct enforceable first mortgage lien (except as federal bankruptcy laws may affect the validity of the lien of such Utility Indenture with respect to proceeds, products, rents, issues or profits of the property subject to such lien realized and additional property acquired within 90 days prior to and after the commencement of a case under such laws and except as enforcement of provisions thereof may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for in such Utility Indenture, which laws do not, in my opinion, make such remedies inadequate for realization of the benefits of such security, or limited by bankruptcy or insolvency laws of or other applicable laws affecting the enforcement of creditors’ rights generally or by general principles of equity) upon substantially all of such Illinois Utility Borrower’s fixed properties and franchises used or useful in its public utility businesses free from all prior or equal ranking liens, charges or encumbrances, subject only to permitted encumbrances and liens, as defined in the respective Utility Indenture, and to the provisions contained in such Utility Indenture for the release, or substitution and release, of property from the lien thereof. In connection with the Utility Bonds, the “date of the mortgage” for purposes of Illinois Compiled Statutes, Chapter 205, Section 5/5d is the date of the applicable Supplemental Indenture.

5

13. No recordation, registration or filing of any Utility Indenture or any supplemental indenture or instrument of further assurance, other than such recordation referred to in opinion paragraph 8, is necessary in the State of Illinois to make effective the security interest intended to be created by the Utility Indentures with respect to the Utility Bonds issued thereunder.

14. Substantially all physical properties and franchises used or useful in the Illinois Utility Borrowers’ respective public utility businesses (other than those of the character not subject to the lien of the applicable Utility Indenture) now owned by each such Illinois Utility Borrower are subject to the lien of the applicable Utility Indenture, subject only to permitted encumbrances and liens, as defined in the applicable Utility Indenture, and to the provisions contained in the applicable Utility Indenture for the release, or substitution and release, of property from the lien thereof. All physical properties and franchises used or useful in the Illinois Utility Borrowers’ respective public utility businesses (other than those of the character not subject to the lien of the applicable Utility Indenture) hereafter acquired by such Illinois Utility Borrower and situated in counties in the State of Illinois in which the applicable Utility Indenture shall be of record will, upon such acquisition, become subject to the lien of the applicable Utility Indenture, subject, however, to such encumbrances and liens as are permitted thereby.

15. In a properly presented case, an Illinois court or a federal court applying Illinois choice of law rules should give effect to the choice of law provisions of the Loan Documents and should hold that the Loan Documents are to be governed by the laws of the State of New York rather than the laws of the State of Illinois. In rendering the foregoing opinion, I note that by their terms the Loan Documents expressly select New York law as the law governing its interpretation and that the Loan Documents were delivered to the Agent in New York. The choice of law provisions of the Loan Documents are not voidable under the laws of the State of Illinois. Notwithstanding the foregoing, even if an Illinois court or a federal court holds that the Loan Documents are to be governed by the laws of the State of Illinois, each Loan Document constitutes a legal, valid and binding obligation of each Illinois Utility Borrower thereto, enforceable under Illinois law (including usury provisions) against such Illinois Utility Borrower in accordance with its terms, except (a) as enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) requirements of reasonableness, good faith and fair dealing, and (b) except that enforceability of the CIPS Indenture, the CILCO Indenture and the IP Indenture may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for therein, which laws do not, in my opinion, make inadequate remedies necessary for the realization of the benefits of such security.

6

I express no opinion as to the compliance or noncompliance, or the effect of the compliance or noncompliance, of any addressee with any state or federal laws or regulations applicable to it by reason of its status as or affiliation with a federally insured depository institution.

I am a member of the Bar of the State of Illinois and the foregoing opinion is limited to the laws of the State of Illinois. I note that the Credit Agreement is governed by the laws of the State of New York and, for purposes of the opinion expressed in opinion paragraphs 2, 5, 6 and 8 above, I have assumed that the laws of the State of New York do not differ from the laws of the State of Illinois in any manner that would render such opinion incorrect. This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person (other than your successors and assigns as Lenders) without my prior written consent. Notwithstanding anything in this opinion letter to the contrary, you may disclose this opinion (i) to prospective successors and assigns of the addressees hereof, (ii) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assigns, and (iii) pursuant to valid legal process, in each case without my prior consent.

7

This opinion is delivered as of the date hereof and I undertake no, and disclaim any, obligation to advise you of any change in matters of law or fact set forth herein or upon which this opinion is based.

Very truly yours,

Craig W. Stensland
Associate General Counsel
Ameren Services Company

1

EXHIBIT B

[FORM OF COMPLIANCE CERTIFICATE]

To:	The Lenders parties to the
Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of June [    ], 2009 (as amended, modified, renewed or extended from time to time, the “Agreement”) among Ameren Corporation (the “Company”), Central Illinois Public Service Company, Central Illinois Light Company, Illinois Power Company, (each, a “Borrower” and collectively, the “Borrowers”), the lenders party thereto, JPMorgan Chase Bank, N.A., as Agent and Barclays Bank PLC, as Syndication Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected Vice President and Treasurer of each of the Borrowers;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of each Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4. Schedule I attached hereto sets forth financial data and computations evidencing each Borrower’s compliance with certain covenants of the Agreement as of the end of the most recent fiscal quarter for which such financial data and computations have been prepared.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered this ___ day of __________, _____.

SCHEDULE I

TO COMPLIANCE CERTIFICATE

Compliance as of _________, ____ with

Provisions of Section 6.17 of

the Agreement

LEVERAGE RATIO

COMPANY:
Consolidated Indebtedness of Company:	$	___________
Consolidated Total Capitalization of Company:	$	___________
Company’s Leverage Ratio (Ratio of 1 to 2):		_____ to 1.00
CILCO:
Consolidated Indebtedness of CILCO:	$	___________
Consolidated Total Capitalization of CILCO:	$	___________
CILCO’s Leverage Ratio (Ratio of 1 to 2):		_____ to 1.00
IP:
Consolidated Indebtedness of IP:	$	___________
Consolidated Total Capitalization of IP:	$	___________
IP’s Leverage Ratio (Ratio of 1 to 2):		_____ to 1.00
CIPS:
Consolidated Indebtedness of CIPS:	$	___________
Consolidated Total Capitalization of CIPS:	$	___________
CIPS’ Leverage Ratio (Ratio of 1 to 2):		_____ to 1.00

FUNDS FROM OPERATIONS RATIO

Funds from Operations of the Company and Consolidated Subsidiaries	$	___________
less Funds from Operations of UE or Genco (if applicable)	$	___________
less Funds from Operations of Resources (if applicable)	$	___________
plus Interest Expense of Company and its consolidated subsidiaries	$	___________
Subtotal 1:	$	___________
Interest Expense of the Company and its Consolidated Subsidiaries	$	___________
less Interest Expense of Resources (if excluded from Funds above)	$	___________
Subtotal 2:	$	___________
Funds from Operations Ratio (Ratio of Subtotal 1 to Subtotal 2)	$	___________

EXHIBIT C

[FORM OF ASSIGNMENT AGREEMENT]

This Assignment (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:		[and is an Affiliate/Approved
Fund of [identify Lender]][1]

3.	Borrowers:	Ameren Corporation Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company

4.	Agent:	JPMorgan Chase Bank, N.A., as Agent under the Credit Agreement.

5.	Credit Agreement:	The Credit Agreement, dated as of June [ ], 2009, among the Borrowers, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Agent and Barclays Bank PLC as Syndication Agent.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]
$	$	_______	%
$	$	_______	%
$	$	_______	%

7.	Trade Date:	[3]

Effective Date: ____________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

[1]	Select as applicable.

*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[3]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
TITLE:

ASSIGNEE [NAME OF ASSIGNEE]

By:
TITLE:

[Consented to and][4] Accepted:

AMEREN CORPORATION

By:
Title:

[Consented to and][5] Accepted:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Title:

[Consented to:][6]

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

By:
Title:

[4]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

[5]	To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

[6]	To be added only if the consent of each Borrower is required by the terms of the Credit Agreement.

3

[Consented to:][7]

CENTRAL ILLINOIS LIGHT COMPANY

By:
Title:

[Consented to:][8]

ILLINOIS POWER COMPANY

By:
Title:

[7]	To be added only if the consent of each Borrower is required by the terms of the Credit Agreement.

[8]	To be added only if the consent of each Borrower is required by the terms of the Credit Agreement.

4

TERMS AND CONDITIONS FOR ASSIGNMENT

1. Representations and Warranties.

1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrowers, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment, (iv) none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT D-1

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To JPMorgan Chase Bank, NA,

as Agent (the “Agent”) under the Credit Agreement

Described Below.

Re:	Credit Agreement dated as of June __, 2009 (the “Credit Agreement”) among Ameren Corporation, Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company, the Lenders named therein, JPMorgan Chase Bank, N.A., as Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

Ameren Corporation (“Ameren”) hereby specifically authorizes and directs the Agent to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit to Ameren from time to time until receipt by the Agent of a specific written revocation of such instructions by Ameren, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by Ameren in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.17 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name:	Ameren Corporation

Transfer Funds To:	Bank Name/Location: US Bank / Cincinnati, OH Account Name: Ameren Corporation General ABA Routing & Transit: 042000013 Account Number: 130103018037

Authorized Officer (Customer Representative):	Date:

(Please Print)	Signature

Bank Officer Name:	Date:

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT D-2

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To JPMorgan Chase Bank, NA,

as Agent (the “Agent”) under the Credit Agreement

Described Below.

Re:	Credit Agreement dated as of June __, 2009 (the “Credit Agreement”) among Ameren Corporation, Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company, the Lenders named therein, JPMorgan Chase Bank, N.A., as Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

Central Illinois Light Company (“CILCO”) hereby specifically authorizes and directs the Agent to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit to CILCO from time to time until receipt by the Agent of a specific written revocation of such instructions by CILCO, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by CILCO in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.17 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name:	Central Illinois Light Company

Transfer Funds To:	Bank Name/Location: US Bank / Cincinnati, OH Account Name: AmerenCilco General ABA Routing & Transit: 042000013 Account Number: 130103018060

Authorized Officer (Customer Representative):	Date:

(Please Print)	Signature

Bank Officer Name:	Date:

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT D-3

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To JPMorgan Chase Bank, NA,

as Agent (the “Agent”) under the Credit Agreement

Described Below.

Re:	Credit Agreement dated as of June __, 2009 (the “Credit Agreement”) among Ameren Corporation, Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company, the Lenders named therein, JPMorgan Chase Bank, N.A., as Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

Illinois Power Company (“IP”) hereby specifically authorizes and directs the Agent to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit to IP from time to time until receipt by the Agent of a specific written revocation of such instructions by IP, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by IP in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.17 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name:	Illinois Power Company

Transfer Funds To:	Bank Name/Location: US Bank / Cincinnati, OH Account Name: AmerenIP General ABA Routing & Transit: 042000013 Account Number: 130103018078

Authorized Officer (Customer Representative)	Date:

(Please Print)	Signature

Bank Officer Name	Date:

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT D-5

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:	JPMorgan Chase Bank, NA,
as Agent (the “Agent”) under the Credit Agreement
Described Below.

Re:	Credit Agreement dated as of June __, 2009 (the “Credit Agreement”) among Ameren Corporation, Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company, the Lenders named therein, JPMorgan Chase Bank, N.A., as Agent, and Barclays Bank PLC, as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

Central Illinois Public Service Company (“CIPS”) hereby specifically authorizes and directs the Agent to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit to CIPS from time to time until receipt by the Agent of a specific written revocation of such instructions by CIPS, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by CIPS in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.17 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name:	Central Illinois Public Service Company

Transfer Funds To:	Bank Name/Location: US Bank / Cincinnati, OH Account Name: AmerenCIPS General ABA Routing & Transit: 042000013 Account Number: 130103018052

Authorized Officer (Customer Representative):	Date:

(Please Print)	Signature

Bank Officer Name:	Date:

(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT E

[FORM OF PROMISSORY NOTE]

[Date]

_________________, a __________ corporation (the “Borrower”), promises to pay to the order of ____________________________________ (the “Lender”) on the Availability Termination Date __________ DOLLARS ($_____) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A., in New York, New York, as Agent, together with accrued but unpaid interest thereon. The Borrower shall pay interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of June [    ], 2009 (which, as it may be amended or modified and in effect from time to time, is herein called the “Agreement”), among Ameren Corporation, Central Illinois Public Service Company, Central Illinois Light Company and Illinois Power Company, the lenders party thereto, including the Lender, JPMorgan Chase Bank, N.A., as Agent and Barclays Bank PLC, as Syndication Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

By:

Print Name:

Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

TO

NOTE OF ______________________,

DATED _____________,

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

2

EXHIBIT F

[FORM OF DESIGNATION AGREEMENT]

Dated ____________, 20__

Reference is made to the Credit Agreement dated as of June [    ], 2009 (as amended or otherwise modified from time to time, the “Credit Agreement”) among Ameren Corporation, a Missouri corporation, Central Illinois Public Service Company, an Illinois corporation, Central Illinois Light Company, an Illinois corporation and Illinois Power Company, an Illinois corporation, (each, a “Borrower and collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., (having its principal office in New York, NY), as Agent and Barclays Bank PLC, as Syndication Agent. Terms defined in the Credit Agreement are used herein as therein defined.

_________ (the “Designating Lender”), ____________ (the “Designated Lender”), and the Borrowers agree as follows:

1.	The Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, as its Designated Lender under the Credit Agreement.

2.	The Designating Lender makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3.	The Designated Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Article V and Article VI thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Designating Lender as its administrative agent and attorney-in-fact and grants the Designating Lender an irrevocable power of attorney to receive payments made for the benefit of the Designated Lender under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that Designated Lender is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Section 12.4 thereof); and (vi) acknowledges that the Designating Lender retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designated Lender shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designating Lender pursuant to or in connection with the Credit Agreement.

4.	Following the execution of this Designation Agreement by the Designating Lender, the Designated Lender and the Borrowers, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Agent, unless otherwise specified on the signature page hereto (the “Effective Date”).

5.	Upon such acceptance and recording by the Agent, as of the Effective Date (a) the Designated Lender shall have the right to make Loans as a Lender pursuant to Article II of the Credit Agreement and the rights of a Lender related thereto and (b) the making of any such Loans by the Designated Lender shall satisfy the obligations of the Designating Lender under the Credit Agreement to the same extent, and as if, such Loans were made by the Designating Lender.

6.	Each party to this Designation Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 6 of the Designation Agreement shall survive the termination of this Designation Agreement and termination of the Credit Agreement.

7.	This Designation Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

2

IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date1:

[NAME OF DESIGNATING LENDER]

By:
Name:
Title:

[NAME OF DESIGNATED LENDER]

By:
Name:
Title:

AMEREN CORPORATION

By:
Name:
Title:

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

By:
Name:
Title:

[1]	This date should be no earlier than the date of acceptance by the Agent.

3

CENTRAL ILLINOIS LIGHT COMPANY

By:
Name:
Title:

ILLINOIS POWER COMPANY

By:
Name:
Title:

Accepted and Approved this ____ day of ________, ____

JPMORGAN CHASE BANK, N.A., as Agent

By:
Title:

4

EXHIBIT G

SUBORDINATION TERMS

All subordinated indebtedness (hereinafter referred to as “Subordinated Debt”) of any Borrower incurred after the date of this Agreement that is not being included in the calculation of Consolidated Indebtedness pursuant to clause (A) of the proviso in Section 6.17 shall be in the form of indebtedness of such Borrower to the Company or any of its Subsidiaries that is subordinate and junior to any and all indebtedness (hereinafter referred to as “Senior Debt”) of such Borrower, whether existing on the date of this Agreement or thereafter incurred, in respect of (i) all Obligations of such Borrower under this Agreement, including Obligations in respect of Letters of Credit, (ii) other borrowings of such Borrower from any one or more banks, insurance companies, pension or profit sharing trusts, or other financial institutions whether secured or unsecured and (iii) all other borrowings incurred, assumed or guaranteed by such Borrower, at any time, evidenced by a note, debenture, bond or other similar instrument (including capitalized lease and purchase money obligations, and/or for the acquisition (whether by way of purchase, merger or otherwise) of any business, real property or other assets (except assets acquired in the ordinary course of business) but excluding obligations other than for borrowed money including trade payables and other obligations to general creditors) other than indebtedness which, by its terms or the terms of the instrument creating or evidencing it, provides that such indebtedness is subordinated to all other indebtedness of such Borrower. Notwithstanding any other provision of this Agreement on this Exhibit G, “Senior Debt” shall include refinancings, renewals, amendments, extensions or refundings of the indebtedness described in clauses (i) through (iii) above.

“Subordinate and junior” as used herein shall mean that in the event of:

(a) any default in, or violation of, the terms or covenants of any Senior Debt, including, without limitation, any default in payment of principal of, or premium, if any, or interest on, any Senior Debt whenever due (whether by acceleration of maturity or otherwise), and during the continuance thereof, or

(b) the institution of any liquidation, dissolution, bankruptcy, insolvency, reorganization or similar proceeding relating to any Borrower, its property or its creditors as such,

the obligee of indebtedness so described shall not be entitled to receive any payment of principal of, or premium, if any, or interest on, such indebtedness until all amounts owing in respect of Senior Debt (matured and unmatured) shall have been paid in full; and from and after the happening of any event described in clause (b) of this paragraph, all payments and distributions of any kind or character (whether in cash, securities or property) which, except for the subordination provisions hereof, would have been payable or distributable to the obligee of such indebtedness (whether directly or by reason of this note’s being superior to any other indebtedness), shall be made to and for the benefit of the holders of Senior Debt (who shall be entitled to make all necessary claims therefor) in accordance with the priorities of payment thereof until all Senior Debt (matured and unmatured) shall have been paid in full. No act or failure to act on the part of any Borrower, and no default under or breach of any agreement of such Borrower, whether or not herein set forth, shall in any way prevent or limit the holder of any Senior Debt from enforcing fully the subordination terms herein provided for, irrespective of any knowledge or notice which such holder may at any time have or be charged with. In the event that any payment or distribution is made with respect to Subordinated Debt in violation of the terms of this Exhibit G or any outstanding Senior Debt, any holder of Subordinated Debt receiving such payment or distribution shall hold it in trust for the benefit of, and shall remit it to, the holders of Senior Debt then outstanding in accordance with the priorities of payment thereof.

EXHIBIT J-1

BOND DELIVERY AGREEMENT

CENTRAL ILLINOIS LIGHT COMPANY

to

JPMORGAN CHASE BANK, N.A., AS AGENT

Dated as of June 30, 2009

Relating to

First Mortgage Bonds, 2009 Credit Agreement Series

Due June 30, 2011

BOND DELIVERY AGREEMENT (this “Agreement”), dated as of June 30, 2009, is between Central Illinois Light Company (the “Company”), and JPMorgan Chase Bank, N.A., as agent (the “Agent”) under the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 30, 2009 among the Company, the other Borrowers thereunder, the lenders party thereto (the “Lenders”), the Agent, and Barclays Bank PLC, as Syndication Agent.

WHEREAS, the Company has entered into the Credit Agreement and may from time to time make borrowings and obtain letters of credit thereunder in accordance with the provisions thereof;

WHEREAS, the Company has established its Mortgage Bonds, 2009 Credit Agreement Series, due June 30, 2011 in the aggregate principal amount of $150,000,000 (whether one or more, the “Bond”), to be issued under and in accordance with the CILCO Supplemental Indenture (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned in the Credit Agreement); and

WHEREAS, the Company proposes to issue and deliver to the Agent, for the benefit of the Lenders, the Bond in order to provide the Bond as evidence of and to secure the Obligations of the Company.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Agent hereby agree as follows:

1

ARTICLE I

THE BONDS

Section 1.1 Delivery of Bond.

In order to evidence and secure the Obligations of the Company and to provide the Lenders the benefit of the lien of the Indenture with respect to the Bond, the Company hereby delivers to the Agent the Bond in the aggregate principal amount of $150,000,000, maturing on June 30, 2011 and bearing interest as provided in the CILCO Supplemental Indenture. The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the Bond except on the Commitment Termination Date of the Company or upon redemption of the Bond. If at any time any permanent reduction of the Borrower Sublimit of the Company or the Borrower Credit Exposure of the Company shall result in the principal of the Bond being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the Bond in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the Bond to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure, all as set forth in the Bond and in the CILCO Supplemental Indenture.

The Bond is registered in the name of the Agent and shall be owned and held by the Agent, for the benefit of the Lenders and the other secured parties in respect of the Obligations, subject to the provisions of this Agreement and the CILCO Indenture, and the Company shall have no interest therein. The Agent shall be entitled to exercise all rights of a bondholder under the CILCO Indenture with respect to the Bond.

The Agent hereby acknowledges receipt of the Bond.

Section 1.2 Payments on the Bond.

Any payments received by the Agent on account of the principal of, or interest on, the Bond shall be deemed to be and treated in all respects as payments of the Obligations, and such payments shall be distributed by the Agent in accordance with the applicable provisions of the Credit Agreement.

2

ARTICLE II

NO TRANSFER OF BOND; SURRENDER OF BOND

Section 2.1 No Transfer of the Bond.

The Agent shall not sell, assign or otherwise transfer the Bond delivered to it under this Agreement except to a successor administrative agent under the Credit Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the CILCO Trustee or any other transfer agent thereunder.

Section 2.2 Surrender of the Bond.

The Agent shall surrender the Bond to the CILCO Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Obligations of the Company shall have been duly paid.

Upon any permanent reduction of the greater of the Company’s Borrower Sublimit and the Company’s Borrower Credit Exposure pursuant to the terms of the Credit Agreement, the Agent shall promptly confirm such reduction to the CILCO Trustee.

ARTICLE III

GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be executed and delivered as of the date first above written.

CENTRAL ILLINOIS LIGHT COMPANY

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

[Signature Page to CILCO Bond Delivery Agreement – Section 4.3.6(iv)]

EXHIBIT J-2

BOND DELIVERY AGREEMENT

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

to

JPMORGAN CHASE BANK, N.A., AS AGENT

Dated as of June 30, 2009

Relating to

First Mortgage Bonds, 2009 Credit Agreement Series

Due June 30, 2011

BOND DELIVERY AGREEMENT (this “Agreement”), dated as of June 30, 2009, is between Central Illinois Public Service Company (the “Company”), and JPMorgan Chase Bank, N.A., as agent (the “Agent”) under the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 30, 2009 among the Company, the other Borrowers thereunder, the lenders party thereto (the “Lenders”), the Agent, and Barclays Bank PLC.

WHEREAS, the Company has entered into the Credit Agreement and may from time to time make borrowings and obtain letters of credit thereunder in accordance with the provisions thereof;

WHEREAS, the Company has established its Mortgage Bonds, 2009 Credit Agreement Series, due June 30, 2011 in the aggregate principal amount of $135,000,000 (whether one or more, the “Bond”), to be issued under and in accordance with the CIPS Supplemental Indenture (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned in the Credit Agreement); and

WHEREAS, the Company proposes to issue and deliver to the Agent, for the benefit of the Lenders, the Bond in order to provide the Bond as evidence of and to secure the Obligations of the Company.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Agent hereby agree as follows:

1

ARTICLE I

THE BONDS

Section 1.1 Delivery of Bond.

In order to evidence and secure the Obligations of the Company and to provide the Lenders the benefit of the lien of the Indenture with respect to the Bond, the Company hereby delivers to the Agent the Bond in the aggregate principal amount of $135,000,000, maturing on June 30, 2011 and bearing interest as provided in the CIPS Supplemental Indenture. The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the Bond except on the Commitment Termination Date of the Company or upon redemption of the Bond. If at any time any permanent reduction of the Borrower Sublimit of the Company or the Borrower Credit Exposure of the Company shall result in the principal of the Bond being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the Bond in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the Bond to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure, all as set forth in the Bond and in the CIPS Supplemental Indenture.

The Bond is registered in the name of the Agent and shall be owned and held by the Agent, for the benefit of the Lenders and the other secured parties in respect of the Obligations, subject to the provisions of this Agreement and the CIPS Indenture, and the Company shall have no interest therein. The Agent shall be entitled to exercise all rights of a bondholder under the CIPS Indenture with respect to the Bond.

The Agent hereby acknowledges receipt of the Bond.

Section 1.2 Payments on the Bond.

Any payments received by the Agent on account of the principal of, or interest on, the Bond shall be deemed to be and treated in all respects as payments of the Obligations, and such payments shall be distributed by the Agent in accordance with the applicable provisions of the Credit Agreement.

2

ARTICLE II

NO TRANSFER OF BOND; SURRENDER OF BOND

Section 2.1 No Transfer of the Bond.

The Agent shall not sell, assign or otherwise transfer the Bond delivered to it under this Agreement except to a successor administrative agent under the Credit Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the CIPS Trustee or any other transfer agent thereunder.

Section 2.2 Surrender of the Bond.

The Agent shall surrender the Bond to the CIPS Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Obligations of the Company shall have been duly paid.

Upon any permanent reduction of the greater of the Company’s Borrower Sublimit and the Company’s Borrower Credit Exposure pursuant to the terms of the Credit Agreement, the Agent shall promptly confirm such reduction to the CIPS Trustee.

ARTICLE III

GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be executed and delivered as of the date first above written.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

[Signature Page to CIPS Bond Delivery Agreement – Section 4.3.7(iv)]

EXHIBIT J-3

BOND DELIVERY AGREEMENT

ILLINOIS POWER COMPANY

to

JPMORGAN CHASE BANK, N.A., AS AGENT

Dated as of June 30, 2009

Relating to

First Mortgage Bonds, 2009 Credit Agreement Series

Due June 30, 2011

BOND DELIVERY AGREEMENT (this “Agreement”), dated as of June 30, 2009, is between Illinois Power Company (the “Company”), and JPMorgan Chase Bank, N.A., as agent (the “Agent”) under the Credit Agreement (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of June 30, 2009 among the Company, the other Borrowers thereunder, the lenders party thereto (the “Lenders”), the Agent, and Barclays Bank PLC, as Syndication Agent.

WHEREAS, the Company has entered into the Credit Agreement and may from time to time make borrowings and obtain letters of credit thereunder in accordance with the provisions thereof;

WHEREAS, the Company has established its Mortgage Bonds, 2009 Credit Agreement Series, due June 30, 2011 in the aggregate principal amount of $350,000,000 (whether one or more, the “Bond”), to be issued under and in accordance with the IP Supplemental Indenture (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned in the Credit Agreement); and

WHEREAS, the Company proposes to issue and deliver to the Agent, for the benefit of the Lenders, the Bond in order to provide the Bond as evidence of and to secure the Obligations of the Company.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and the Agent hereby agree as follows:

1

ARTICLE I

THE BONDS

Section 1.1 Delivery of Bond.

In order to evidence and secure the Obligations of the Company and to provide the Lenders the benefit of the lien of the Indenture with respect to the Bond, the Company hereby delivers to the Agent the Bond in the aggregate principal amount of $350,000,000, maturing on June 30, 2011 and bearing interest as provided in the IP Supplemental Indenture. The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the Bond except on the Commitment Termination Date of the Company or upon redemption of the Bond. If at any time any permanent reduction of the Borrower Sublimit of the Company or the Borrower Credit Exposure of the Company shall result in the principal of the Bond being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the Bond in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the Bond to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure, all as set forth in the Bond and in the IP Supplemental Indenture.

The Bond is registered in the name of the Agent and shall be owned and held by the Agent, for the benefit of the Lenders and the other secured parties in respect of the Obligations, subject to the provisions of this Agreement and the IP Indenture, and the Company shall have no interest therein. The Agent shall be entitled to exercise all rights of a bondholder under the IP Indenture with respect to the Bond.

The Agent hereby acknowledges receipt of the Bond.

Section 1.2 Payments on the Bond.

Any payments received by the Agent on account of the principal of, or interest on, the Bond shall be deemed to be and treated in all respects as payments of the Obligations, and such payments shall be distributed by the Agent in accordance with the applicable provisions of the Credit Agreement.

2

ARTICLE II

NO TRANSFER OF BOND; SURRENDER OF BOND

Section 2.1 No Transfer of the Bond.

The Agent shall not sell, assign or otherwise transfer the Bond delivered to it under this Agreement except to a successor administrative agent under the Credit Agreement. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the issuance of stop-transfer instructions to the IP Trustee or any other transfer agent thereunder.

Section 2.2 Surrender of the Bond.

The Agent shall surrender the Bond to the IP Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Obligations of the Company shall have been duly paid.

Upon any permanent reduction of the greater of the Company’s Borrower Sublimit and the Company’s Borrower Credit Exposure pursuant to the terms of the Credit Agreement, the Agent shall promptly confirm such reduction to the IP Trustee.

ARTICLE III

GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, the Company and the Agent have caused this Agreement to be executed and delivered as of the date first above written.

ILLINOIS POWER COMPANY

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Agent

By:
Name:
Title:

[Signature Page to IP Bond Delivery Agreement – Section 4.3.8(iv)]

EXHIBIT K-1

When recorded mail to:

Craig W. Stensland

Central Illinois Light Company

One Ameren Plaza (MC 1310)

1901 Chouteau Avenue

St. Louis, Missouri 63103

Indenture

Between

Central Illinois Light Company

and

Deutsche Bank Trust Company Americas,

as successor Trustee under Indenture of Mortgage and Deed of Trust, dated as of April 1, 1933, between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture dated as of July 1, 1933, between Central Illinois Light Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, and as amended and supplemented by various Indentures between the same parties bearing subsequent dates.

Dated as of June 15, 2009

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602, (314) 554-2098.

Indenture dated as of the 15th day of June, 2009 (hereinafter sometimes referred to as this “Supplemental Indenture”), between Central Illinois Light Company, a corporation of the State of Illinois (hereinafter sometimes referred to as the “Company”), party of the first part, and Deutsche Bank Trust Company Americas, a corporation of the State of New York, as successor Trustee (hereinafter sometimes referred to as the “Trustee”), party of the second part, under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), as Trustee, dated as of April 1, 1933, as amended and supplemented by Indenture between said Illinois Power Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of June 30, 1933, and as amended, supplemented and assumed by Indenture between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas), dated as of July 1, 1933, and as amended and supplemented by various Indentures between the Company and said Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) bearing subsequent dates (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the “Indenture”).

WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of which series of bonds to be substantially in the form set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

WHEREAS, the Company has entered into a 2009 Credit Agreement (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Ameren Corporation, the Company, Central Illinois Public Service Company and Illinois Power Company, as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent (in such capacity, the “Agent”) for the Lenders, providing for the making of certain financial accommodations thereunder to the Company, and pursuant to such Credit Agreement, the Company has agreed to issue to the Agent, as evidence of and security for the Obligations (as such term is defined in the Credit Agreement) of the Company (the “Company Obligations”), a new series of bonds under the Indenture; and

WHEREAS, for such purposes, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as “First Mortgage Bonds, 2009 Credit Agreement Series” (hereinafter sometimes referred to as the “bonds of the 2009 Credit Agreement Series”), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest as specified in the form of bond of the 2009 Credit Agreement Series set forth below and are to mature, subject to prior acceleration and redemption, on the Commitment Termination Date (as such term is defined in the Credit Agreement); and

WHEREAS, the bonds of 2009 Credit Agreement Series shall be issued to the Agent as evidence of and security for the Company Obligations under the Credit Agreement; and

WHEREAS, the definitive registered bonds without coupons of the 2009 Credit Agreement Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

[General Form of Registered Bond of the 2009 Credit Agreement Series]

No. ____

              $________

Notwithstanding any provisions hereof or in the Indenture this Bond is not assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement hereinafter referred to.

CENTRAL ILLINOIS LIGHT COMPANY

First Mortgage Bond, 2009 Credit Agreement Series

Illinois Commerce Commission

Identification No.: Ill. C.C. [            ]

Central Illinois Light Company, a corporation of the State of Illinois (hereinafter called the “Company”), for value received, hereby promises to pay to JPMorgan Chase Bank, N.A., as agent (in such capacity, the “Agent”) for the Lenders (as defined below) under the 2009 Credit Agreement by and among Ameren Corporation, the Company, Central Illinois Public Service Company and Illinois Power Company, as borrowers, the lenders from time to time party thereto (the “Lenders”) and the Agent (as amended or otherwise modified from time to time, the “Credit Agreement”), or registered assigns, the principal amount specified above or such lesser principal amount as shall be equal to the amount of the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company outstanding on the Commitment Termination Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company, but not in excess of the principal amount of this bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Commitment Termination Date or in the event of redemption of this bond, until the redemption date.

Interest on this bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding the date of this bond. If the Commitment Termination Date falls on a day which is not a Business Day (as defined below), principal and any interest and/or fees payable with respect to the Commitment Termination Date will be paid on the next succeeding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Supplemental Indenture dated as of June 15, 2009, hereinafter referred to, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Commitment Termination Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest (“Defaulted Interest”), the

Defaulted Interest shall be paid to the person in whose name this bond is registered on the Record Date to be established by the Trustee for payment of such Defaulted Interest. As used herein, (1) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (2) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (3) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (4) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

Both the principal of and the interest on this bond shall be payable, in immediately available funds, at the office of the Trustee hereinafter referred to.

This bond is to be issued and delivered to the Agent in order to evidence and secure the obligations of the Company under the Credit Agreement to make payments to the Lenders under the Credit Agreement and to provide the Lenders the benefit of the lien of the Indenture with respect to the 2009 Credit Agreement Series Bonds.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2009 Credit Agreement Series Bonds except on the Commitment Termination Date of the Company or upon redemption hereof. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2009 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2009 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2009 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on this bond shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on this bond shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on this bond, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (1) that timely payment of principal of or interest on this bond has not been made, (2) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (3) the amount of the arrearage.

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage (defined below) for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1, 1933, executed by Illinois Power Company to Bankers Trust Company (predecessor of Deutsche Bank Trust Company Americas) or its successor (hereinafter sometimes referred to as the “Trustee”) as Trustee, as amended by Indenture dated as of June 30, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Indenture dated as of June 15, 2009 (all of which indentures are herein collectively called the “Mortgage”), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

As more fully described in the Indenture, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

This bond is not redeemable except upon written demand of the Agent following the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations under the Credit Agreement.

In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York.

This bond shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. Subject to the restriction on transfer of this bond hereinbefore set forth, this bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed; provided, that the Company shall not be required to exchange any bonds of this series for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

The Agent shall surrender this bond to the Trustee when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, Central Illinois Light Company has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated:

[Seal]	Central Illinois Light Company

By
[President]

Attest:

[Secretary]

[Form of Trustee’s Certificate]

This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

Deutsche Bank Trust Company Americas, as Trustee

By	Deutsche Bank National Trust Company

By
Authorized Officer

and

WHEREAS, all things necessary to make the bonds of the 2009 Credit Agreement Series, when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized; and

WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of describing the bonds of the 2009 Credit Agreement Series, and of providing the terms and conditions of redemption thereof;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Central Illinois Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Deutsche Bank Trust Company Americas, as Trustee, and to its successor or successors in said trust, and to it and their assigns forever, all the properties of the Company located in the State of Illinois described on page 11 under the heading “Detailed Description of Additional Properties,” which is made a part hereof.

And all other real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1, 1933 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) now owned or hereafter acquired by the Company and wheresoever situated.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

To Have and to Hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

In Trust, Nevertheless, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

Provided, However, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

It Is Hereby Covenanted, Declared and Agreed by the Company that all such bonds and coupons, if any, are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

Section 1. The bonds of the 2009 Credit Agreement Series shall mature, subject to prior acceleration and redemption, on the Commitment Termination Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company, shall bear interest from their date as set forth in the form of bond hereinbefore set forth, and shall be designated as the Company’s First Mortgage Bonds of the series hereinbefore set forth. Both principal of and interest on the bonds shall be payable in lawful money of the United States of America at the office of the Trustee hereinafter mentioned. Each bond of 2009 Credit Agreement Series shall be dated as of the Interest Payment Date (as defined below) thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the date of original issuance.

Definitive bonds of the 2009 Credit Agreement Series will be issued, originally or otherwise, only as registered bonds without coupons in the name of the Agent as evidence of and security for the Company Obligations under the Credit Agreement; and they and the Trustee’s certificate of authentication shall be substantially in the forms hereinbefore recited, respectively.

The bonds of the 2009 Credit Agreement Series shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. Subject to the restriction on transfer of the bonds of the 2009 Credit Agreement Series hereinbefore set forth, and in the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of the 2009 Credit Agreement Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal office in the Borough of Manhattan, The City of New York, New York; provided, that the Company shall not be required to exchange any bonds of the 2009 Credit Agreement Series for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds. However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

Except as set forth herein, the bonds of the 2009 Credit Agreement Series are not redeemable. Upon the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, the bonds of the 2009 Credit Agreement Series shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Credit Agreement both a Default by the Company and a declaration of acceleration of the Company Obligations and demanding redemption of the bonds of 2009 Credit Agreement Series (including a description of the amount of principal, interest, fees cash collateralization obligations and other amounts which comprise such Company Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture and any other notice required under the Indenture, including notice to be given by the Company, shall be deemed satisfied by the notice given by the Agent as aforesaid. Upon surrender of the bonds of the 2009 Credit Agreement Series by the Agent to the Trustee, the bonds of 2009 Credit Agreement Series shall be redeemed at a redemption price equal to the aggregate amount of the Company Obligations.

Section 2. The principal amount of bonds of the 2009 Credit Agreement Series outstanding from time to time shall always be equal to $150,000,000 or such lesser principal amount as shall be equal to the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company on the Commitment Termination Date, but not in excess of $150,000,000.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2009 Credit Agreement Series Bonds except on the Commitment Termination Date of the Company or upon redemption as provided in this Supplemental Indenture. If at any time any permanent reduction of the Borrower Sublimit of the Company or the Borrower Credit Exposure of the Company shall result in the principal of the 2009 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2009 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2009 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on the bonds of 2009 Credit Agreement Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on the bonds of 2009 Credit Agreement Series shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the bonds of 2009 Credit Agreement Series, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (a) that timely payment of principal of or interest on the bonds of 2009 Credit Agreement Series has not been made, (b) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (c) the amount of the arrearage.

As used herein, (A) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (B) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

At any time that a bond of the 2009 Credit Agreement Series is surrendered to the Trustee other than in connection with the redemption thereof, in connection with the Trustee’s enforcement of rights after a completed default under the Mortgage or in connection with the exchange of that bond as provided in Section 1 hereof, such bond shall be cancelled by the Trustee and shall be treated for all intents and purposes as if it has never been issued. In the event that only a portion of a bond of the 2009 Credit Agreement Series is so surrendered, the Trustee shall deliver without charge to the Agent a new bond of the 2009 Credit Agreement Series in an aggregate principal amount equal to the difference between the principal amount of the portion of the bond of the 2009 Credit Agreement Series so surrendered and the principal amount of such bond prior to such surrender.

As provided in Section 8.4 of the Credit Agreement, the Agent shall surrender the bonds of 2009 Credit Agreement Series to the Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

Section 3. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof.

Section 4. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented. The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

Section 5. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 6. The Company acknowledges and intends that all advances made to it by the Lenders under the Credit Agreement, including future advances whenever hereafter made, shall be a lien from the time this Supplemental Indenture is recorded, as provided in Section 15-1302(b)(1) of the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 15-1101, et seq. The amount of the bonds of the 2009 Credit Agreement Series which comprises the principal amount then-outstanding of the Obligations under the Credit Agreement constitutes revolving credit indebtedness secured by a mortgage on real property, pursuant to the terms and conditions of 205 ILCS 5/5d from the date of this Supplemental Indenture.

Section 7. The Company shall provide the Trustee with copies of the Credit Agreement and any amendments thereto as soon as practicable after such Credit Agreement or amendment is entered into and the Trustee in performing its duties hereunder shall be entitled to rely on the latest copy of the Credit Agreement and any amendments thereto received from the Company. To the extent not identified in the Credit Agreement or amendment, as provided in the preceding sentence, the Company will inform the Trustee of any change in the identity of the Agent and the Trustee shall be entitled to conclusively rely on the notice or instructions received from the Agent pursuant to the Credit Agreement or amendment.

Detailed Description of Additional Properties

A PART OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SECTION 26, TOWNSHIP TWENTY SEVEN NORTH, RANGE THREE WEST OF THE THIRD PRINCIPAL MERIDIAN MORE PARTICULARY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF THE WEST HALF OF THE SOUTHEAST QUARTER OF SAID SECTION 26: THENCE SOUTH 90-00’00” WEST (BEARING ASSUMED FOR THE PURPOSE OF DESCRIPTION ONLY) ALONG THE SOUTH LINE OF THE SOUTHEAST QUARTER OF SAID SECTION 26, 300.00 FEET; THENCE NORTH 00-32’-22” EAST, 300.00 FEET; THENCE NORTH 90-00’-00” EAST, 300.00 FEET TO THE EAST LINE OF THE WEST HALF OF THE SOUTHEAST QUARTER

OF SAID SECTION 26; THENCE SOUTH 00-32’-22” WEST ALONG SAID EAST LINE, 300.00 FEET; TO THE POINT OF BEGINNING, SAID TRACT CONTAINING 2.066 ACRES, MORE OR LESS, SUBJECT TO THAT PORTION USED AS A PUBLIC ROAD RIGHT OF WAY, ALONG THE SOUTH SIDE OF SAID TRACT, SITUATE LYING, AND BEING IN THE COUNTY OF WOODFORD AND STATE OF ILLINOIS.

Part P.I.N. # 08-26-400-006

IN WITNESS WHEREOF, Central Illinois Light Company, party of the first part hereto, and Deutsche Bank Trust Company Americas, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or one of their Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries or one of their Associates, all as of the day and year first above written.

Central Illinois Light Company

By
Name:	Jerre E. Birdsong
Title:	Vice President and Treasurer

[Seal] Attest:

Name: Craig W. Stensland
Title: Assistant Secretary

Deutsche Bank Trust Company Americas, as Trustee By Deutsche Bank National Trust Company

By
Name:	Irina Golovashchuk
Title:	Assistant Vice President

By
Name:	Rodney Gaughan
Title:	Assistant Vice President

[Seal] Attest:

Name: Yana Kalachikova Title: Assistant Vice President

State of Missouri	)
) SS
City of St. Louis	)

I, Carla J. Finn, a Notary Public, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of Central Illinois Light Company, a corporation organized and existing under the laws of the State of Illinois, and Craig W. Stensland, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this [        ] day of June, 2009, in the City and State aforesaid.

Notary Public

(Notarial Seal)

Commission # 06399906

My Commission expires 4/20/2010

State of New Jersey	)
) SS
County of Union	)

I, Tracy Mantone, a Notary Public in and for Union County in the State aforesaid, do hereby certify that:

Irina Golovashcuk, an Assistant Vice President of Deutsche Bank National Trust Company, signing on behalf of Deutsche Bank Trust Company America, and Rodney Gaughan, an Assistant Vice President of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this [        ] day of June, 2009.

Notary Public

(Notarial Seal)

My Commission expires 2012

EXHIBIT K-2

When recorded mail to:

James A. Tisckos

Central Illinois Public Service Company

607 East Adams Street

Springfield, Illinois 62739

Executed in 85 Counterparts, No.         .

Supplemental Indenture

dated as of June 15, 2009

Central Illinois Public Service Company

to

U.S. Bank National Association

and Richard Prokosch,

as trustees

(Supplemental to the Indenture of Mortgage or Deed of Trust

dated October 1, 1941, executed by Central Illinois Public Service Company to Continental Illinois National Bank and Trust Company of Chicago

and Edmond B. Stofft, as trustees)

(Providing for First Mortgage Bonds, 2009 Credit Agreement Series)

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Central Illinois Public Service Company, c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

This Supplemental Indenture, dated as of June 15, 2009, made and entered into by and between CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, a corporation organized and existing under the laws of the State of Illinois (hereinafter commonly referred to as the “Company”), and U.S. BANK NATIONAL ASSOCIATION (formerly U.S. Bank Trust National Association, formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago), a national banking association having its office or place of business in the City of Chicago, Cook County, State of Illinois (hereinafter commonly referred to as the “Trustee”), and Richard Prokosch (successor Co-Trustee), of the City of Oakdale, Washington County, State of Minnesota, as Trustees under the Indenture of Mortgage or Deed of Trust dated October 1, 1941, heretofore executed and delivered by the Company to Continental Illinois National Bank and Trust Company of Chicago and Edmond B. Stofft, as Trustees, as amended by the Supplemental Indentures dated, respectively, September 1, 1947, January 1, 1949, February 1, 1952, September 1, 1952, June 1, 1954, February 1, 1958, January 1, 1959, May 1, 1963, May 1, 1964, June 1, 1965, May 1, 1967, April 1, 1970, April 1, 1971, September 1, 1971, May 1, 1972, December 1, 1973, March 1, 1974, April 1, 1975, October 1, 1976, November 1, 1976, October 1, 1978, August 1, 1979, February 1, 1980, February 1, 1986, May 15, 1992, July 1, 1992, September 15, 1992, April 1, 1993, June 1, 1995, March 15, 1997, June 1, 1997, December 1, 1998, June 1, 2001, October 1, 2004, June 1, 2006, August 1, 2006 and March 1, 2007 heretofore executed and delivered by the Company to the Trustees under said Indenture of Mortgage or Deed of Trust dated October 1, 1941; said Indenture of Mortgage or Deed of Trust dated October 1, 1941, as amended by said Supplemental Indentures, being hereinafter sometimes referred to as the “Indenture”; and said U.S. Bank National Association and Richard Prokosch (successor Co-Trustee) as such Trustees, being hereinafter sometimes referred to as the “Trustees” or the “Trustees under the Indenture”;

WITNESSETH:

WHEREAS, the Company has entered into a 2009 Credit Agreement (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Ameren Corporation, the Company, Central Illinois Light Company and Illinois Power Company, as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent (in such capacity, the “Agent”) for the Lenders, providing for the making of certain financial accommodations thereunder to the Company, and pursuant to such Credit Agreement, the Company has agreed to issue to the Agent, as evidence of and security for the Obligations (as such term is defined in the Credit Agreement) of the Company (the “Company Obligations”), a new series of bonds under the Indenture; and

WHEREAS, for such purposes, the Company has determined, by resolutions duly adopted by its Board of Directors, to issue bonds of an additional series under and to be secured by the Indenture, as hereby amended, to be known and designated as First Mortgage Bonds, 2009 Credit Agreement Series (hereinafter sometimes referred to as the “bonds of 2009 Credit Agreement Series” or the “bonds of said Series”), and the bonds of said Series shall be authorized, authenticated and issued only as registered bonds without coupons, and to execute and deliver this supplemental indenture, pursuant to the provisions of Article I, as amended,

2

Section 6 of Article II and Article XVI of the Indenture, for the purpose of (1) creating and authorizing not to exceed $135,000,000 aggregate principal amount of bonds of 2009 Credit Agreement Series and setting forth the form, terms, provisions and characteristics thereof, and (2) modifying or amending certain provisions of the Indenture in the particulars and to the extent hereinafter specifically provided; and

WHEREAS, the bonds of 2009 Credit Agreement Series shall be issued to the Agent as evidence of and security for the Company Obligations under the Credit Agreement; and

WHEREAS, the execution and delivery by the Company of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and the Company has requested, and hereby requests, the Trustees to enter into and join with the Company in the execution and delivery of this supplemental indenture; and

WHEREAS, the bonds of 2009 Credit Agreement Series are to be authorized, authenticated and issued only in the form of registered bonds without coupons, and the bonds of 2009 Credit Agreement Series and the certificate of the Trustee thereon shall be substantially in the following form, to wit:

[FORM OF BOND]

No. _______	$	__________

Illinois Commerce Commission

Identification No.: Ill. C.C. No. ____

Notwithstanding any provisions hereof or in the Indenture

this Bond is not assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement hereinafter referred to.

Central Illinois Public Service Company

First Mortgage Bond, 2009 Credit Agreement Series

REGISTERED OWNER: JPMorgan Chase Bank, N.A.,

PRINCIPAL AMOUNT                                                                       DOLLARS

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, an Illinois corporation (hereinafter referred to as the “Company”), for value received, hereby promises to pay to the Registered Owner specified above, as administrative agent (in such capacity, the “Agent”) for the Lenders (as defined below) under the 2009 Credit Agreement by and among Ameren Corporation, the Company, Central Illinois Light Company and Illinois Power Company, as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent (as amended or otherwise modified from time to time, the “Credit Agreement”), or registered assigns, the Principal Amount specified above or such lesser principal amount as shall be equal to the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company outstanding on the Commitment Termination Date (having at any time the meaning such term

3

has at such time under the Credit Agreement) of the Company, but not in excess of the Principal Amount of this bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Commitment Termination Date or in the event of redemption of this bond, until the redemption date.

Interest on this bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding the date of this bond. If the Commitment Termination Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable with respect to the Commitment Termination Date will be paid on the next succeeding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Supplemental Indenture dated as of June 15, 2009, hereinafter referred to, be paid to the person in whose name this bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Commitment Termination Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest (“Defaulted Interest”), the Defaulted Interest shall be paid to the person in whose name this bond is registered on the Record Date to be established by the Trustee for payment of such Defaulted Interest. As used herein, (i) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (ii) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (iii) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (iv) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

Both the principal of and the interest on this bond shall be payable in immediately available funds at the office or agency of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by the indenture of mortgage or deed of trust dated October 1, 1941, executed and delivered by the Company to U.S. Bank National Association (formerly U.S. Bank Trust National Association, formerly First Trust National Association, formerly First Trust of Illinois, National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, formerly Continental Bank, National Association and formerly Continental Illinois National Bank and Trust Company of Chicago and hereinafter referred to as the “Trustee”) and Edmond B. Stofft, as Trustees, and the various indentures supplemental thereto, including the Supplemental Indenture pursuant to which $135,000,000 in aggregate principal amount of the First Mortgage Bonds, 2009 Credit Agreement Series (the “2009 Credit Agreement Series Bonds”) are authorized, each executed and delivered by the Company to the Trustees under said indenture of mortgage or deed of trust dated October 1, 1941, prior to the authentication of this bond (said indenture of mortgage or deed of trust and said supplemental indentures being hereinafter referred to, collectively, as the “Indenture”); and said U.S. Bank National Association and Richard Prokosch, of the City of Oakdale, Washington County, State of Minnesota (successor Co-Trustee), being now the Trustees under the Indenture. Reference to

4

the Indenture and to all supplemental indentures, if any, hereafter executed pursuant to the Indenture is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders and Registered Owners of said bonds and of the Trustees and of the Company in respect of such security. By the terms of the Indenture the bonds to be secured thereby are issuable in series, which may vary as to date, amount, date of maturity, rate of interest, redemption provisions, medium of payment and in other respects as in the Indenture provided.

The 2009 Credit Agreement Series Bonds are to be issued and delivered to the Agent in order to evidence and secure the obligations of the Company under the Credit Agreement to make payments to the Lenders under the Credit Agreement and to provide the Lenders the benefit of the lien of the Indenture with respect to the 2009 Credit Agreement Series Bonds.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2009 Credit Agreement Series Bonds except on the Commitment Termination Date of the Company or upon redemption hereof. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2009 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2009 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2009 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on the 2009 Credit Agreement Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on the 2009 Credit Agreement Series Bonds shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the 2009 Credit Agreement Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal of or interest on the 2009 Credit Agreement Series Bonds has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (iii) the amount of the arrearage.

5

This bond is not redeemable except upon written demand of the Agent following the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, as provided under the Credit Agreement.

In case of certain events of default specified in the Indenture, the principal of this bond may be declared or may become due and payable in the manner and with the effect provided in the Indenture. No recourse shall be had for the payment of the principal of or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture or any indenture supplemental thereto, to or against any incorporator, stockholder, officer or director, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment, penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by the Registered Owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

This bond shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. This bond is exchangeable by the Registered Owner hereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of this bond and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange heretofore; provided, that the Company shall not be required to exchange any bonds of 2009 Credit Agreement Series for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

The Agent shall surrender this bond to the Trustee when each of the Borrower Sublimit and the Borrower Credit Exposure have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the Trustee’s Certificate endorsed hereon.

6

IN WITNESS WHEREOF, Central Illinois Public Service Company has caused this bond to be executed in its name by the manual or facsimile signature of its President or one of its Vice-Presidents, and its corporate seal or a facsimile thereof to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

By
President

Attest:

By
Secretary

This bond is one of the bonds of the series designated therein, described in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Authorized Officer

[END OF FORM OF BOND]

NOW, THEREFORE, in consideration of the premises and of the sum of One Dollar ($1.00) duly paid by the Trustees to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of further securing the due and punctual payment of the principal of and interest on all bonds which have been heretofore or shall be hereafter issued under the Indenture and indentures supplemental thereto and which shall be at any time outstanding thereunder and secured thereby and $135,000,000 aggregate principal amount of the bonds of 2009 Credit Agreement Series, and for the purpose of securing the faithful performance and observance of all the covenants and conditions set forth in the Indenture and/or in any indenture supplemental thereto, the Company has given, granted, bargained, sold, transferred, assigned, pledged, mortgaged, warranted the title to and conveyed, and by these presents does give, grant, bargain, sell, transfer, assign, pledge, mortgage, warrant the title to and convey unto U.S. Bank National Association and Richard Prokosch, of the City of Oakdale, Washington County, State of Minnesota (successor Co-Trustee), as Trustees under the Indenture as therein provided, and their successors in the trusts thereby created, and to their assigns, all the right, title and interest of the Company in and to any and all premises, plants, property, leases

7

and leaseholds, franchises, permits, rights and powers, of every kind and description, real and personal, which have been acquired by the Company through construction, purchase, consolidation or merger, or otherwise, subsequent to January 1, 2006, and which are owned by the Company at the date of the execution hereof, together with the rents, issues, products and profits therefrom, excepting, however, and there is hereby expressly reserved and excluded from the lien and effect of the Indenture and of this supplemental indenture, all right, title and interest of the Company, now owned, in and to (a) all cash, bonds, shares of stock, obligations and other securities not deposited with the Trustee or Trustees under the Indenture, and (b) all accounts and bills receivable, judgments (other than for the recovery of real property or establishing a lien or charge thereon or right therein) and chooses in action not specifically assigned to and pledged with the Trustee or Trustees under the Indenture, and (c) all personal property acquired or manufactured by the Company for sale, lease, rental or consumption in the ordinary course of business, and (d) the last day of each of the demised terms created by any lease of property leased to the Company and under each and every renewal of any such lease, the last day of each and every such demised term being hereby expressly reserved to and by the Company, and (e) all gas, oil and other minerals now or hereafter existing upon, within or under any real estate of the Company subject to, or hereby subjected to, the lien of the Indenture.

And upon the considerations and for the purposes aforesaid, and in order to provide, pursuant to the terms of the Indenture, for the issuance under the Indenture, as hereby amended, of bonds of 2009 Credit Agreement Series and to fix the terms, provisions and characteristics of the bonds of 2009 Credit Agreement Series, and to modify or amend the Indenture in the particulars and to the extent hereinafter in this supplemental indenture specifically provided, the Company hereby covenants and agrees with the Trustees as follows:

A series of bonds issuable under the Indenture, as hereby amended, to be known and designated as “First Mortgage Bonds, 2009 Credit Agreement Series” and which shall be executed, authenticated and issued only in the form of registered bonds without coupons, is hereby created and authorized. The bonds of 2009 Credit Agreement Series and the Trustee’s Certificate to be endorsed thereon shall be substantially in the form thereof hereinbefore recited (the “Bond Form”). Each bond of 2009 Credit Agreement Series is to be issued and registered in the name of the Agent under the Credit Agreement to evidence and secure any and all Obligations (as such term is defined in the Credit Agreement) of the Company (the “Company Obligations”) under the Credit Agreement. Each bond of 2009 Credit Agreement Series shall be dated as of the Interest Payment Date (as defined below) thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the date of original issuance.

The bonds of 2009 Credit Agreement Series shall be issued in the aggregate principal amount of $135,000,000 and shall mature on the Commitment Termination Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company. The principal amount of bonds of 2009 Credit Agreement Series outstanding from time to time shall always be equal to $135,000,000 or such less principal amount as shall be equal to the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company on the Commitment Termination Date, but not in excess of $135,000,000

8

The bonds of 2009 Credit Agreement Series shall bear interest from their date as set forth in the Bond Form. Interest on the bonds of 2009 Credit Agreement Series shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding the date of the bonds of 2009 Credit Agreement Series. If the Commitment Termination Date falls on a day which is not a Business Day, as defined below, principal and any interest and/or fees payable by the Company with respect to the Commitment Termination Date will be paid on the next succeeding Business Day.

Both the principal of and the interest on the bonds of 2009 Credit Agreement Series shall be payable at the times and in the manner set forth in the form of bond set out herein and in immediately available funds at the office or agency of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

Anything contained in Section 14 of Article I of the Indenture, or elsewhere in the Indenture, to the contrary notwithstanding, only the person in whose name bonds of 2009 Credit Agreement Series are registered (the “Registered Owner”) at the close of business on the Record Date (as defined below) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such bonds upon any transfer or exchange subsequent to the Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names outstanding bonds of 2009 Credit Agreement Series are registered on the Record Date to be established by the Trustee for payment of such defaulted interest.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2009 Credit Agreement Series Bonds except on the Commitment Termination Date of the Company or upon redemption as provided in this Supplemental Indenture. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure of the Company shall result in the principal of the 2009 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2009 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2009 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on the bonds of 2009 Credit Agreement Series shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on

9

the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on the bonds of 2009 Credit Agreement Series shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the bonds of 2009 Credit Agreement Series, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (a) that timely payment of principal of or interest on the bonds of 2009 Credit Agreement Series has not been made, (b) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (c) the amount of the arrearage.

As used herein, (a) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (b) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (c) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (d) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

Except as set forth herein, the bonds of 2009 Credit Agreement Series are not redeemable. Upon the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, the bonds of 2009 Credit Agreement Series shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Credit Agreement both a Default by the Company and a declaration of acceleration of the Company Obligations and demanding redemption of the bonds of 2009 Credit Agreement Series (including a description of the amount of principal, interest, fees, cash collateralization obligations and other amounts which comprise such Company Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture and any other notice required under the Indenture, including notice to be given by the Company, shall be deemed satisfied by the notice given by the Agent as aforesaid. Upon surrender of the bonds of 2009 Credit Agreement Series by the Agent to the Trustee, the bonds of 2009 Credit Agreement Series shall be redeemed at a redemption price equal to the aggregate amount of the Company Obligations.

The bonds of 2009 Credit Agreement Series shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. The bonds of 2009 Credit Agreement Series are exchangeable by the Registered Owner thereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of said bonds and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange theretofore; provided, that the Company shall not be required to exchange any bonds of 2009 Credit Agreement Series for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

10

The bonds of 2009 Credit Agreement Series shall, from time to time, be executed on behalf of the Company and sealed with the corporate seal of the Company, all in the manner provided or permitted by Section 6 of Article I of the Indenture, as follows:

bonds of 2009 Credit Agreement Series executed on behalf of the Company by its President or a Vice-President and/or by its Secretary or an Assistant Secretary may be so executed by the facsimile signature of such President or Vice-President and/or of such Secretary or Assistant Secretary, as the case may be, of the Company, or of any person or persons who shall have been such officer or officers, as the case may be, of the Company on or subsequent to the date of this supplemental indenture, notwithstanding that he or they may have ceased to be such officer or officers of the Company at the time of the actual execution, authentication, issue or delivery of any of such bonds, and any such facsimile signature or signatures of any such officer or officers on any such bonds shall constitute execution of such bonds on behalf of the Company by such officer or officers of the Company for the purposes of the Indenture, as hereby amended, and shall be valid and effective for all purposes, provided that all bonds shall always be executed on behalf of the Company by the signature, manual or facsimile, of its President or a Vice-President and of its Secretary or an Assistant Secretary, and provided, further, that none of such bonds shall be executed on behalf of the Company by the same officer or person acting in more than one capacity; and

such corporate seal of the Company may be a facsimile, and any bonds of 2009 Credit Agreement Series on which such facsimile seal shall be affixed, impressed, imprinted or reproduced shall be deemed to be sealed with the corporate seal of the Company for the purposes of the Indenture, as hereby amended, and such facsimile seal shall be valid and effective for all purposes.

As provided in Section 8.4 of the Credit Agreement, the Agent shall surrender the bonds of 2009 Credit Agreement Series to the Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

Sections 10 and 16 of Article III of the Indenture are, and each of them is, hereby amended by striking out the words “Series 1997-2, Senior Notes Series AA-1, Senior Notes Series AA-2, Senior Notes Series BB, Environmental Improvement Series 2004, Senior Notes Series CC, 2006 Credit Agreement Series and 2007 Credit Agreement Series” wherever the same occur in each of said sections, and by inserting, in lieu thereof, the words “Series 1997-2, Senior Notes Series AA-2, Senior Notes Series BB, Senior Notes Series CCs and 2009 Credit Agreement Series” and the Company hereby covenants and agrees to observe and comply with the provisions of said sections as hereby amended.

11

The provisions of this supplemental indenture shall become and be effective from and after the execution hereof, and the Indenture, as hereby amended, shall remain in full force and effect.

Each reference in the Indenture, or in this supplemental indenture, to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as hereby amended, except where the context otherwise indicates.

All the covenants, provisions, stipulations and agreements in this supplemental indenture contained are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and Registered Owners from time to time of the bonds of 2009 Credit Agreement Series and of the coupons issued and outstanding from time to time under and secured by the Indenture, as hereby amended, and the Agent, for the benefit of the Lenders under the Credit Agreement.

This supplemental indenture has been executed in a number of identical counterparts, each of which so executed shall be deemed to be an original.

12

At the time of the execution of this supplemental indenture, the aggregate principal amount of all indebtedness of the Company outstanding, or to be presently outstanding, under and secured by the Indenture, as hereby amended and supplemented, is $446,500,000, evidenced by First Mortgage Bonds of the series listed below, issued by the Company under said Indenture and now outstanding or to be presently issued by it under said Indenture, as follows:

Series	Interest Rate (%)	Maturity Date	Principal Amount ($)
1997-2	7.61	June 1, 2017	40,000,000
Senior Notes AA-2	6.125%	December 15, 2028	60,000,000
Senior Notes BB	6.625%	June 15, 2011	150,000,000
Senior Notes CC	6.70%	June 15, 2036	61,500,000
2009 Credit Agreement	*	*	135,000,000

		Total	446,500,000

*	As determined in accordance with the Credit Agreement.

The Company acknowledges and intends that all advances made to it by the Lenders under the Credit Agreement, including future advances whenever hereafter made, shall be a lien from the time this Supplemental Indenture is recorded, as provided in Section 15-1302(b)(1) of the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 15-1101, et seq. The amount of the bonds of the 2009 Credit Agreement Series which comprises the principal amount then outstanding of the Obligations under the Credit Agreement constitutes revolving credit indebtedness secured by a mortgage on real property, pursuant to the terms and conditions of 205 ILCS 5/5d from the date of this Supplemental Indenture.

13

In WITNESS WHEREOF, said Central Illinois Public Service Company has caused this instrument to be executed in its corporate name by its President or a Vice President and its corporate seal or a facsimile thereof to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said U.S. Bank National Association, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has caused this instrument to be executed in its corporate name by one of its Vice Presidents and to be attested by one of its Assistant Vice Presidents, and said Richard Prokosch, for the purpose of entering into and joining with the Company in the execution of this supplemental indenture, has signed this instrument; all as of the day and year first above written.

Central Illinois Public Service Company

By
Name:	Jerre E. Birdsong
Title:	Vice President and Treasurer

(Corporate Seal) Attest:

By:
Name:	G. L. Waters
Title:	Assistant Secretary

U.S. Bank National Association

By:
Name:	Richard Prokosch
Title:	Vice President

Attest:

By:
Name:	Darlene Garsteig
Title:	Assistant Vice President

By:
Richard Prokosch

State of Missouri	)
) SS
City of St. Louis	)

I, Debby Anzalone, a Notary Public, do hereby certify that Jerre E. Birdsong, Vice President and Treasurer of Central Illinois Public Service Company, a corporation organized and existing under the laws of the State of Illinois, and G. L. Waters, Assistant Secretary of said corporation, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said corporation, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

Given under my hand and official seal this ___ day of June, 2009, in the City and State aforesaid.

Debby Anzalone Notary Public

(Notarial Seal)

My commission expires May 4, 2010

State of Minnesota	)
) SS
County of Ramsey	)

I, Denise R. Landeen, a Notary Public in and for Ramsey County in the State aforesaid, do hereby certify that:

(a) Richard Prokosch, a Vice President of U.S. Bank National Association, a national banking association, and Darlene Garsteig, an Assistant Vice President of said association, who are both personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such officers, respectively, of said association, and who are both personally known to me to be such officers, appeared before me this day in person and severally acknowledged that they signed, sealed and delivered said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said association, for the uses and purposes therein set forth; and

(b) Richard Prokosch, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered said instrument as his free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and official seal this ___ day of June, 2009.

Denise R. Landeen Notary Public

(Notarial Seal)

My Commission expires January 31, 2012

EXHIBIT K-3

WHEN RECORDED MAIL TO:

Illinois Power Company

Craig W. Stensland

One Ameren Plaza (MC 1310)

1901 Chouteau Avenue

St. Louis, Missouri 63103

ILLINOIS POWER COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

formerly

BNY Midwest Trust Company, As Successor Trustee To Harris Trust And Savings Bank

SUPPLEMENTAL INDENTURE

DATED AS OF JUNE 15, 2009

TO

GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

DATED AS OF NOVEMBER 1, 1992

This instrument was prepared by Steven R. Sullivan, Senior Vice President, General Counsel and Secretary of Illinois Power Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

SUPPLEMENTAL INDENTURE dated as of June 15, 2009 (“Supplemental Indenture”), made by and between ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking corporation, formerly BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, as successor trustee to Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois (the “Trustee”), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 as from time to time amended and supplemented (the “Indenture”), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the “Bonds”); and

WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by supplemental indentures thereto bearing the following dates, respectively, the Mortgage Bonds of the series issued thereunder and respectively identified opposite such dates:

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED

February 15, 1993	8% Series due 2023 (redeemed)	Bonds of the 2023 Series

March 15, 1993	6 1/8% Series due 2000 (paid at maturity)	Bonds of the 2000 Series

March 15, 1993	6 3/4% Series due 2005 (paid at maturity)	Bonds of the 2005 Series

July 15, 1993	7 1/2% Series due 2025 (redeemed)	Bonds of the 2025 Series

August 1, 1993	6 1/2% Series due 2003 (paid at maturity)	Bonds of the 2003 Series

October 15, 1993	5 5/8% Series due 2000 (paid at maturity)	Bonds of the Second 2000 Series

November 1, 1993	Pollution Control Series M (redeemed)	Bonds of the Pollution Control Series M

November 1, 1993	Pollution Control Series N (redeemed)	Bonds of the Pollution Control Series N

November 1, 1993	Pollution Control Series O (redeemed)	Bonds of the Pollution Control Series O

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED

April 1, 1997	Pollution Control Series P	Bonds of the Pollution Control Series P

April 1, 1997	Pollution Control Series Q	Bonds of the Pollution Control Series Q

April 1, 1997	Pollution Control Series R	Bonds of the Pollution Control Series R

March 1, 1998	Pollution Control Series S	Bonds of the Pollution Control Series S

March 1, 1998	Pollution Control Series T	Bonds of the Pollution Control Series T

July 15, 1998	6 1/4% Series due 2002 (paid at maturity)	Bonds of the 2002 Series

September 15, 1998	6% Series due 2003 (paid at maturity)	Bonds of the Second 2003 Series

June 15, 1999	7.50% Series due 2009	Bonds of the 2009 Series

July 15, 1999	Pollution Control Series U	Bonds of the Pollution Control Series U

July 15, 1999	Pollution Control Series V (redeemed)	Bonds of the Pollution Control Series V

May 1, 2001	Pollution Control Series W	Bonds of the Pollution Control Series W

May 1, 2001	Pollution Control Series X	Bonds of the Pollution Control Series X

July 1, 2002	10 5/8% Series due 2007 (not issued)	Bonds of the 2007 Series

July 1, 2002	10 5/8% Series due 2012 (not issued)	Bonds of the 2012 Series

December 15, 2002	11.50% Series due 2010	Bonds of the 2010 Series

June 1, 2006	Mortgage Bonds, Senior Notes Series AA	Bonds of Series AA

August 1, 2006	Mortgage Bonds, 2006 Credit Agreement Series Bonds (redeemed)	2006 Credit Agreement Series Bonds

March 1, 2007	Mortgage Bonds, 2007 Credit Agreement Series Bonds (redeemed)	2007 Credit Agreement Series Bonds

November 15, 2007	Mortgage Bonds, Senior Notes Series BB	Bonds of Series BB

April 1, 2008	Mortgage Bonds, Senior Notes Series CC	Bonds of Series CC

October 1, 2008	Mortgage Bonds, Senior Notes Series DD	Bonds of Series DD

and

WHEREAS, a supplemental indenture with respect to the Bonds of the 2007 Series and the Bonds of the 2012 Series listed above was executed and filed but such Bonds of the 2007 Series and Bonds of the 2012 Series were never issued and a release with respect to such supplemental indenture was subsequently executed and filed; and

WHEREAS, the Company has entered into a 2009 Credit Agreement (as amended or otherwise modified from time to time, the “Credit Agreement”) by and among Ameren Corporation, the Company, Central Illinois Light Company and Central Illinois Public Service Company, as borrowers, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent (in such capacity, the “Agent”) for the Lenders, providing for the making of certain financial accommodations thereunder to the Company, and pursuant to such Credit Agreement, the Company has agreed to issue to the Agent, as evidence of and security for the Obligations (as such term is defined in the Credit Agreement) of the Company (the “Company Obligations”), a new series of Bonds under the Indenture; and

WHEREAS, for such purposes, the Company desires to create a new series of Bonds to be issued under the Indenture to be known as Mortgage Bonds, 2009 Credit Agreement Series (the “2009 Credit Agreement Series Bonds”); and

WHEREAS, the 2009 Credit Agreement Series Bonds shall be issued to the Agent as evidence of and security for the Company Obligations under the Credit Agreement; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE

WITNESSETH:

THAT Illinois Power Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

DESCRIPTION OF 2009 Credit Agreement Series Bonds.

The Company hereby creates a new series of Bonds to be known as “2009 Credit Agreement Series Bonds.” The 2009 Credit Agreement Series Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as amended and supplemented. The 2009 Credit Agreement Series Bonds shall be issued only to and in the name of the Agent under the Credit Agreement to evidence and secure any and all Company Obligations under the Credit Agreement.

The 2009 Credit Agreement Series Bonds shall be dated as of the Interest Payment Date (as defined below) thereof to which interest was paid next preceding the date of issue, unless (a) issued on an Interest Payment Date thereof to which interest was paid, in which event it shall be dated as of such issue date, or (b) issued prior to the occurrence of the first Interest Payment Date thereof to which interest was paid, in which event it shall be dated the date of original issuance.

The 2009 Credit Agreement Series Bonds shall be issued in the aggregate principal amount of $350,000,000 and shall mature on the Commitment Termination Date (having at any time the meaning such term has at such time under the Credit Agreement) applicable to the Company.

The 2009 Credit Agreement Series Bonds shall bear interest from their date as set forth in the form thereof hereinafter recited. Interest on the 2009 Credit Agreement Series Bonds shall be payable on each Interest Payment Date (defined below), commencing on the first Interest Payment Date next succeeding the date of the 2009 Credit Agreement Series Bonds. Payment of principal on the 2009 Credit Agreement Series Bonds shall be due on the

Commitment Termination Date. If the Commitment Termination Date falls on a day which is not a Business Day (as defined below), principal and any interest and/or fees payable by the Company with respect to the Commitment Termination Date will be paid on the next succeeding Business Day.

Both the principal of and the interest on the 2009 Credit Agreement Series Bonds shall be payable at the times and in the manner set forth in the form of bond set out herein and in immediately available funds at the office or agency of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2009 Credit Agreement Series Bonds except on the Commitment Termination Date of the Company or upon redemption as provided in this Supplemental Indenture. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2009 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2009 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2009 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on the 2009 Credit Agreement Series Bonds shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on the 2009 Credit Agreement Series Bonds shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on the 2009 Credit Agreement Series Bonds, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (a) that timely payment of principal of or interest on the 2009 Credit Agreement Series Bonds has not been made, (b) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (c) the amount of the arrearage.

As used herein, (A) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (B) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (C) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (D) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

The 2009 Credit Agreement Series Bonds shall not be assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement. The 2009 Credit Agreement Series Bonds are exchangeable by the Registered Owner thereof, in person or by attorney duly authorized, at the principal office or place of business of the Trustee under the Indenture, upon the surrender and cancellation of said bonds and the payment of any stamp tax or other governmental charge, and upon any such exchange a new registered bond or bonds without coupons, of the same series and maturity and for the same aggregate principal amount, will be issued in exchange theretofore; provided, that the Company shall not be required to exchange any 2009 Credit Agreement Series Bonds for a period of ten (10) days next preceding an Interest Payment Date with respect to such bonds.

As provided in Section 8.4 of the Credit Agreement, the Agent shall surrender the 2009 Credit Agreement Series Bonds to the Trustee for cancellation when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

The 2009 Credit Agreement Series Bonds and the Trustee’s Certificate of Authentication shall be substantially in the following forms respectively:

[FORM OF FACE OF BOND]

ILLINOIS POWER COMPANY

(Incorporated under the laws of the State of Illinois)

Illinois Commerce Commission

Identification No.: Ill. C.C. No. ____

Notwithstanding any provisions hereof or in the Indenture

this Bond is not assignable or transferable except to a successor Agent appointed in accordance with the Credit Agreement hereinafter referred to.

MORTGAGE BONDS, 2009 CREDIT AGREEMENT SERIES

No. ________	$350,000,000

ILLINOIS POWER COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Company”), which term shall include any successor corporation as defined in the Indenture hereinafter referred to, for value received, hereby promises to pay to JPMorgan Chase Bank, N.A., as agent (in such capacity, the “Agent”) for the Lenders (as defined below) under the 2009 Credit Agreement by and among Ameren Corporation, the Company, Central Illinois Light Company and Central Illinois Public Service Company, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as agent (as amended or otherwise modified from time to time, the “Credit Agreement”), or registered assigns, the principal sum of $350,000,000 or such lesser principal amount as shall be equal to the amount of the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company outstanding on the Commitment Termination Date (having at any time the meaning such term has at such time under the Credit Agreement) of the Company, but not in excess of the principal amount of this Bond, and to pay interest thereon at the Interest Rate (as defined below) until the principal hereof is paid or duly made available for payment on the Commitment Termination Date or in the event of redemption of this Bond, until the redemption date.

Interest on this Bond shall be payable on each Interest Payment Date (as defined below), commencing on the first Interest Payment Date next succeeding the date of this Bond. If the Commitment Termination Date falls on a day which is not a Business Day (as defined below), principal and any interest and/or fees payable with respect to the Commitment Termination Date will be paid on the next succeeding Business Day. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Supplemental Indenture dated as of June 15, 2009, hereinafter referred to, be paid to the person in whose name this Bond (or one or more predecessor bonds) is registered at the close of business on the Record Date (as defined below); provided, however, that interest payable on the Commitment Termination Date will be payable to the person to whom the principal hereof shall be payable. Should the Company default in the payment of interest (“Defaulted Interest”), the Defaulted Interest shall be paid to the person in whose name this Bond is registered on the Record Date to be established by the Trustee for payment of such Defaulted Interest.

As used herein, (i) “Business Day” shall have the meaning assigned thereto in the Credit Agreement; (ii) “Interest Payment Date” shall mean each date on which Company Obligations constituting interest and/or fees are due and payable from time to time pursuant to the Credit Agreement; (iii) “Interest Rate” shall mean a rate of interest per annum, adjusted as necessary, to result in an interest payment equal to the aggregate amount of Company Obligations constituting interest and fees of the Company due under the Credit Agreement on the applicable Interest Payment Date; and (iv) “Record Date” with respect to any Interest Payment Date shall mean the day (whether or not a Business Day) immediately next preceding such Interest Payment Date.

Both the principal of and the interest on this Bond shall be payable in immediately available funds at the office or agency of the Trustee, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

This Bond is to be issued and delivered to the Agent in order to evidence and secure the obligations of the Company under the Credit Agreement to make payments to the Lenders under the Credit Agreement and to provide the Lenders the benefit of the lien of the Indenture with respect to the 2009 Credit Agreement Series Bonds.

The obligation of the Company to make payments with respect to principal under the Credit Agreement shall not give rise to an obligation to pay principal of the 2009 Credit Agreement Series Bonds except on the Commitment Termination Date of the Company or upon redemption hereof. If at any time any permanent reduction of the Borrower Sublimit (as defined in the Credit Agreement) of the Company or the Borrower Credit Exposure (as defined in the Credit Agreement) of the Company shall result in the principal of the 2009 Credit Agreement Series Bonds being greater than the greater of the Borrower Sublimit and the Borrower Credit Exposure, a payment obligation with respect to the principal of the 2009 Credit Agreement Series Bonds in the amount of such excess shall be deemed discharged upon the effectiveness of such permanent reduction. No payment of principal under the Credit Agreement shall reduce the principal amount of the 2009 Credit Agreement Series Bonds to an amount less than the greater of the Borrower Sublimit and the Borrower Credit Exposure.

The obligation of the Company to make payments with respect to the interest on this Bond shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at the time that any such payment shall be due, the then due interest and/or fees of the Company under the Credit Agreement shall have been fully or partially paid. Satisfaction of any obligation to the extent that payment is made with respect to the interest and/or fees of the Company under the Credit Agreement means that if any payment is made on the interest and/or fees of the Company under the Credit Agreement, a corresponding payment obligation with respect to the interest on this Bond shall be deemed discharged in the same amount as such payment made on the interest and/or fees of the Company under the Credit Agreement.

The Trustee may at any time and all times conclusively assume that the obligation of the Company to make payments with respect to the principal of and interest on this Bond, so far as such payments at the time have become due, has been fully satisfied and discharged pursuant to the foregoing paragraphs unless and until the Trustee shall have received a written notice from the Agent stating (i) that timely payment of principal of or interest on this Bond has not been made, (ii) that the Company is in arrears as to the payments required to be made by it to the Agent in connection with the Company Obligations pursuant to the Credit Agreement, and (iii) the amount of the arrearage.

The Agent shall surrender this Bond to the Trustee when each of the Borrower Sublimit and the Borrower Credit Exposure of the Company have been reduced to zero and all fees and other amounts payable by the Company pursuant to the Credit Agreement with respect to the Company Obligations shall have been duly paid.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The Bank of New York Mellon Trust Company, N.A., formerly BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture (the “Trustee”).

The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, Illinois Power Company has caused this Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the aforesaid Indenture, and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in such Indenture on the date hereof.

Dated June [__], 2009

ILLINOIS POWER COMPANY

By:
AUTHORIZED EXECUTIVE OFFICER

ATTEST:

By:
AUTHORIZED EXECUTIVE OFFICER

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and the Supplemental Indenture dated as of June 15, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Formerly, BNY Midwest Trust Company, successor trustee to Harris Trust and Savings Bank,
TRUSTEE,

By:
AUTHORIZED SIGNATORY

[FORM OF REVERSE OF BOND]

This Bond is one of a duly authorized issue of Bonds of the Company (the “Bonds”) in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by the General Mortgage Indenture and Deed of Trust

(the “Indenture”), dated as of November 1, 1992, executed by the Company to The Bank of New York Mellon Trust Company, N.A., formerly BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as the “Mortgage Bonds, 2009 Credit Agreement Series” (the “2009 Credit Agreement Series Bonds”) of the Company, in an aggregate principal amount of $350,000,000 issued under and secured by the Indenture and described in the Supplemental Indenture dated as of June 15, 2009 (the “Supplemental Indenture of June 15, 2009”), between the Company and the Trustee, supplemental to the Indenture.

This 2009 Credit Agreement Series Bond is not redeemable except upon written demand of the Agent following the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, as provided under the Credit Agreement.

In case an Event of Default, as defined in the Indenture, shall occur, the principal of all Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

REDEMPTION.

Except as set forth herein, the 2009 Credit Agreement Series Bonds are not redeemable. Upon the occurrence of a Default by the Company under the Credit Agreement and the acceleration of the Company Obligations, the 2009 Credit Agreement Series Bonds shall be redeemable in whole upon receipt by the Trustee of a written demand from the Agent stating that there has occurred under the Credit Agreement both a Default by the Company and a declaration of acceleration of the Company Obligations and demanding redemption of the 2009 Credit Agreement Series Bonds (including a description of the amount of principal, interest, fees cash collateralization obligations and other amounts which comprise such Company Obligations). The Company waives any right it may have to prior notice of such redemption under the Indenture and any other notice required under the Indenture, including notice to be given by the Company, shall be deemed satisfied by the notice given by the Agent as aforesaid. Upon surrender of the 2009 Credit Agreement Series Bonds by the Agent to the Trustee, the 2009 Credit Agreement Series Bonds shall be redeemed at a redemption price equal to the aggregate amount of the Company Obligations.

ISSUE OF 2009 Credit Agreement Series Bonds.

The Company hereby exercises the right to obtain the authentication of $350,000,000 principal amount of additional Bonds pursuant to the terms of Section 4.04 of the Indenture, all of which shall be 2009 Credit Agreement Series Bonds.

Such 2009 Credit Agreement Series Bonds may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

THE TRUSTEE.

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

MISCELLANEOUS PROVISIONS.

This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

The Company acknowledges and intends that all advances made to it by the Lenders under the Credit Agreement, including future advances whenever hereafter made, shall be a lien from the time this Supplemental Indenture is recorded, as provided in Section 15-1302(b)(1) of the Illinois Mortgage Foreclosure Law (the “Act”), 735 ILCS 15-1101, et seq. The amount of the bonds of the 2009 Credit Agreement Series which comprises the principal amount then outstanding of the Obligations under the Credit Agreement constitutes revolving credit indebtedness secured by a mortgage on real property, pursuant to the terms and conditions of 205 ILCS 5/5d from the date of this Supplemental Indenture.

IN WITNESS WHEREOF, said Illinois Power Company has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said The Bank of New York Mellon Trust Company, N.A., formerly BNY Midwest Trust Company, as successor trustee to Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents and this Supplemental Indenture to be attested by its Secretary or one of its Vice Presidents; all as of the 15th day of June, 2009.

ILLINOIS POWER COMPANY

By:
Name:	Jerre E. Birdsong
Title:	Vice President and Treasurer

ATTEST:

By:
Name:	G. L. Waters
Title:	Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., Formerly, BNY Midwest Trust Company, successor trustee to Harris Trust and Savings Bank,
TRUSTEE

By:
AUTHORIZED SIGNATORY

ATTEST:

By:
Name:	D. G. Donovan
Title:	Vice President

STATE OF MISSOURI	)
) SS.
CITY OF ST. LOUIS	)

BE IT REMEMBERED, that on this ___ day of June, 2009, before me, the undersigned, a Notary Public within and for the City and State aforesaid, personally came Jerre E. Birdsong, Vice President and Treasurer and G. L. Waters, Assistant Secretary, of Illinois Power Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Illinois Power Company for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

By:
NOTARY PUBLIC

My Commission Expires on [4/20/2010].

(NOTARIAL SEAL)

STATE OF ILLINOIS	)
) SS.
COUNTY OF COOK	)

BE IT REMEMBERED, that on this ___ day of June, 2009, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came M. Callahan, Authorized Signatory and _____________, Vice President, of The Bank of New York Mellon Trust Company, N.A., formerly BNY Midwest Trust Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers, and as the free and voluntary act of said The Bank of New York Mellon Trust Company, N.A., for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

By:
NOTARY PUBLIC, COOK COUNTY, ILLINOIS

My Commission Expires on [6/23/10]

(NOTARIAL SEAL)